PROSPECTUS SUPPLEMENT
DATED NOVEMBER 17, 2004 (TO PROSPECTUS DATED JUNE 30, 2004)

                                  $754,866,000

                    [OPTEUM FINANCIAL SERVICES LOGO OMITTED]

                      HOMESTAR MORTGAGE ACCEPTANCE CORP.
                                    COMPANY

                        OPTEUM FINANCIAL SERVICES, LLC
                              SELLER AND SERVICER

                            WELLS FARGO BANK, N.A.
                 MASTER SERVICER AND SECURITIES ADMINISTRATOR

             ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-6

-------------------------------------------------------------------------------
 YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-9 IN THIS
 PROSPECTUS SUPPLEMENT.
-------------------------------------------------------------------------------

THE TRUST

     The trust will consist primarily of a pool of one- to four-family, adjustable-rate and fixed-rate, first and second lien residential mortgage loans. The trust will be represented by sixteen classes of certificates, twelve of which are offered under this prospectus supplement.

CREDIT ENHANCEMENT

   The offered certificates will have credit enhancement in the form of

   o excess interest and overcollateralization;

   o subordination provided to the Class A Certificates by the Class M
     Certificates, and provided to the Class M Certificates by each class of
     Class M Certificates with a lower payment priority; and

   o a certificate guaranty insurance policy issued by Ambac Assurance
     Corporation for the benefit of the Class A-3B Certificates

     In addition, two corridor contracts will be included in the trust fund which will cover some basis risk shortfalls on the offered certificates.

     The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the company from the offering will be approximately 99.82% of the aggregate certificate principal balance of the offered certificates, before deducting expenses. See "Method of Distribution"
in this prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS
UNLAWFUL.

                           BEAR, STEARNS & CO. INC.
                                  UNDERWRITER

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

o        the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o        this prospectus supplement, which describes the specific terms of this series of certificates.

The company's principal offices are located at W. 115 Century Road, Paramus, New
Jersey 07652 and its phone number is (201) 225-2000.

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----

                                       S-2

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE OFFERED
CERTIFICATES AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD
CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF
THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND
THE ACCOMPANYING PROSPECTUS. A GLOSSARY IS INCLUDED AT THE END OF THIS
PROSPECTUS SUPPLEMENT. CAPITALIZED TERMS USED BUT NOT DEFINED IN THE GLOSSARY AT
THE END OF THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS ASSIGNED TO THEM IN THE
GLOSSARY AT THE END OF THE PROSPECTUS.

Title of Series................   Homestar Mortgage Acceptance Corp.,
                                  Asset-Backed Pass-Through Certificates,
                                  Series 2004-6.

Cut-off Date...................   November 1, 2004.

Closing Date...................   November 19, 2004.

Company........................   Homestar Mortgage Acceptance Corp., a wholly
                                  owned subsidiary of Opteum Financial
                                  Services, LLC.

Seller and Servicer............   Opteum Financial Services, LLC.  As of
                                  October 4, 2004, Home Star Mortgage Services,
                                  LLC changed its name to Opteum Financial
                                  Services, LLC.

Master Servicer ...............   Wells Fargo Bank, N.A.

Subservicers...................   Cenlar FSB and Option One Mortgage
                                  Corporation.

Originators....................   Opteum Financial Services, LLC, Finance
                                  America, LLC and SouthStar Funding, LLC, an
                                  affiliate of Opteum Financial Services, LLC.

Securities Administrator.......   Wells Fargo Bank, N.A.

Trustee........................   HSBC Bank USA, National Association.

Certificate Insurer............   Ambac Assurance Corporation.

Distribution Date..............   Distributions on the offered certificates will
                                  be made on the 25th day of each month or, if
                                  the 25th day is not a business day, on the
                                  next business day, beginning in December 2004.

Offered Certificates...........   The classes of offered certificates and their
                                  pass-through rates and certificate principal
                                  balances are set forth in the table below.

                                       S-3

                                                        OFFERED CERTIFICATES
-------------------------------------------------------------------------------------------------------------------------------
                 PASS-THROUGH         INITIAL CERTIFICATE             INITIAL RATING
CLASS                RATE              PRINCIPAL BALANCE               (S&P/MOODY'S)                     DESIGNATION
-------------------------------------------------------------------------------------------------------------------------------

CLASS A CERTIFICATES:
-------------------------------------------------------------------------------------------------------------------------------
A-1             Adjustable Rate        $    272,202,000                    AAA/Aaa                  Senior/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
A-2             Adjustable Rate        $    255,533,000                    AAA/Aaa                  Senior/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
A-3A            Adjustable Rate        $     45,000,000                    AAA/Aaa                  Senior/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
A-3B            Adjustable Rate        $    107,558,000                    AAA/Aaa             Senior/Insured/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
Total Class A Certificates:            $    680,293,000
-------------------------------------------------------------------------------------------------------------------------------
CLASS M CERTIFICATES:
-------------------------------------------------------------------------------------------------------------------------------
M-1             Adjustable Rate        $     15,600,000                     AA+/Aa1                 Mezzanine/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
M-2             Adjustable Rate        $     13,697,000                      AA/Aa2                 Mezzanine/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
M-3             Adjustable Rate        $     15,599,000                       A+/A                  Mezzanine/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
M-4             Adjustable Rate        $      6,848,000                       A/A2                  Mezzanine/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
M-5             Adjustable Rate        $      6,849,000                      A-/A3                  Mezzanine/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
M-6             Adjustable Rate        $      5,707,000                     BBB+/Baa1               Mezzanine/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
M-7             Adjustable Rate        $      5,327,000                     BBB/Baa2                Mezzanine/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
M-8             Adjustable Rate        $      4,946,000                     BBB-/Baa3               Mezzanine/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
Total Class M Certificates:            $     74,573,000
-------------------------------------------------------------------------------------------------------------------------------
Total offered certificates:            $    754,866,000
-------------------------------------------------------------------------------------------------------------------------------

OTHER INFORMATION:

         The pass-through rates on the offered certificates will be equal to the lesser of:

         o   One-month LIBOR plus the related certificate margin, and

         o   the weighted average of the net mortgage rates of the mortgage loans, adjusted to an actual over 360-day rate, minus the rate at which the premium to the certificate insurer is paid multiplied by a fraction, the numerator of which is the certificate principal balance of the Class A-3B Certificates and the denominator of which is the aggregate principal balance of the mortgage loans.

                                 CERTIFICATE MARGIN
                                 ------------------
CLASS                                                  (1)               (2)
------                                                -----             ----
A-1.....................................             0.220%            0.440%

A-2.....................................             0.370%            0.740%

A-3A....................................             0.550%            1.100%

A-3B....................................             0.460%            0.920%

M-1.....................................             0.630%            0.945%

M-2.....................................             0.670%            1.005%

M-3.....................................             1.100%            1.650%

M-4.....................................             1.200%            1.800%

M-5.....................................             1.500%            2.250%

M-6.....................................             1.850%            2.775%

M-7.....................................             1.950%            2.925%

M-8.....................................             3.500%            5.250%

-------------------
(1)  Initially.
(2)  On and after the step-up date as described in this prospectus supplement.

                                       S-4

THE TRUST

The company will establish a trust with respect to the Series 2004-6
Certificates, pursuant to a pooling and servicing agreement dated as of the cut-off date among the company, the master servicer, the securities administrator and the trustee. The trust will consist primarily of the mortgage loans. In addition, the trust will include a certificate guaranty insurance policy issued by the certificate insurer for the benefit of the Class A-3B
Certificates. There are sixteen classes of certificates representing the trust, twelve of which are offered by this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and principal on the offered certificates will be made only from payments received from the trust as described below.

The Class C, Class P, Class R and Class R-X Certificates are the classes of certificates that are not offered by this prospectus supplement. The Class R
Certificates and the Class R-X Certificates are also referred to together in this prospectus supplement as the Residual Certificates.

In addition, either the company will assign to the trust fund or the seller will cause the trust fund to enter into two corridor contracts, which will cover basis risk shortfalls on the offered certificates.

See "Description of the Certificates" in this prospectus supplement.

THE MORTGAGE LOANS

The mortgage loans will initially contain approximately 3,788 conventional, fully- amortizing and balloon payment, one- to four- family, adjustable-rate and fixed-rate mortgage loans secured by first and second liens on residential mortgage properties. The mortgage loans have an aggregate principal balance of approximately $761,026,680 as of the cut-off date.

Approximately 29.75% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, have fixed interest rates and approximately
70.25% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, have adjustable interest rates, in some cases after an initial fixed interest rate period. The mortgage loans in the aggregate have original terms to maturity of not greater than 30 years and the following approximate characteristics as of the cut- off date:

Range of mortgage rates:           3.750% to 12.500%

Weighted average mortgage rate:    6.351%

Weighted average remaining term
to stated maturity:                355 months

Range of current principal
balances:                          $11,980 to $1,350,000

Average current principal
balance:                           $200,905

Range of loan-to-value ratios:     14.94% to 100.00%

Weighted average loan-to-value
ratio:                             80.73%

The fixed rate mortgage loans have the following approximate characteristics as of the cut-off date:

Range of mortgage rates :          4.750% to 12.500%

Weighted average mortgage
rate:                              7.106%

Weighted average remaining
term to stated maturity :          348 months

Range of current principal
balances :                         $11,980 to $999,978

Average current principal
balance:                           $143,123

Range of loan-to-value ratios:     14.94% to 100.00%

Weighted average loan-to-
value ratio:                       79.39%

                                      S-5

The adjustable rate mortgage loans have the following approximate characteristics as of the cut-off date:

Range of mortgage rates:           3.750% to 9.000%

Weighted average mortgage rate:    6.031%

Weighted average remaining term
to stated maturity:                358 months

Range of current principal
balances:                          $40,854 to $1,350,000

Average current principal
balance:                           $242,342

Range of loan-to-value ratios:     23.20% to 100.00%

Weighted average loan-to-value
ratio:                             81.29%

The interest rate on each adjustable rate mortgage loan will adjust on each adjustment date to equal the sum of six-month LIBOR and the related note margin on the mortgage, subject, in most cases, to a maximum and minimum interest rate, as described in this prospectus supplement.

Approximately 0.08%, 1.09%, 0.65%, 0.94%, 0.02% and 52.11% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, are interest only for the first six months, two, three, five, seven and ten years, respectively, after origination. As a result, no principal payments will be received with respect to these mortgage loans during this period except in the case of a principal prepayment.

All of the mortgage loans were underwritten in accordance with non-conforming underwriting standards as described in this prospectus supplement. The mortgage loans may be characterized as "alt-A" or "subprime" mortgage loans.

For additional information regarding the mortgage loans, see "The Mortgage Pool"
in this prospectus supplement.

THE OFFERED CERTIFICATES

Priority of Distributions

On each distribution date, the premium payable under the certificate guaranty insurance policy will be paid to the certificate insurer. In general, on any distribution date, funds available in respect of the mortgage loans for distribution from payments and other amounts received on the mortgage loans will be distributed in the following order:

Interest Distributions

first, to pay current interest and any interest carry forward amount to the
Class A Certificates on a pro rata basis; and

second, to pay current interest on Class M-1, Class M-2, Class M-3, Class M-4,
Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order of priority.

Principal Distributions

to pay principal on the Class A, Class M-1, Class M-2, Class M-3, Class M-4,
Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in the order of priority and in the amounts described in this prospectus supplement.

Net Monthly Excess Cashflow Distributions

to maintain and create overcollateralization on the offered certificates, pay interest carry forward amounts on the Class M Certificates, reimburse realized losses allocated to the Class M Certificates, and to cover basis risk shortfalls on the offered certificates as described in this prospectus supplement.

See "Description of the Certificates" in this prospectus supplement for additional information.

                                      S-6

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered certificates consists of excess spread, overcollateralization, the subordination provided to the more senior classes of certificates by the more subordinate classes of certificates as described under "Description of the
Certificates--Credit Enhancement" in this prospectus supplement and a certificate guaranty insurance policy issued by Ambac Assurance Corporation for the benefit of the Class A-3B Certificates.

CERTIFICATE GUARANTY INSURANCE POLICY. On the closing date, the certificate insurer will issue the certificate guaranty insurance policy in favor of the trustee for the benefit of the Class A-3B Certificates. The certificate guaranty insurance policy will unconditionally and irrevocably guarantee shortfalls in amounts available to pay the interest distribution amount for the Class A- 3B
Certificates on any distribution date, will cover any losses allocated to the
Class A-3B Certificates if not covered by subordination, excess cash flow or overcollateralization and will guarantee the outstanding certificate principal balance of the Class A-3B Certificates on the distribution date in January 2035.
However, the certificate guaranty insurance policy will not provide coverage for some interest shortfalls.

See "Description of the Certificates-- Description of the Certificate Guaranty
Insurance Policy" in this prospectus supplement.

THE CORRIDOR CONTRACTS

The trust fund will include two interest rate corridor contracts. On the closing date, either the seller will assign to the company, and the company will assign to the trustee for the benefit of the offered certificates, its rights under the corridor contracts, or the seller will cause the trustee to enter into the corridor contracts with the corridor contract counterparty. Payments under the corridor contracts will be made pursuant to the formulas described in this prospectus supplement. Amounts paid under the corridor contracts will be available to cover basis risk shortfalls on the offered certificates in the order of priority described in this prospectus supplement. Any amounts received from the corridor contracts not used to cover basis risk shortfalls as described in this prospectus supplement shall be paid to the holder of the Class C
Certificates.

See "Description of the Certificates -- The Corridor Contracts" in this prospectus supplement.

OPTIONAL TERMINATION

At its option, on or after the first distribution date on which the aggregate unpaid principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates. In addition, on or after the first distribution date on which the aggregate unpaid principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the master servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates.

In addition, if the servicer does not exercise its option to purchase the certificates, the certificate margin on the offered certificates will increase as provided in this prospectus supplement.

                                      S-7

See "Pooling and Servicing Agreement-- Termination" and "Glossary--Certificate
Margin" in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

Elections will be made to treat the trust (excluding the reserve fund and the corridor contracts) as comprising multiple real estate mortgage investment conduits for federal income tax purposes.

See "Federal Income Tax Consequences" in this prospectus supplement.

RATINGS

When issued, the offered certificates will receive ratings not lower than those set forth on page S-4 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. The ratings on the Class A-3B Certificates are without regard to the certificate guaranty insurance policy. However, the ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

LEGAL INVESTMENT

The Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

See "Legal Investment" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered certificates.

See "ERISA Considerations" in this prospectus supplement.

                                      S-8

                                  RISK FACTORS

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

THE OFFERED CERTIFICATES MAY HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO
SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR
MARKET VALUE

         There can be no assurance that a secondary market for the offered certificates will develop or, if one does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. There are only a limited number of securitizations which include mortgage loans originated or purchased by the seller. As a result, the secondary market for the offered certificates may be very limited. In addition, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The underwriter is not obligated to make a market in the offered certificates. The offered certificates will not be listed on any securities exchange.

A SUBSTANTIAL MAJORITY OF THE MORTGAGE LOANS WERE UNDERWRITTEN TO NON-CONFORMING
UNDERWRITING STANDARDS, WHICH MAY RESULT IN LOSSES OR SHORTFALLS TO BE INCURRED
ON THE OFFERED CERTIFICATES

         Substantially all of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non- conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or
Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such
Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, these mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or
Freddie Mac underwriting guidelines. In addition, the originators' underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originators' first lien mortgage loan, or at any time thereafter, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originators' loan- to-value ratio determination. Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the offered certificates. The mortgage loans may be characterized as "alt-A" or
"subprime" mortgage loans. See "--Details of Specific Programs of the
Originators" in this prospectus supplement.

         Approximately 4.81% of the mortgage loans, by aggregate principal balance as of the cut-off date, have loan-to-value ratios in excess of 80% but are not covered by any primary insurance policy, including the lender-paid primary insurance policies described in this prospectus supplement. These insurance policies are subject to limitations in the related policy with respect to claims. See "Description of Primary Mortgage Insurance; Hazard Insurance;
Claims Thereunder --Primary Mortgage Insurance Policies" in the prospectus. Any resulting losses, to the extent not covered by credit enhancement, will affect the yields to maturity of the offered certificates.

                                      S-9

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY
RESULT IN INCREASED DELINQUENCIES AND LOSSES WITH RESPECT TO THESE MORTGAGE
LOANS

         Approximately 0.08%, 1.09%, 0.65%, 0.94%, 0.02% and 52.11% of the
mortgage loans, by aggregate outstanding principal balance as of the cut-off date, are interest only for the first six months, two, three, five, seven and ten years, respectively. During this period, the payment made by the related borrower may be less than it would be if the mortgage loan amortized. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a principal prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the initial years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates other than the Class A Certificates.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

SOME OF THE MORTGAGE LOANS ARE SECURED BY SECOND LIENS, WHICH MAY RESULT IN
INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         Approximately 4.56% of the mortgage loans are secured by second liens, rather than first liens. The weighted average combined loan-to-value ratio at origination of such mortgage loans is approximately 95.35%. The related first lien may or may not be included in this mortgage pool. In the case of second liens, there is a possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In that case, the trust, as holder of the junior mortgage, could incur a loss. See "The
Mortgage Pools --The Mortgage Loans" in the prospectus.

SOME OF THE MORTGAGE LOANS PROVIDE FOR BALLOON PAYMENTS AT MATURITY, WHICH MAY
RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO THESE MORTGAGE LOANS

         Approximately 4.42% of the mortgage loans, by aggregate principal balance as of the cut-off date, are balloon loans. These mortgage loans will require a substantial payment of principal (that is, a balloon payment) at their stated maturity in addition to their scheduled monthly payment. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor's ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing general economic conditions and the availability of credit for loans secured by comparable real properties. Any risks associated

                                      S-10

with the balloon loans may affect the yield to maturity of the offered certificates to the extent losses or delays in payment caused by these risks which are not covered by credit enhancement are allocated to, or result in a slower rate of principal payments on, the offered certificates.

THE CREDIT ENHANCEMENT IS LIMITED, AND THE POTENTIAL INADEQUACY OF THE CREDIT
ENHANCEMENT MAY CAUSE LOSSES OR SHORTFALLS TO BE INCURRED ON THE OFFERED
CERTIFICATES

         The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the
Class A Certificates, and to a limited extent, the holders of the Class M
Certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. On the Closing Date, the initial overcollateralization target described in this prospectus supplement will have been met.

         If delinquencies or defaults occur on the mortgage loans, none of the master servicer, the servicer, the subservicers or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in its good faith judgment, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

         If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

         The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the company, the master servicer, the securities administrator, the servicer, the seller, the trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the ratings of the offered certificates. See "Description of Credit Enhancement" in the prospectus.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO CREATE OR
MAINTAIN OVERCOLLATERALIZATION

         The amount of interest generated by the mortgage loans (net of fees and expenses) may be higher than the amount of interest required to be paid to the offered certificates. Any remaining interest will then be used first to absorb losses that occur on the mortgage loans, and then to create and maintain overcollateralization. We cannot assure you, however, that enough excess interest will be available to cover losses or to create or maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

         o   Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

         o   Every time a mortgage loan is liquidated, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest.

         o   If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for

                                      S-11

             any shortfalls in cash available on such date to make required distributions on the offered certificates.

         o   If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

THE DIFFERENCE BETWEEN THE PASS-THROUGH RATES ON THE OFFERED CERTIFICATES AND
THE MORTGAGE LOANS MAY RESULT IN BASIS RISK SHORTFALL WITH RESPECT TO SUCH
OFFERED CERTIFICATES

         The pass-through rates with respect to the offered certificates adjust each month and are based upon the value of an index of One-Month LIBOR, plus the related certificate margin, limited by the weighted average of the net mortgage rates on the mortgage loans. However, the mortgage rates of some of the mortgage loans are fixed rates or are based upon a different index, Six-Month LIBOR, plus the related gross margin, and adjust semi-annually, commencing, in certain cases, after an initial fixed-rate period. One-Month LIBOR and Six-Month LIBOR may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable rate mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Also, because the mortgage rates on the adjustable rate mortgage loans adjust semi-annually, and, in many cases, after an initial fixed-rate period, there will be a delay between the change in Six-Month LIBOR and the mortgage rate on the mortgage loan. Thus, it is possible, for example, that
One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or falling or that, even if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise much more rapidly than Six-Month
LIBOR. To the extent that any pass-through rate is limited to the weighted average of the net mortgage rates on the mortgage loans, basis risk shortfalls will occur. See "Description of the Certificates --Allocation of Available
Funds."

         The corridor contracts will be assigned to, or entered into by, the trust fund and the net amounts payable from these contracts will provide some protection against any basis risk shortfalls on the offered certificates.
However, amounts payable under the corridor contracts are based on the parameters described in this prospectus supplement, and, to the extent the actual performance of the mortgage loans differs from the expectations on which these parameters were based, the corridor contracts may provide insufficient funds to cover these shortfalls. In addition, payments from the corridor contracts are subject to a ceiling which may limit the amount of payments from these contracts to cover these shortfalls.

         To the extent that amounts payable under the corridor contracts are insufficient to cover basis risk shortfalls on the offered certificates, net monthly excess cashflow may be used, subject to the priorities described in this prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the pass- through rate on a class of offered certificates is limited to the weighted average of the net mortgage rates on the mortgage loans, there will be little or no net monthly excess cashflow. The certificate guaranty insurance policy will not cover basis risk shortfalls.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY
IN RESPECT OF THE MORTGAGED PROPERTIES AND, IN SOME INSTANCES, LIMIT THE AMOUNT
THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE
MORTGAGE LOANS THAT MIGHT CAUSE LOSSES OR SHORTFALLS TO BE INCURRED ON THE
OFFERED CERTIFICATES

                                      S-12

         Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted
"anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See "Legal Aspects of
Mortgage Loans--Foreclosure on Mortgages and Some Contracts" in the prospectus.

THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A
DECLINE IN REAL ESTATE VALUES AND CHANGES IN THE BORROWERS' FINANCIAL CONDITION,
WHICH MAY CAUSE LOSSES OR SHORTFALLS TO BE INCURRED ON THE OFFERED CERTIFICATES

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. A decline in property values is more likely to result in losses on mortgage loans with high loan-to-value ratios or combined loan-to-value ratios in the case of mortgage loans secured by second liens. Such losses will be allocated to the offered certificates, other than the Class A Certificates, to the extent not covered by credit enhancement.

THE MORTGAGE LOANS ARE CONCENTRATED IN CERTAIN STATES, WHICH MAY RESULT IN
LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, wildfires, eruptions or riots, or by disruptions such as ongoing power outages. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. Approximately 41.04% and 11.94% of the mortgage loans, by aggregate principal balance as of the cut-off date, are secured by property in California and Georgia, respectively. The concentration of the mortgage loans in California and Georgia may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yields to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

                                      S-13

RECENT HURRICANE ACTIVITY IN THE SOUTHEAST COASTAL REGIONS OF THE UNITED STATES
MAY AFFECT THE VALUE OF THE MORTGAGE LOANS, WHICH MAY CAUSE LOSSES OR SHORTFALLS
TO BE INCURRED ON THE OFFERED CERTIFICATES

         Recent hurricane activity which affected the southeastern coastal regions of the United States may have adversely affected mortgaged properties located in those regions. The seller will make a representation and warranty that to the best of the seller's knowledge, as of the date of closing, the physical property subject to any mortgage is free of material damage and is in good repair. In the event that a mortgaged property is materially damaged as of the closing date due to such recent hurricane activity, the seller will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties included in the mortgage pool have been or may be affected by the recent hurricane activity in the southeast United States. In addition, no assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by such recent hurricane activity. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty.

SOME OF THE MORTGAGE LOANS WERE ORIGINATED SIMULTANEOUSLY WITH SECOND LIENS

         With respect to approximately 40.29% of the mortgage loans included in the mortgage pool, by aggregate principal balance as of the cut-off date, at the time of origination of the first lien mortgage loan, the related originator also originated a second lien mortgage loan which may not be included in the trust.
The weighted average loan-to-value ratio at origination of the first lien on such mortgage loans is approximately 78.65% and the weighted average combined loan-to-value ratio at origination of such mortgage loans (including the second lien) is approximately 95.61%. With respect to these mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originators or from any other lender.

THE SELLER HAS LIMITED ASSETS TO REPURCHASE MORTGAGE LOANS FOR BREACHES OF
REPRESENTATIONS AND WARRANTIES

         The seller of the mortgage loans is a privately held limited liability company with limited assets. As a result, in the event of a breach of any representations or warranties, to the extent the seller is unable to cure or substitute for that mortgage loan, the seller may be unable to repurchase the mortgage loan from the trust. In the event the seller is unable to repurchase that mortgage loan, the mortgage loan will remain in the trust with the related defect. Such defect may result in greater losses to the holders of the offered certificates with respect to that mortgage loan, to the extent not covered by credit enhancement. See "The Seller" in this prospectus supplement.

THE SELLER HAS LIMITED HISTORICAL INFORMATION WITH RESPECT TO THE PERFORMANCE OF
THE MORTGAGE LOANS

         There is limited information with respect to the loss and delinquency experience of the mortgage loans included in the mortgage pool. The information with respect to mortgage loans originated or purchased by the seller included in this prospectus supplement is only with respect to those mortgage loans currently being serviced by Cenlar FSB, and includes information for all credit grades of mortgage loans, not just those

                                      S-14

mortgage loans originated or purchased by the seller and included in the trust.
This information is also for a limited time period, and for a small number of mortgage loans. As a result, the loss and delinquency experience of the mortgage loans included in the trust fund may be significantly different than the limited information included in this prospectus supplement.

THE RATE AND TIMING OF PREPAYMENTS WILL AFFECT YOUR YIELD

         Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in accelerated principal payments on the certificates.

         o   If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

         o   If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

         o   The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

         o   Approximately 68.11% of the mortgage loans, by aggregate principal balance as of the cut- off date, require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

         o   The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the seller may purchase mortgage loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this prospectus supplement and the pooling and servicing agreement.
             These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

         o   The overcollateralization provisions, whenever
             overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal
             distributions to holders of the classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

         o   Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

                                      S-15

         See "Yield on the Certificates" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans and the weighted average lives of the offered certificates.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED
LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         To the extent the master servicer, the servicer or a subservicer for a mortgage loan acquires title to any related mortgaged property contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of
Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Environmental
Legislation" in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, will be affected.

SOME ADDITIONAL RISKS ARE ASSOCIATED WITH THE CLASS M CERTIFICATES

         The weighted average lives of, and the yields to maturity on, the Class
M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class
M-8 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of net monthly excess cashflow and overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class or classes of Class M Certificate then outstanding with the lowest payment priority, until reduced to zero. As a result of such reductions, less interest will accrue on such class or classes of Class
M Certificates than would otherwise be the case. Once a realized loss is allocated to a Class M Certificate, no amounts will be distributable with respect to such written down amount; provided, however, the amount of any realized losses allocated to the Class M Certificates may be paid to the holders of the Class M Certificates according to the priorities set forth under
"Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

         In addition, the yield on the Class M Certificates will be sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization, or a class of Class M
Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the
Class M Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

         Also, investors in the Class M Certificates should be aware that on and after the stepdown date, the most subordinate class of Class M Certificates then outstanding may receive more than such class' pro rata

                                      S-16

share of principal for that distribution date. As a result, the certificate principal balance of the most subordinate class or classes of Class M
Certificates may be reduced to zero prior to the more senior class or classes of
Class M Certificates.

         Unless the aggregate certificate principal balance of the Class A
Certificates is reduced to zero, it is not expected that the Class M
Certificates will receive any distributions of principal payments until the later of the distribution date in December 2007 and the first distribution date on which the sum of the aggregate certificate principal balance of the Class M
Certificates and the overcollateralization amount prior to distributions of principal for such distribution date, as a percentage of the aggregate stated
principal balance of the mortgage loans after giving effect to distributions to be made on that distribution date, is twice such percentage as determined as of the cut-off date, and provided further that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class M
Certificates may be longer than would otherwise be the case.

PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS WILL AFFECT YOUR YIELD

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the servicer or any subservicer to collect full amounts of interest on the mortgage loan. This may result in a shortfall in interest collections available for distribution to certificateholders on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the servicer's aggregate servicing fee for the related calendar month. In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the servicer.

         On any distribution date, any shortfalls resulting from the application of the Relief Act and, to the extent not covered by compensating interest paid by the servicer, any prepayment interest shortfalls will be allocated, first, in reduction of amounts otherwise distributable to the holders of the Class C
Certificates, and thereafter, to the accrued certificate interest with respect to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. If these shortfalls are allocated to the offered certificates, the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment. The certificate guaranty insurance policy will not cover any such shortfalls.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE
LOANS

         Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans also are subject to federal laws, including:

         o   the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

                                      S-17

         o   the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the
             Consumer Credit Protection Act, in the extension of credit; and

         o   the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit
             experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement.

         The seller will represent that as of the closing date, with respect to each mortgage loan, all requirements of any federal, state or local law
(including usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or recording and predatory and abusive lending laws) applicable to the origination and servicing of such mortgage loan have been complied with in all material respects. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

THE RATINGS ON THE OFFERED CERTIFICATES ARE NOT A RECOMMENDATION TO BUY, SELL OR
HOLD THE OFFERED CERTIFICATES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH
MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES

         It is a condition to the issuance of the offered certificates that each class of offered certificates be rated no lower than the ratings described on page S-4 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the offered certificates may be adversely affected. See "Ratings" in this prospectus supplement and in the prospectus.

A TRANSFER OF SERVICING MAY RESULT IN INCREASED LOSSES AND DELINQUENCIES ON THE
MORTGAGE LOANS

         The primary servicing of the mortgage loans will be completely transferred by November 23, 2004 to Cenlar and Option One as described herein under "Pooling and Servicing Agreement--The Subservicers." Investors should note, however, that when the servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on the mortgage loans.

                                      S-18

BANKRUPTCY PROCEEDINGS COULD DELAY OR REDUCE DISTRIBUTIONS ON THE OFFERED
CERTIFICATES

         The transfer of the mortgage loans from the seller to the company is intended by the parties to be, and has been documented as, a sale and will be treated as a sale for accounting purposes. If the seller were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or consolidate the mortgage loans with the assets of the seller. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the offered certificates.

THE RECORDING OF MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES

         The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration
Systems, Inc., or MERS, solely as nominee for the seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS(R) System. However, if MERS discontinues the MERS(R) System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the Certificates.

         The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS.
Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

         For additional information regarding MERS and the MERS(R) System, see
"The Mortgage Pool--Mortgage Loan Characteristics" and "Yield on the
Certificates" in this prospectus supplement.

                                      S-19

                                THE MORTGAGE POOL

GENERAL

         The mortgage pool will consist of one- to four-family, adjustable rate and fixed-rate, fully-amortizing and balloon payment residential mortgage loans secured by first and second liens on mortgaged properties. The mortgage loans will have original terms to maturity of not greater than 30 years.

         References to percentages of the mortgage loans unless otherwise noted
are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date.

         The Seller will convey the mortgage loans to the Company on the Closing
Date pursuant to the Mortgage Loan Purchase Agreement. The Company will convey the mortgage loans to the trust on the Closing Date pursuant to the Agreement.
The Seller will make certain representations and warranties with respect to the mortgage loans in the Mortgage Loan Purchase Agreement. These representations and warranties will be assigned by the Company to the Trustee for the benefit of the Certificateholders. As more particularly described in the prospectus, the
Seller will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the mortgage loans, if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of the Certificateholders, without regard to the certificate guaranty insurance policy. See "The Mortgage Pools--Representations by Sellers" in the prospectus.

         The mortgage loans will have been originated or acquired by the
Originators in accordance with the underwriting criteria described in this prospectus supplement. Approximately 59.84% of the mortgage loans were underwritten pursuant to, or in accordance with, the standards of the Seller's
Five Star Series(TM) Program for first lien mortgage loans. Approximately 6.74%
of the mortgage loans were underwritten pursuant to, or in accordance with, the standards of the Seller's Contemporary Series Program. Approximately 16.77% of
the mortgage loans were acquired in a bulk purchase from Finance America and were underwritten pursuant to, or in accordance with, the standards of Finance
America. Approximately 5.40% of the mortgage loans were acquired in a bulk purchase from SouthStar Funding, LLC, an affiliate of Opteum Financial Services,
LLC, and were underwritten pursuant to, or in accordance with, the standards of
SouthStar Funding, LLC. Approximately 4.56% of the mortgage loans were underwritten pursuant to, or in accordance with, the standards of the Seller's
Five Star Series Second Mortgage Lien Program. Approximately 6.68% of the
mortgage loans were acquired in flow or bulk purchases from third parties or were originated in accordance with other programs of the Seller. See "--The
Originators" below.

         Approximately 93.26% of the mortgage loans will be subserviced by
Cenlar and approximately 6.74% of the mortgage loans will be subserviced by
Option One, as described in this prospectus supplement under "Pooling and
Servicing Agreement--The Subservicers."

         All of the mortgage loans have scheduled monthly payments due on the
Due Date. Each fixed rate mortgage loan and each adjustable rate mortgage loan originated pursuant to the Seller's Five Star Series(TM) Program will contain a customary "due-on-sale" clause. Each other adjustable rate mortgage loan may be assumable in accordance with the terms of the related mortgage note.

         The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the Servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS,

                                      S-20

solely as nominee for the Seller and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the Servicer, registered electronically through the MERS(R)
System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to
MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the Servicer, registered electronically through the MERS(R)
System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the
Trustee, and does not have any interest in the mortgage loan. For additional information regarding the recording of mortgages in the name of MERS see "Yield on the Certificates" in this prospectus supplement.

         None of the mortgage loans will be subject to the Home Ownership and
Equity Protection Act of 1994 or classified and/or defined as a "high cost home loan" under any federal, state or local law.

MORTGAGE RATE ADJUSTMENT

         The mortgage rate on all of the adjustable rate mortgage loans will adjust semi-annually commencing after an initial fixed rate period after origination of generally six months, two, three, five, seven and ten years, in each case on each applicable adjustment date to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) an index of Six-Month LIBOR and (ii) the gross margin. In addition, the mortgage rate on each adjustable rate mortgage loan is subject on its first adjustment date following its origination to an initial rate cap and on each adjustment date thereafter to a periodic rate cap. All of the adjustable rate mortgage loans are also subject to maximum and minimum lifetime mortgage rates, except in the case of some of the adjustable rate mortgage loans originated by SouthStar Funding, LLC which are only subject to maximum lifetime mortgage rates. The adjustable rate mortgage loans were generally originated with an initial mortgage rate below the sum of the index at origination and the gross margin. Due to the application of the initial rate caps, periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any adjustable rate mortgage loan, as adjusted on any related adjustment date, may not equal the sum of the index and the gross margin.

         The mortgage rate on all of the adjustable rate mortgage loans adjusts based on an index equal to Six- Month LIBOR. In the event that the index is no longer available, an index that is based on comparable information will be selected by the Servicer, to the extent that it is permissible under the terms of the related mortgage and mortgage note.

         None of the adjustable rate mortgage loans will have reached their first adjustment date as of the Closing Date. The initial mortgage rate may be lower than the rate that would have been produced if the applicable gross margin had been added to the index in effect at origination. Adjustable rate mortgage loans that have not reached their first adjustment date are subject to the initial rate cap on their first adjustment date, and periodic rate caps thereafter.

INDEX ON THE MORTGAGE LOANS

         The index applicable to the determination of the mortgage rate on the adjustable rate mortgage loans is Six-Month LIBOR.

         The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from Fannie Mae. The rates are determined from information that is available as of 11:00 a.m.

                                      S-21

(London time) on the second to last business day of each month. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by
Fannie Mae, or published on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by Fannie Mae).
No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any adjustable rate mortgage loan.

                                 SIX-MONTH LIBOR

MONTH              1997    1998    1999    2000    2001    2002    2003    2004
-----              ----    ----    ----    ----    ----    ----    ----    ----
JANUARY.........   5.71%   5.75%   5.04%   6.23%   5.36%   1.99%   1.35%   1.21%
FEBRUARY........   5.68    5.78    5.17    6.32    4.96    2.06    1.34    1.17
MARCH...........   5.96    5.80    5.08    6.53    4.71    2.33    1.26    1.16
APRIL...........   6.08    5.87    5.08    6.61    4.23    2.10    1.29    1.37
MAY.............   6.01    5.81    5.19    7.06    3.91    2.09    1.22    1.58
JUNE............   5.94    5.87    5.62    7.01    3.83    1.95    1.12    1.94
JULY............   5.83    5.82    5.65    6.88    3.70    1.86    1.15    1.99
AUGUST..........   5.86    5.69    5.90    6.83    3.48    1.82    1.21    1.99
SEPTEMBER.......   5.85    5.36    5.96    6.76    2.53    1.75    1.18    2.17
OCTOBER.........   5.81    5.13    6.13    6.72    2.17    1.62    1.22    2.30
NOVEMBER........   6.04    5.28    6.04    6.68    2.10    1.47    1.25
DECEMBER........   6.01    5.17    6.13    6.20    1.98    1.38    1.22

PREPAYMENT CHARGES

         Approximately 68.11% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments.
Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within six months, one year, two years, three years, five years or some other period as provided in the related mortgage note from the date of origination of the mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan. The amount of the prepayment charge will generally be equal to 6 months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. The Master Servicer, Servicer or Subservicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if done so in compliance with the prepayment charge waiver standards set forth in the applicable agreement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Approximately 50.97% of the mortgage loans have prepayment charges which are "hard" throughout the period for which a prepayment charge applies, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment; provided, however, approximately 11.61% of the mortgage loans have prepayment charges which are "hard" for an initial period of six or twelve months, and then "soft" for the remainder of the period for which a prepayment charge applies, meaning that the borrower has to

                                      S-22

cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third-party. Approximately 5.53% of the mortgage loans have prepayment charges which are "soft" throughout the period(s) for which a prepayment charge applies.

PRIMARY MORTGAGE INSURANCE AND THE LENDER-PAID PMI POLICIES

         Each mortgage loan with a loan-to-value ratio or combined loan-to-value ratio at origination in excess of 80.00% will be insured by either a borrower-paid Primary Insurance Policy issued by a private mortgage insurer or the Lender-Paid PMI Policy, except for (A) 3.15% of the mortgage loans in the mortgage pool, all of which were originated pursuant to the Seller's
Contemporary Series Program, (B) 0.90% of the mortgage loans in the mortgage pool, all of which were originated by Finance America and (C) 4.56% of the mortgage loans in the mortgage pool, all of which were originated pursuant to the Seller's Five Star Second Lien Program.

         Each Primary Insurance Policy will insure against default under each insured mortgage note as follows: (A) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 80.01%
and up to and including 85.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Primary Insurance Policy in an amount ranging from 12.00% to 25.00% of the Allowable Claim, (B) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 85.01% and up to and including 90.00% of the lesser of the
Appraised Value and the sales price, such mortgage loan is covered by a Primary
Insurance Policy in an amount ranging from 12.00% to 35.00% of the Allowable
Claim and (C) for which the outstanding principal balance at origination of such mortgage loan exceeded 90.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Primary Insurance Policy in an amount ranging from 22.00% to 35.00% of the Allowable Claim.

         The Lender-Paid PMI Policies will insure against default with respect to each insured mortgage loan up to an amount equal to the principal amount thereof exceeding 78% of the value of the related mortgaged property at origination of the related mortgage loan.

         Approximately 59.45% of the mortgage loans with loan-to-value ratios at origination in excess of 80.00% are covered by the Lender-Paid PMI Policies. The
Lender-Paid PMI Insured Loans were originated by Finance America. With respect to the Lender-Paid PMI Policies, the premium will be payable by the Servicer or the Subservicer out of interest collections on the mortgage loans at a rate equal to the Lender-Paid PMI Rate. The Lender-Paid PMI Rates range from 0.111%
to 2.288% per annum of the Stated Principal Balance of the related Lender-Paid
PMI Insured Loan and the Lender-Paid PMI Rates on the Lender-Paid PMI Insured
Loans have a weighted average of approximately 0.700% per annum. In addition, one of the mortgage loans, representing approximately 0.08% of the mortgage loans, with loan-to-value ratios at origination in excess of 80.00% is covered by a lender-paid primary mortgage insurance policy issued by United Guaranty
Corporation. The related premium is payable under the related policy at the rate equal to 0.94% per annum. The Lender-Paid PMI Policies and the lender-paid primary mortgage insurance policy issued by United Guaranty Corporation are collectively referred to in this prospectus supplement as the lender-paid primary mortgage insurance policies.

         Each mortgage loan is required to be covered by a standard hazard insurance policy.

                                      S-23

         See "Primary Mortgage Insurance, Hazard Insurance; Claims
Thereunder--Hazard Insurance Policies" in the prospectus.

MORTGAGE LOAN CHARACTERISTICS

         The mortgage pool will initially contain approximately 3,788 mortgage loans and have an aggregate principal balance of approximately $761,026,680 as of the Cut-off Date. None of the mortgage loans had a principal balance at origination of greater than approximately $1,350,000 or less than approximately
$11,985. None of the mortgage loans had a principal balance as of the Cut-off
Date of greater than approximately $1,350,000 or less than approximately
$11,980.

         As of the Cut-off Date, the mortgage loans had mortgage rates ranging from approximately 3.750% per annum to approximately 12.500% per annum. The weighted average remaining term of the mortgage loans will be approximately 355 months as of the Cut-off Date. None of the mortgage loans will have a first Due
Date prior to May 2004 or after January 2005, or will have a remaining term of less than 173 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any mortgage loan is December 2034.

         Approximately 29.75% of the mortgage loans, by aggregate outstanding principal balance as of the Cut-off Date, have fixed interest rates and 70.25%
of the mortgage loans, by aggregate outstanding principal balance as of the
Cut-off Date, have adjustable interest rates, in some cases after an initial fixed interest rate period. 694 mortgage loans, representing approximately 4.42%
of the mortgage pool, by aggregate outstanding principal balance as of the
Cut-off Date, are balloon loans. Substantially all of the balloon loans are fixed rate mortgage loans secured by second liens on the related mortgage property. The amount of the balloon payment on these mortgage loans are substantially in excess of the amount of the scheduled monthly payment on such mortgage loans for the period prior to the Due Date of the balloon payment. The original term to stated maturity for each of such balloon loan as of the Cut-off
Date is 180 months.

         None of the mortgage loans are buydown mortgage loans.

         None of the mortgage loans were 30 days or more delinquent as of the
Cut-off Date. As used in this prospectus supplement, a loan is considered to be
"30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

         Approximately 68.11% of the mortgage loans provide for prepayment charges.

         Approximately 4.82% of the mortgage loans are covered by a borrower-paid Primary Insurance Policy issued by a private mortgage insurer.

         Approximately 13.90% of the mortgage loans are covered by the lender-paid primary mortgage insurance policies.

                                      S-24

         As set forth in the "Credit Scores" tables below related to the mortgage loans, credit scores have been supplied with respect to the mortgagors.
Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan.
Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

         Set forth below is a description of certain additional characteristics of the mortgage loans in the aggregate as of the Cut-off Date, except as otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding. With respect to mortgage loans secured by second liens, the combined loan-to-value ratio is used. For any loan secured by a second lien on the related mortgaged property, the combined loan-to-value ratio is the ratio, expressed as a percentage, of (A) the sum of (1) the original principal balance or the credit limit, as applicable, and (2) the principal balance of any related senior mortgage loan at origination of the loan together with any loan subordinate to it, to (B) the appraised value of the related mortgaged property.

                                      S-25

                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                                                   AGGREGATE
                                                     NUMBER OF        AGGREGATE ORIGINAL           ORIGINAL
ORIGINAL PRINCIPAL BALANCES($)                    MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
------------------------------                    --------------      -----------------        -----------------

Less than or equal to 25,000.00..............          162                $4,028,035                  0.53%
 25,000.01 - 50,000.00.......................          331                11,910,209                  1.56
 50,000.01 - 75,000.00.......................          253                15,845,606                  2.08
 75,000.01 - 100,000.00......................          272                23,948,166                  3.14
100,000.01 - 125,000.00......................          353                39,820,053                  5.23
125,000.01 - 150,000.00......................          351                48,169,182                  6.32
150,000.01 - 175,000.00......................          288                46,790,593                  6.14
175,000.01 - 200,000.00......................          271                50,614,244                  6.65
200,000.01 - 225,000.00......................          218                46,758,424                  6.14
225,000.01 - 250,000.00......................          196                46,682,078                  6.13
250,000.01 - 275,000.00......................          146                38,182,884                  5.01
275,000.01 - 300,000.00......................          174                50,164,838                  6.59
300,000.01 - 333,700.00......................          184                58,549,821                  7.69
333,700.01 - 350,000.00......................           61                20,821,520                  2.73
350,000.01 - 500,000.00......................          360               150,293,763                 19.73
500,000.01 - 1,000,000.00....................          166               106,522,734                 13.99
Greater than 1,000,000.00....................            2                 2,550,000                  0.33
                                                     -----              ------------                ------
   Total.....................................        3,788              $761,652,150                100.00%
                                                     =====              ============                ======

         The average principal balance of the mortgage loans at origination was approximately $201,070.

                                      S-26

                CURRENT PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                      PERCENTAGE OF
                                                                                                       CUT OFF DATE
                                                     NUMBER OF           AGGREGATE UNPAID               AGGREGATE
CURRENT PRINCIPAL BALANCES($)                     MORTGAGE LOANS         PRINCIPAL BALANCE          PRINCIPAL BALANCE
-----------------------------                     --------------         -----------------          -----------------

Less than or equal to 25,000.00..............           162                  $4,023,757                   0.53%
 25,000.01 - 50,000.00.......................           331                  11,895,863                   1.56
 50,000.01 - 75,000.00.......................           253                  15,828,921                   2.08
 75,000.01 - 100,000.00......................           273                  24,025,883                   3.16
100,000.01 - 125,000.00......................           356                  40,186,671                   5.28
125,000.01 - 150,000.00......................           348                  47,772,095                   6.28
150,000.01 - 175,000.00......................           288                  46,773,596                   6.15
175,000.01 - 200,000.00......................           270                  50,393,145                   6.62
200,000.01 - 225,000.00......................           219                  46,935,694                   6.17
225,000.01 - 250,000.00......................           195                  46,411,822                   6.10
250,000.01 - 275,000.00......................           147                  38,424,740                   5.05
275,000.01 - 300,000.00......................           173                  49,847,406                   6.55
300,000.01 - 333,700.00......................           185                  58,848,607                   7.73
333,700.01 - 350,000.00......................            62                  21,167,912                   2.78
350,000.01 - 500,000.00......................           358                 149,495,530                  19.64
500,000.01 - 1,000,000.00....................           166                 106,445,038                  13.99
Greater than 1,000,000.00....................             2                   2,550,000                   0.34
                                                      -----                ------------                 ------
   Total.....................................         3,788                $761,026,680                 100.00%
                                                      =====                ============                 ======

         As of the Cut-off Date, the average current principal balance of the mortgage loans will be approximately $200,905.

                                      S-27

                      MORTGAGE RATES OF THE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
MORTGAGE RATES(%)                             MORTGAGE LOANS          PRINCIPAL BALANCE           PRINCIPAL BALANCE
-----------------                             --------------          -----------------           -----------------

 3.500 -  3.999 ...................                  8                $     2,050,280                     0.27%
 4.000 -  4.499 ...................                 27                      7,602,270                        1
 4.500 -  4.999 ...................                195                     52,426,834                     6.89
 5.000 -  5.499 ...................                273                     74,888,981                     9.84
 5.500 -  5.999 ...................                636                    170,327,887                    22.38
 6.000 -  6.499 ...................                656                    154,011,593                    20.24
 6.500 -  6.999 ...................                665                    145,946,344                    19.18
 7.000 -  7.499 ...................                329                     60,856,805                        8
 7.500 -  7.999 ...................                251                     46,203,840                     6.07
 8.000 -  8.499 ...................                 97                     12,485,777                     1.64
 8.500 -  8.999 ...................                106                      7,683,195                     1.01
 9.000 -  9.499 ...................                 89                      4,592,083                      0.6
 9.500 -  9.999 ...................                140                      6,477,702                     0.85
10.000 -  10.499 ..................                101                      4,604,231                     0.61
10.500 -  10.999 ..................                 76                      4,519,921                     0.59
11.000 -  11.499 ..................                 25                      1,073,158                     0.14
11.500 -  11.999 ..................                 33                      1,719,641                     0.23
12.000 -  12.499 ..................                 48                      2,124,362                     0.28
12.500 -  12.999 ..................                 33                      1,431,777                     0.19
                                                 -----                ---------------                   ------
   Total ..........................              3,788                $   761,026,680                   100.00%
                                                 =====                ===============                   ======

         The weighted average mortgage rate of the mortgage loans was approximately 6.351% per annum.

                                      S-28

                   NEXT ADJUSTMENT DATE OF THE MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                   CUT OFF DATE
                                                NUMBER OF            AGGREGATE UNPAID                AGGREGATE
NEXT ADJUSTMENT DATE                         MORTGAGE LOANS          PRINCIPAL BALANCE           PRINCIPAL BALANCE
--------------------                         --------------          -----------------           -----------------

December 2004 .....................                  1               $      261,600                     0.03%
January 2005 ......................                 11                    3,503,474                     0.46
February 2005 .....................                 10                    3,515,448                     0.46
March 2005 ........................                 77                   19,207,129                     2.52
April 2005 ........................                 74                   15,448,437                     2.03
May 2005 ..........................                  7                    1,750,070                     0.23
June 2006 .........................                  7                    2,014,704                     0.26
July 2006 .........................                 68                   15,663,615                     2.06
August 2006 .......................                257                   58,234,995                     7.65
September 2006 ....................                502                  122,832,725                    16.14
October 2006 ......................                408                  104,811,219                    13.77
November 2006 .....................                 89                   22,108,339                     2.91
May 2007 ..........................                  1                      497,251                     0.07
June 2007 .........................                  2                    1,121,000                     0.15
July 2007 .........................                 20                    5,153,960                     0.68
August 2007 .......................                 22                    5,566,152                     0.73
September 2007 ....................                150                   37,158,083                     4.88
October 2007 ......................                133                   27,435,169                     3.61
November 2007 .....................                 28                    6,587,802                     0.87
December 2007 .....................                  1                      186,950                     0.02
June 2009 .........................                  2                      536,000                     0.07
July 2009 .........................                 22                    5,337,712                     0.70
August 2009 .......................                 41                   11,411,771                     1.50
September 2009 ....................                121                   30,294,621                     3.98
October 2009 ......................                114                   24,037,316                     3.16
November 2009 .....................                 27                    6,048,194                     0.79
September 2011 ....................                  4                    1,284,000                     0.17
October 2011 ......................                  4                    1,323,936                     0.17
September 2014 ....................                  1                      714,000                     0.09
October 2014 ......................                  2                      561,200                     0.07
N/A ...............................              1,582                  226,419,808                    29.75
                                                 -----              ---------------                   ------
   Total: .........................              3,788              $   761,026,680                   100.00%
                                                 =====              ===============                   ======

         As of the Cut-off Date, the weighted average remaining months to the next adjustment date of the adjustable rate mortgage loans will be approximately
28 months.

                                      S-29

                       GROSS MARGIN OF THE MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                   CUT OFF DATE
                                                NUMBER OF            AGGREGATE UNPAID                AGGREGATE
GROSS MARGINS (%)                            MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
-----------------                            --------------         -----------------            -----------------

N/A ..................................          1,582                $226,419,808                     29.75%
1.500  -  1.999 ......................              1                     360,000                      0.05
2.000  -  2.499 ......................            583                 139,160,148                     18.29
2.500  -  2.999 ......................            561                 143,235,527                     18.82
3.000  -  3.499 ......................            353                  89,252,884                     11.73
3.500  -  3.999 ......................             37                   7,494,828                      0.98
4.000  -  4.499 ......................             17                   4,186,332                      0.55
4.500  -  4.999 ......................             17                   4,096,654                      0.54
5.000  -  5.499 ......................            275                  50,891,879                      6.69
5.500  -  5.999 ......................             65                  18,635,239                      2.45
6.000  -  6.499 ......................            202                  56,229,039                      7.39
6.500  -  6.999 ......................             56                  12,725,053                      1.67
7.000  -  7.499 ......................             29                   6,282,187                      0.83
7.500  -  7.999 ......................              9                   1,944,602                      0.26
8.500  -  8.999 ......................              1                     112,500                      0.01
                                                -----                ------------                    ------
          Total ......................          3,788                $761,026,680                    100.00%
                                                =====                ============                    ======

         As of the Cut-off Date, the weighted average Gross Margin of the adjustable rate mortgage loans will be approximately 3.589% per annum.

                                      S-30

                   MAXIMUM MORTGAGE RATE OF THE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
MAXIMUM MORTGAGE RATES (%)                    MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------------                    --------------         -----------------            -----------------

N/A.......................................      1,582                  $226,419,808                   29.75%
 4.500 -   8.499..........................          1                       586,400                    0.08
 8.500 -   8.999..........................          2                       522,000                    0.07
 9.000 -   9.499..........................          2                       919,920                    0.12
 9.500 -   9.999..........................         57                    14,824,903                    1.95
10.000 -  10.499..........................        116                    28,979,201                    3.81
10.500 -  10.999..........................        369                    97,925,994                   12.87
11.000 -  11.499.......................... s       289                    74,312,880                    9.76
11.500 -  11.999..........................        377                   101,776,015                   13.37
12.000 -  12.499..........................        300                    67,312,118                    8.84
12.500 -  12.999..........................        257                    60,990,927                    8.01
13.000 -  13.499..........................        148                    32,029,602                    4.21
13.500 -  13.999..........................        152                    31,793,030                    4.18
14.000 -  14.499..........................         67                    12,227,551                    1.61
14.500 -  14.999..........................         40                     6,055,432                    0.80
15.000 -  15.499..........................         19                     2,740,538                    0.36
15.500 -  15.999..........................          7                       643,961                    0.08
16.500 -  16.999..........................          1                       368,000                    0.05
Greater than 16.999.......................          2                       598,400                    0.08
                                                -----                  ------------                  ------
   Total..................................      3,788                  $761,026,680                  100.00%
                                                =====                  ============                  ======

         As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the adjustable rate mortgage loans will be approximately 11.832% per annum.

                                      S-31

                  MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
MINIMUM MORTGAGE RATES (%)                    MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------------                    --------------         -----------------            -----------------

N/A .....................................          1,582                $226,419,808                    29.75%
0.001 - 1.999 ...........................              1                     360,000                     0.05
2.000 - 2.499 ...........................            583                 139,160,148                    18.29
2.500 - 2.999 ...........................            561                 143,235,527                    18.82
3.000 - 3.499 ...........................            353                  89,252,884                    11.73
3.500 - 3.999 ...........................             37                   7,494,828                     0.98
4.000 - 4.499 ...........................             17                   4,186,332                     0.55
4.500 - 4.999 ...........................             17                   4,096,654                     0.54
5.000 - 5.499 ...........................            275                  50,891,879                     6.69
5.500 - 5.999 ...........................             65                  18,635,239                     2.45
6.000 - 6.499 ...........................            202                  56,229,039                     7.39
6.500 - 6.999 ...........................             56                  12,725,053                     1.67
7.000 - 7.499 ...........................             29                   6,282,187                     0.83
7.500 - 7.999 ...........................              9                   1,944,602                     0.26
8.500 - 8.999 ...........................              1                     112,500                     0.01
                                                   -----                ------------                   ------
   Total ................................          3,788                $761,026,680                   100.00%
                                                   =====                ============                   ======

         As of the Cut-off Date, the weighted average minimum Mortgage Rate of the adjustable rate mortgage loans will be approximately 3.589% per annum.

                     INITIAL RATE CAP OF THE MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                                                     CUT OFF DATE
                                                  NUMBER OF            AGGREGATE UNPAID                AGGREGATE
INITIAL RATE CAP (%)                           MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------                           --------------         -----------------            -----------------

N/A ..................................             1,582                 $226,419,808                    29.75%
1.000 ................................               178                   42,839,960                     5.63
2.000 ................................               241                   42,980,847                     5.65
3.000 ................................             1,453                  368,111,946                    48.37
4.000 ................................                 3                      708,750                     0.09
5.000 ................................               317                   74,663,433                     9.81
6.000 ................................                12                    4,347,536                     0.57
8.750 ................................                 1                      368,000                     0.05
9.000 ................................                 1                      586,400                     0.08
                                                   -----                 ------------                   ------
   Total..............................             3,788                 $761,026,680                   100.00%
                                                   =====                 ============                   ======

                     PERIODIC RATE CAP OF THE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
PERIODIC RATE CAP (%)                         MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
---------------------                         --------------         -----------------            -----------------

N/A ..................................             1,582               $226,419,808                      29.75%
1.000 ................................             2,206                534,606,872                      70.25
                                                   -----               ------------                     ------
   Total .............................             3,788               $761,026,680                     100.00%
                                                   =====               ============                     ======

                                      S-32

              LOAN-TO-VALUE RATIOS OF THE FIRST LIEN MORTGAGE LOANS
       AND COMBINED LOAN-TO-VALUE RATIOS OF THE SECOND LIEN MORTGAGE LOANS

LOAN TO VALUE RATIOS OF THE FIRST LIEN
MORTGAGE LOANS AND COMBINED LOAN-TO-VALUE                                                           PERCENTAGE OF
RATIOS OF THE SECOND LIEN MORTGAGE                  NUMBER OF          AGGREGATE UNPAID        CUT OFF DATE AGGREGATE
LOANS (%)                                         MORTGAGE LOANS       PRINCIPAL BALANCE          PRINCIPAL BALANCE
---------                                         --------------       -----------------          -----------------

 0.01 - 25.00 .........................                   6              $    478,423                    0.06%
25.01 - 30.00 .........................                   8                 1,127,634                    0.15
30.01 - 35.00 .........................                   7                   911,012                    0.12
35.01 - 40.00 .........................                   9                 1,162,934                    0.15
40.01 - 45.00 .........................                  16                 3,405,799                    0.45
45.01 - 50.00 .........................                  17                 4,356,073                    0.57
50.01 - 55.00 .........................                  34                 9,867,957                    1.30
55.01 - 60.00 .........................                  68                20,299,570                    2.67
60.01 - 65.00 .........................                  66                18,104,465                    2.38
65.01 - 70.00 .........................                 140                33,167,938                    4.36
70.01 - 75.00 .........................                 195                43,667,227                    5.74
75.01 - 80.00 .........................               1,682               414,562,494                   54.47
80.01 - 85.00 .........................                  95                20,797,260                    2.73
85.01 - 90.00 .........................                 427                71,335,242                    9.37
90.01 - 95.00 .........................                 523                62,737,138                    8.24
Greater than 95.00.....................                 495                55,045,513                    7.23
                                                      -----              ------------                  ------
   Total ..............................               3,788              $761,026,680                  100.00%
                                                      =====              ============                  ======

         The minimum and maximum loan-to-value ratios, in the case of the first lien mortgage loans, and combined loan-to-value ratios, in the case of the second lien mortgage loans, at origination were approximately 14.94% and
100.00%, respectively, and the weighted average of the loan-to-value ratios, in the case of the first lien mortgage loans, and combined loan-to-value ratios, in the case of the second lien mortgage loans, at origination was approximately
80.73%.

                      OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                                                     CUT OFF DATE
                                                  NUMBER OF            AGGREGATE UNPAID                AGGREGATE
OCCUPANCY (AS INDICATED BY BORROWER)           MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------------           --------------         -----------------            -----------------

Owner Occupied.......................               2,936               $640,142,448                     84.12%
Investor ............................                 728                100,866,412                     13.25
Second Home .........................                 124                 20,017,821                      2.63
                                                    -----               ------------                    ------
   Total ............................               3,788               $761,026,680                    100.00%
                                                    =====               ============                    ======

                                      S-33

                    DOCUMENTATION TYPE OF THE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
DOCUMENTATION TYPE                            MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------                            --------------         -----------------            -----------------

Full Documentation....................               781               $134,372,102                     17.66%
Stated/Limited .......................             2,718                566,621,848                     74.45
No Income/No Asset....................               289                 60,032,730                      7.89
                                                   -----               ------------                    ------
   Total .............................             3,788               $761,026,680                    100.00%
                                                   =====               ============                    ======

         See "--Details of Specific Programs of the Originators" below for a detailed description of the Originators' loan programs and documentation requirements.

                       CREDIT SCORES OF THE MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                   CUT OFF DATE
                                                NUMBER OF            AGGREGATE UNPAID                AGGREGATE
CREDIT SCORE                                 MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------                                 --------------         -----------------            -----------------

576 - 600 ........................                  56                 $ 11,753,540                      1.54%
601 - 625 ........................                 219                   52,279,824                      6.87
626 - 650 ........................                 537                  115,237,092                     15.14
651 - 675 ........................                 825                  158,251,027                     20.79
676 - 700 ........................                 770                  151,183,242                     19.87
701 - 725 ........................                 502                   96,158,204                     12.64
726 - 750 ........................                 410                   84,877,847                     11.15
751 - 775 ........................                 316                   60,841,942                      7.99
776 - 800 ........................                 136                   27,554,207                      3.62
801 - 825 ........................                  17                    2,889,756                      0.38
                                                 -----                 ------------                    ------
   Total .........................               3,788                 $761,026,680                    100.00%
                                                 =====                 ============                    ======

                                      S-34

                      PROPERTY TYPES OF THE MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  CUT OFF DATE
                                               NUMBER OF            AGGREGATE UNPAID                AGGREGATE
PROPERTY TYPE                               MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------                               --------------         -----------------            -----------------

Single-Family ........................          2,261                 $467,418,447                   61.42%
PUD/Low Rise Condo....................          1,028                  185,222,264                   24.34
Two Unit .............................            212                   47,921,805                    6.30
High Rise Condo ......................            175                   32,249,363                    4.24
Three/Four Unit ......................            112                   28,214,801                    3.71
                                                -----                 ------------                  ------
   Total .............................          3,788                 $761,026,680                  100.00%
                                                =====                 ============                  ======

                                      S-35

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                                                 CUT OFF DATE
                                              NUMBER OF            AGGREGATE UNPAID                AGGREGATE
STATE                                      MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
----------------------------------------------------------------------------------------------------------------

Alaska ..............................             1                   $    324,000                    0.04%
Alabama .............................            19                      2,217,227                    0.29
Arkansas ............................             5                        609,228                    0.08
Arizona .............................           117                     16,201,602                    2.13
California ..........................         1,152                    312,328,384                   41.04
Colorado ............................            78                     13,039,722                    1.71
Connecticut .........................            64                     14,715,404                    1.93
District of Columbia.................             2                        395,578                    0.05
Delaware ............................             2                        321,336                    0.04
Florida .............................           303                     49,809,160                    6.54
Georgia .............................           680                     90,903,003                   11.94
Hawaii ..............................            11                      3,887,067                    0.51
Iowa ................................             1                         82,260                    0.01
Idaho ...............................            10                        946,752                    0.12
Illinois ............................            87                     21,244,545                    2.79
Indiana .............................            11                      1,135,410                    0.15
Kansas ..............................             2                        589,377                    0.08
Kentucky ............................             8                        978,689                    0.13
Louisiana ...........................            11                      1,543,002                    0.20
Massachusetts .......................            72                     18,901,651                    2.48
Maryland ............................            28                      5,137,157                    0.68
Maine ...............................             4                        740,607                    0.10
Michigan ............................            55                      8,038,783                    1.06
Minnesota ...........................            28                      4,945,376                    0.65
Missouri ............................            19                      2,966,903                    0.39
Mississippi .........................            22                      1,432,851                    0.19
Montana .............................             2                        199,799                    0.03
North Carolina ......................            49                      6,827,849                    0.90
New Hampshire .......................             8                      1,864,326                    0.24
New Jersey ..........................           254                     56,655,042                    7.44
New Mexico ..........................             4                        528,620                    0.07
Nevada ..............................            80                     15,591,998                    2.05
New York ............................           127                     37,221,536                    4.89
Ohio ................................            59                      6,719,461                    0.88
Oklahoma ............................             5                        718,951                    0.09
Oregon ..............................            19                      3,185,999                    0.42
Pennsylvania ........................            66                     10,007,597                    1.32
Rhode Island ........................             9                      1,274,749                    0.17
South Carolina ......................            30                      4,260,500                    0.56
Tennessee ...........................            35                      4,672,441                    0.61
Texas ...............................           107                     13,299,352                    1.75
Utah ................................            15                      2,184,946                    0.29
Virginia ............................            40                      8,025,046                    1.05
Washington ..........................            73                     12,580,170                    1.65
Wisconsin ...........................            11                      1,320,891                    0.17
West Virginia .......................             1                        245,635                    0.03
Wyoming .............................             2                        206,697                    0.03
                                              -----                   ------------                  ------
   Total: ...........................         3,788                   $761,026,680                  100.00%
                                              =====                   ============                  ======

                                      S-36

         No more than approximately 0.52% of the mortgage loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

                       LOAN PURPOSES OF THE MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                                                 CUT OFF DATE
                                              NUMBER OF            AGGREGATE UNPAID                AGGREGATE
LOAN PURPOSE                               MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------                               --------------         -----------------            -----------------

Purchase ...............................        2,554               $465,575,716                     61.18%
Cash-Out Refinance .....................        1,045                251,454,905                     33.04
Rate and Term Refinance.................          189                 43,996,060                      5.78
                                                -----               ------------                    ------
   Total ...............................        3,788               $761,026,680                    100.00%
                                                =====               ============                    ======

         In general, in the case of a mortgage loan made for "rate and term"
refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for "cash-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

                       PRODUCT TYPE OF THE MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                   CUT OFF DATE
                                                NUMBER OF            AGGREGATE UNPAID                AGGREGATE
PRODUCT TYPE                                 MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------                                 --------------         -----------------            -----------------

2/28 Hybrid Arm ........................          696                  $152,926,660                   20.09%
3/27 Hybrid Arm Interest Only ..........           43                     8,511,672                    1.12
5/25 Hybrid Arm ........................           56                    11,100,209                    1.46
6 Month LIBOR ..........................           14                     2,663,361                    0.35
7/23 Hybrid Arm ........................            1                       224,736                    0.03
10/20 Hybrid Arm Interest Only .........            3                     1,275,200                    0.17
2/28 Hybrid Arm Interest Only ..........          635                   172,738,938                   22.70
3/27 Hybrid Arm Interest Only ..........          314                    75,194,695                    9.88
5/25 Hybrid Arm Interest Only ..........          271                    66,565,406                    8.75
6 Month LIBOR Interest Only ............          166                    41,022,797                    5.39
7/23 Hybrid Arm Interest Only ..........            7                     2,383,200                    0.31
Balloon Fix ............................          694                    33,624,990                    4.42
Fixed ..................................          629                   134,269,137                   17.64
Fixed Interest Only ....................          259                    58,525,681                    7.69
                                                -----                  ------------                  ------
  Total ................................        3,788                  $761,026,680                  100.00%
                                                =====                  ============                  ======

                                      S-37

             ORIGINAL PREPAYMENT PENALTY TERM FOR THE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
ORIGINAL PREPAYMENT PENALTY TERM (MOS)        MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------------------------        --------------         -----------------            -----------------

12 Months ............................             283                  $ 78,454,484                   10.31%
24 Months ............................             858                   203,372,668                   26.72
36 Months ............................             893                   181,447,659                   23.84
6 Months .............................             301                    15,405,882                    2.02
60 Months ............................             167                    39,653,431                    5.21
No Prepayment Penalty.................           1,286                   242,692,556                   31.89
                                                 -----                  ------------                  ------
   Total .............................           3,788                  $761,026,680                  100.00%
                                                 =====                  ============                  ======

                       ORIGINAL TERM OF THE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
ORIGINAL TERM (MOS)                           MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------                           --------------         -----------------            -----------------

    0 - 180 ..........................                73               $ 12,261,493                      1.61%
181 - 240 ............................                 7                  1,627,877                      0.21
241 - 300 ............................                 1                    166,458                      0.02
Greater than 300......................             3,707                746,970,853                     98.15
                                                   -----               ------------                    ------
   Total .............................             3,788               $761,026,680                    100.00%
                                                   =====               ============                    ======

                      REMAINING TERM OF THE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
REMAINING TERM (MOS)                          MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------                          --------------         -----------------            -----------------

121 - 180 ............................               73                 $ 12,261,493                    1.61%
181 - 240 ............................                7                    1,627,877                    0.21
241 - 300 ............................                1                      166,458                    0.02
Greater than 300......................            3,707                  746,970,853                   98.15
                                                  -----                 ------------                  ------
   Total .............................            3,788                 $761,026,680                  100.00%
                                                  =====                 ============                  ======

                         SEASONING OF THE MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                   CUT OFF DATE
                                                NUMBER OF            AGGREGATE UNPAID                AGGREGATE
SEASONING (MOS)                              MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
---------------                              --------------         -----------------            -----------------

0 - 6 ...............................              3,787               $760,933,303                     99.99%
Greater than 6 ......................                  1                     93,378                      0.01
                                                   -----               ------------                    ------
   Total.............................              3,788               $761,026,680                    100.00%
                                                   =====               ============                    ======

                                      S-38

MORTGAGE LOAN CHARACTERISTICS - ADJUSTABLE RATE MORTGAGE LOANS

         No adjustable rate mortgage loan had a principal balance at origination of greater than approximately $1,350,000 or less than approximately $40,900. No adjustable rate mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $1,350,000 or less than approximately $40,854.

         As of the Cut-off Date, the adjustable rate mortgage loans had mortgage rates ranging from approximately 3.750% per annum to approximately 9.000% per annum. The weighted average remaining term of the adjustable rate mortgage loans will be approximately 358 months as of the Cut-off Date. None of the adjustable rate mortgage loans will have a first Due Date prior to May 2004 or after
October 2004, or will have a remaining term of less than 354 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any adjustable rate mortgage loan is December 2034.

         None of the adjustable rate mortgage loans are buydown mortgage loans.

         None of the adjustable rate mortgage loans were 30 days or more delinquent as of the Cut-off Date.

         None of the adjustable rate mortgage loans will be subject to the Home
Ownership and Equity Protection Act of 1994 or classified and/or defined as a
"high cost home loan" under any federal, state or local law.

         None of the adjustable rate mortgage loans have reached their first adjustment date as of the Closing Date.

         Approximately 67.03% of the adjustable rate mortgage loans provide for prepayment charges.

         Approximately 4.60% of the adjustable rate mortgage loans are covered by a borrower-paid Primary Insurance Policy issued by a private mortgage insurer.

         Approximately 16.35% of the adjustable rate mortgage loans are covered by the lender-paid primary mortgage insurance policies.

         Set forth below is a description of certain additional characteristics of the adjustable rate mortgage loans as of the Cut-off Date, except as otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

                                      S-39

        ORIGINAL PRINCIPAL BALANCES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
ORIGINAL PRINCIPAL BALANCES($)                MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------                --------------         -----------------            -----------------

 25,000.01 - 50,000.00 ................               9                 $    401,050                    0.07%
 50,000.01 - 75,000.00 ................              65                    4,203,503                    0.79
 75,000.01 - 100,000.00................             124                   10,994,616                    2.06
100,000.01 - 125,000.00 ...............             228                   25,778,840                    4.82
125,000.01 - 150,000.00 ...............             247                   33,904,035                    6.34
150,000.01 - 175,000.00 ...............             204                   33,167,188                    6.20
175,000.01 - 200,000.00 ...............             198                   37,006,835                    6.92
200,000.01 - 225,000.00 ...............             164                   35,161,193                    6.57
225,000.01 - 250,000.00 ...............             142                   33,925,797                    6.34
250,000.01 - 275,000.00 ...............             113                   29,556,596                    5.53
275,000.01 - 300,000.00 ...............             133                   38,380,864                    7.17
300,000.01 - 333,700.00 ...............             145                   46,188,606                    8.63
333,700.01 - 350,000.00 ...............              43                   14,663,573                    2.74
350,000.01 - 500,000.00 ...............             270                  112,691,536                   21.07
500,000.01 - 1,000,000.00..............             119                   76,366,262                   14.28
Greater than 1,000,000.00..............               2                    2,550,000                    0.48
                                                  -----                 ------------                  ------
   Total ..............................           2,206                 $534,940,494                  100.00%
                                                  =====                 ============                  ======

         The average principal balance of the adjustable rate mortgage loans at origination was approximately $242,493.

                                      S-40

        CURRENT PRINCIPAL BALANCES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                        PERCENTAGE OF
                                                                                                        CUT OFF DATE
                                                     NUMBER OF            AGGREGATE UNPAID                AGGREGATE
CURRENT PRINCIPAL BALANCES($)                     MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
-----------------------------                     --------------         -----------------            -----------------

 25,000.01 - 50,000.00 .................                  9                 $    400,397                    0.07%
 50,000.01 - 75,000.00 .................                 65                    4,199,940                    0.79
 75,000.01 - 100,000.00 ................                124                   10,988,205                    2.06
100,000.01 - 125,000.00 ................                230                   26,013,288                    4.87
125,000.01 - 150,000.00 ................                245                   33,626,543                    6.29
150,000.01 - 175,000.00 ................                204                   33,142,839                    6.20
175,000.01 - 200,000.00 ................                198                   36,978,708                    6.92
200,000.01 - 225,000.00 ................                165                   35,354,508                    6.61
225,000.01 - 250,000.00 ................                141                   33,670,231                    6.30
250,000.01 - 275,000.00 ................                113                   29,536,079                    5.52
275,000.01 - 300,000.00 ................                133                   38,354,835                    7.17
300,000.01 - 333,700.00 ................                145                   46,164,297                    8.64
333,700.01 - 350,000.00 ................                 43                   14,654,216                    2.74
350,000.01 - 500,000.00 ................                270                  112,637,760                   21.07
500,000.01 - 1,000,000.00 ..............                119                   76,335,027                   14.28
Greater than 1,000,000.00 ..............                  2                    2,550,000                    0.48
                                                      -----                 ------------                  ------
   Total ...............................              2,206                 $534,606,872                  100.00%
                                                      =====                 ============                  ======

         As of the Cut-off Date, the average current principal balance of the adjustable rate mortgage loans will be approximately $242,342.

                                      S-41

              MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                                                     CUT OFF DATE
                                                  NUMBER OF            AGGREGATE UNPAID                AGGREGATE
MORTGAGE RATES(%)                              MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
-----------------                              --------------         -----------------            -----------------

3.500 -  3.999 .........................               8                $  2,050,280                      0.38%
4.000 -  4.499 .........................              27                   7,602,270                      1.42
4.500 -  4.999 .........................             193                  51,544,715                      9.64
5.000 -  5.499 .........................             265                  72,550,191                     13.57
5.500 -  5.999 .........................             568                 150,791,870                     28.21
6.000 -  6.499 .........................             387                  87,412,649                     16.35
6.500 -  6.999 .........................             391                  90,129,065                     16.86
7.000 -  7.499 .........................             180                  37,348,631                      6.99
7.500 -  7.999 .........................             136                  27,283,742                      5.10
8.000 -  8.499 .........................              37                   6,612,315                      1.24
8.500 -  8.999 .........................              11                   1,052,158                      0.20
9.000 -  9.499 .........................               3                     228,986                      0.04
                                                   -----                ------------                    ------
 Total .................................           2,206                $534,606,872                    100.00%
                                                   =====                ============                    ======

         The weighted average mortgage rate of the adjustable rate mortgage loans was approximately 6.031% per annum.

                                      S-42

           NEXT ADJUSTMENT DATE OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
NEXT ADJUSTMENT DATE                          MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------                          --------------         -----------------            -----------------

December 2004 ..........................               1                $    261,600                     0.05%
January 2005 ...........................              11                   3,503,474                     0.66
February 2005 ..........................              10                   3,515,448                     0.66
March 2005 .............................              77                  19,207,129                     3.59
April 2005 .............................              74                  15,448,437                     2.89
May 2005 ...............................               7                   1,750,070                     0.33
June 2006 ..............................               7                   2,014,704                     0.38
July 2006 ..............................              68                  15,663,615                     2.93
August 2006 ............................             257                  58,234,995                    10.89
September 2006 .........................             502                 122,832,725                    22.98
October 2006 ...........................             408                 104,811,219                    19.61
November 2006 ..........................              89                  22,108,339                     4.14
May 2007 ...............................               1                     497,251                     0.09
June 2007 ..............................               2                   1,121,000                     0.21
July 2007 ..............................              20                   5,153,960                     0.96
August 2007 ............................              22                   5,566,152                     1.04
September 2007 .........................             150                  37,158,083                     6.95
October 2007 ...........................             133                  27,435,169                     5.13
November 2007 ..........................              28                   6,587,802                     1.23
December 2007 ..........................               1                     186,950                     0.03
June 2009 ..............................               2                     536,000                     0.10
July 2009 ..............................              22                   5,337,712                     1.00
August 2009 ............................              41                  11,411,771                     2.13
September 2009 .........................             121                  30,294,621                     5.67
October 2009 ...........................             114                  24,037,316                     4.50
November 2009 ..........................              27                   6,048,194                     1.13
September 2011 .........................               4                   1,284,000                     0.24
October 2011 ...........................               4                   1,323,936                     0.25
September 2014 .........................               1                     714,000                     0.13
October 2014 ...........................               2                     561,200                     0.10
                                                   -----                ------------                   ------
   Total ...............................           2,206                $534,606,872                   100.00%
                                                   =====                ============                   ======

         As of the Cut-off Date, the weighted average remaining months to the next adjustment date of the adjustable rate mortgage loans will be approximately
28 months.

                                      S-43

               GROSS MARGIN OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
GROSS MARGINS (%)                             MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
-----------------                             --------------         -----------------            -----------------

1.000 - 1.999 ........................               1                   $    360,000                    0.07%
2.000 - 2.499 ........................             583                    139,160,148                   26.03
2.500 - 2.999 ........................             561                    143,235,527                   26.79
3.000 - 3.499 ........................             353                     89,252,884                   16.70
3.500 - 3.999 ........................              37                      7,494,828                    1.40
4.000 - 4.499 ........................              17                      4,186,332                    0.78
4.500 - 4.999 ........................              17                      4,096,654                    0.77
5.000 - 5.499 ........................             275                     50,891,879                    9.52
5.500 - 5.999 ........................              65                     18,635,239                    3.49
6.000 - 6.499 ........................             202                     56,229,039                   10.52
6.500 - 6.999 ........................              56                     12,725,053                    2.38
7.000 - 7.499 ........................              29                      6,282,187                    1.18
7.500 - 7.999 ........................               9                      1,944,602                    0.36
8.000 - 8.999 ........................               1                        112,500                    0.02
                                                 -----                   ------------                  ------
   Total .............................           2,206                   $534,606,872                  100.00%
                                                 =====                   ============                  ======

         As of the Cut-off Date, the weighted average Gross Margin of the adjustable rate mortgage loans will be approximately 3.589% per annum.

                                      S-44

           MAXIMUM MORTGAGE RATE OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
MAXIMUM MORTGAGE RATES (%)                    MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------------                    --------------         -----------------            -----------------

 4.500 - 8.499 ......................                 1                  $    586,400                    0.11%
 8.500 - 8.999 ......................                 2                       522,000                    0.10
 9.000 - 9.499 ......................                 2                       919,920                    0.17
 9.500 - 9.999 ......................                57                    14,824,903                    2.77
10.000 - 10.499 .....................               116                    28,979,201                    5.42
10.500 - 10.999 .....................               369                    97,925,994                   18.32
11.000 - 11.499 .....................               289                    74,312,880                   13.90
11.500 - 11.999 .....................               377                   101,776,015                   19.04
12.000 - 12.499 .....................               300                    67,312,118                   12.59
12.500 - 12.999 .....................               257                    60,990,927                   11.41
13.000 - 13.499 .....................               148                    32,029,602                    5.99
13.500 - 13.999 .....................               152                    31,793,030                    5.95
14.000 - 14.499 .....................                67                    12,227,551                    2.29
14.500 - 14.999 .....................                40                     6,055,432                    1.13
15.000 - 15.499 .....................                19                     2,740,538                    0.51
15.500 - 15.999 .....................                 7                       643,961                    0.12
16.500 - 16.999 .....................                 1                       368,000                    0.07
Greater than 16.999 .................                 2                       598,400                    0.11
                                                  -----                  ------------                  ------
   Total ............................             2,206                  $534,606,872                  100.00%
                                                  =====                  ============                  ======

         As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the adjustable rate mortgage loans will be approximately 11.832% per annum.

                                      S-45

          MINIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                                                     CUT OFF DATE
                                                  NUMBER OF            AGGREGATE UNPAID                AGGREGATE
MINIMUM MORTGAGE RATES (%)                     MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------------                     --------------         -----------------            -----------------

0.001 - 1.999 ........................                  1               $    360,000                      0.07%
2.000 - 2.499 ........................                583                139,160,148                     26.03
2.500 - 2.999 ........................                561                143,235,527                     26.79
3.000 - 3.499 ........................                353                 89,252,884                     16.70
3.500 - 3.999 ........................                 37                  7,494,828                      1.40
4.000 - 4.499 ........................                 17                  4,186,332                      0.78
4.500 - 4.999 ........................                 17                  4,096,654                      0.77
5.000 - 5.499 ........................                275                 50,891,879                      9.52
5.500 - 5.999 ........................                 65                 18,635,239                      3.49
6.000 - 6.499 ........................                202                 56,229,039                     10.52
6.500 - 6.999 ........................                 56                 12,725,053                      2.38
7.000 - 7.499 ........................                 29                  6,282,187                      1.18
7.500 - 7.999 ........................                  9                  1,944,602                      0.36
8.500 - 8.999 ........................                  1                    112,500                      0.02
                                                    -----               ------------                    ------
   Total .............................              2,206               $534,606,872                    100.00%
                                                    =====               ============                    ======

         As of the Cut-off Date, the weighted average minimum Mortgage Rate of the adjustable rate mortgage loans will be approximately 3.589% per annum.

                                      S-46

             INITIAL RATE CAP OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
INITIAL RATE CAP (%)                          MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------                          --------------         -----------------            -----------------

1.000 ...............................              178                 $ 42,839,960                      8.01%
2.000 ...............................              241                   42,980,847                      8.04
3.000 ...............................            1,453                  368,111,946                     68.86
4.000 ...............................                3                      708,750                      0.13
5.000 ...............................              317                   74,663,433                     13.97
6.000 ...............................               12                    4,347,536                      0.81
8.750 ...............................                1                      368,000                      0.07
9.000 ...............................                1                      586,400                      0.11
                                                 -----                 ------------                    ------
   Total ............................            2,206                 $534,606,872                    100.00%
                                                 =====                 ============                    ======

             PERIODIC RATE CAP OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
PERIODIC RATE CAP (%)                         MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
---------------------                         --------------         -----------------            -----------------

1.000 ..............................              2,206               $ 534,606,872                    100.00%
                                                  -----               -------------                    ------
   Total ...........................              2,206               $ 534,606,872                    100.00%
                                                  =====               =============                    ======

                                      S-47

       ORIGINAL LOAN-TO-VALUE RATIOS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                                                     CUT OFF DATE
                                                  NUMBER OF            AGGREGATE UNPAID                AGGREGATE
ORIGINAL LOAN-TO-VALUE RATIOS(%)               MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------------------               --------------         -----------------            -----------------

  0.01 - 25.00 .......................                 1                $     57,941                     0.01%
25.01 - 30.00 ........................                 4                     709,791                     0.13
30.01 - 35.00 ........................                 1                     250,000                     0.05
35.01 - 40.00 ........................                 2                     256,000                     0.05
40.01 - 45.00 ........................                 4                     949,359                     0.18
45.01 - 50.00 ........................                 8                   2,090,231                     0.39
50.01 - 55.00 ........................                14                   4,815,830                     0.90
55.01 - 60.00 ........................                30                  10,358,015                     1.94
60.01 - 65.00 ........................                32                   8,712,195                     1.63
65.01 - 70.00 ........................                87                  19,918,585                     3.73
70.01 - 75.00 ........................               118                  28,366,593                     5.31
75.01 - 80.00 ........................             1,258                 317,136,455                    59.32
80.01 - 85.00 ........................                61                  15,550,900                     2.91
85.01 - 90.00 ........................               214                  50,741,059                     9.49
90.01 - 95.00 ........................               159                  37,915,975                     7.09
Greater than 95.00 ...................               213                  36,777,943                     6.88
                                                   -----                ------------                   ------
   Total .............................             2,206                $534,606,872                   100.00%
                                                   =====                ============                   ======

         The minimum and maximum loan-to-value ratios of the adjustable rate mortgage loans at origination were approximately 23.20% and 100.00%, respectively, and the weighted average of the loan-to-value ratios of the adjustable rate mortgage loans at origination was approximately 81.29%.

              OCCUPANCY TYPES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                      PERCENTAGE OF
                                                                                                      CUT OFF DATE
                                                   NUMBER OF            AGGREGATE UNPAID                AGGREGATE
OCCUPANCY (AS INDICATED BY BORROWER)            MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------------            --------------         -----------------            -----------------

Investor .............................                312                 $ 60,184,530                     11.26%
Owner Occupied .......................              1,813                  458,795,063                     85.82
Second Home ..........................                 81                   15,627,279                      2.92
                                                    -----                 ------------                    ------
   Total .............................              2,206                 $534,606,872                    100.00%
                                                    =====                 ============                    ======

                                      S-48

            DOCUMENTATION TYPE OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                                                     CUT OFF DATE
                                                  NUMBER OF            AGGREGATE UNPAID                AGGREGATE
DOCUMENTATION TYPE                             MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------                             --------------         -----------------            -----------------

Full Documentation ..................                384                 $ 83,958,190                    15.70%
Stated/Limited ......................              1,673                  415,149,334                    77.66
No Income/No Asset ..................                149                   35,499,348                     6.64
                                                   -----                 ------------                   ------
   Total ............................              2,206                 $534,606,872                   100.00%
                                                   =====                 ============                   ======

         See "--Details of Specific Programs of the Originators" below for a detailed description of the Originators' loan programs and documentation requirements.

               CREDIT SCORES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
CREDIT SCORE                                  MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------                                  --------------         -----------------            -----------------

576 - 600 ...........................               45                 $  9,855,724                      1.84%
601 - 625 ...........................              151                   40,972,363                      7.66
626 - 650 ...........................              306                   80,509,768                     15.06
651 - 675 ...........................              481                  109,823,028                     20.54
676 - 700 ...........................              447                  107,548,448                     20.12
701 - 725 ...........................              285                   64,440,514                     12.05
726 - 750 ...........................              250                   61,324,606                     11.47
751 - 775 ...........................              158                   39,130,786                      7.32
776 - 800 ...........................               69                   18,363,439                      3.43
801 - 825 ...........................               14                    2,638,195                      0.49
                                                 -----                 ------------                    ------
   Total ............................            2,206                 $534,606,872                    100.00%
                                                 =====                 ============                    ======

                                      S-49

              PROPERTY TYPES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                                                     CUT OFF DATE
                                                  NUMBER OF            AGGREGATE UNPAID                AGGREGATE
PROPERTY TYPE                                  MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------                                  --------------         -----------------            -----------------

Two Units .............................              118                $ 32,276,270                     6.04%
High Rise Condo .......................              122                  27,076,629                     5.06
PUD/Low Rise Condo ....................              586                 134,725,747                    25.20
Single-Family Detached ................            1,340                 327,789,687                    61.31
Three/Four Units ......................               40                  12,738,539                     2.38
                                                   -----                ------------                   ------
   Total ..............................            2,206                $534,606,872                   100.00%
                                                   =====                ============                   ======

                                      S-50

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF
                       THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                      PERCENTAGE OF
                                                                                                      CUT OFF DATE
                                                   NUMBER OF            AGGREGATE UNPAID                AGGREGATE
STATE                                           MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
-----                                           --------------         -----------------            -----------------

Alabama ...............................                13                $  1,618,632                     0.30%
Arkansas ..............................                 4                     502,182                     0.09
Arizona ...............................                79                  13,274,728                     2.48
California ............................               690                 230,644,519                    43.14
Colorado ..............................                58                   9,935,673                     1.86
Connecticut ...........................                25                   6,515,219                     1.22
District of Columbia ..................                 1                     159,239                     0.03
Delaware ..............................                 2                     321,336                     0.06
Florida ...............................               178                  36,144,155                     6.76
Georgia ...............................               337                  56,954,594                    10.65
Hawaii ................................                 6                   2,029,485                     0.38
Idaho .................................                 5                     610,720                     0.11
Illinois ..............................                80                  20,042,721                     3.75
Indiana ...............................                 8                     820,630                     0.15
Kansas ................................                 1                     203,222                     0.04
Kentucky ..............................                 8                     978,689                     0.18
Louisiana .............................                 7                   1,048,312                     0.20
Massachusetts .........................                45                  13,509,916                     2.53
Maryland ..............................                19                   4,145,966                     0.78
Maine .................................                 2                     289,607                     0.05
Michigan ..............................                38                   6,034,558                     1.13
Minnesota .............................                25                   4,470,903                     0.84
Missouri ..............................                10                   1,774,966                     0.33
Mississippi ...........................                 3                     415,859                     0.08
Montana ...............................                 2                     199,799                     0.04
North Carolina ........................                35                   5,709,349                     1.07
New Hampshire .........................                 5                   1,504,824                     0.28
New Jersey ............................               161                  38,787,061                     7.26
New Mexico ............................                 2                     423,198                     0.08
Nevada ................................                48                  11,865,656                     2.22
New York ..............................                46                  16,786,634                     3.14
Ohio ..................................                32                   4,604,749                     0.86
Oklahoma ..............................                 3                     461,285                     0.09
Oregon ................................                15                   2,697,042                     0.50
Pennsylvania ..........................                35                   6,421,593                     1.20
Rhode Island ..........................                 5                     746,126                     0.14
South Carolina ........................                16                   2,780,220                     0.52
Tennessee .............................                18                   3,246,561                     0.61
Texas .................................                56                   8,659,443                     1.62
Utah ..................................                 8                   1,569,303                     0.29
Virginia ..............................                31                   7,078,206                     1.32
Washington ............................                31                   6,874,178                     1.29
Wisconsin .............................                10                   1,293,482                     0.24
West Virginia .........................                 1                     245,635                     0.05
Wyoming ...............................                 2                     206,697                     0.04
                                                    -----                ------------                   ------
   Total ..............................             2,206                $534,606,872                   100.00%
                                                    =====                ============                   ======

                                      S-51

         No more than approximately 0.48% of the adjustable rate mortgage loans
(by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

               LOAN PURPOSES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                                                     CUT OFF DATE
                                                  NUMBER OF            AGGREGATE UNPAID                AGGREGATE
LOAN PURPOSE                                   MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------                                   --------------         -----------------            -----------------

Cash-Out Refinance ......................            583                  $158,706,958                   29.69%
Purchase ................................          1,505                   348,525,801                   65.19
Rate and Term Refinance .................            118                    27,374,113                    5.12
                                                   -----                  ------------                  ------
   Total ................................          2,206                  $534,606,872                  100.00%
                                                   =====                  ============                  ======

         In general, in the case of a mortgage loan made for "rate and term"
refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for "cash-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

               PRODUCT TYPE OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
PRODUCT TYPE                                  MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------                                  --------------         -----------------            -----------------

2/28 Hybrid Arm .........................           696                $152,926,660                    28.61%
3/27 Hybrid Arm Interest Only ...........            43                   8,511,672                     1.59
5/25 Hybrid Arm .........................            56                  11,100,209                     2.08
6 Month LIBOR ...........................            14                   2,663,361                     0.50
7/23 Hybrid Arm .........................             1                     224,736                     0.04
10/20 Hybrid Arm Interest Only ..........             3                   1,275,200                     0.24
2/28 Hybrid Arm Interest Only ...........           635                 172,738,938                    32.31
3/27 Hybrid Arm Interest Only ...........           314                  75,194,695                    14.07
5/25 Hybrid Arm Interest Only ...........           271                  66,565,406                    12.45
6 Month LIBOR Interest Only .............           166                  41,022,797                     7.67
7/23 Hybrid Arm Interest Only ...........             7                   2,383,200                     0.45
                                                  -----                ------------                   ------
   Total ................................         2,206                $534,606,872                   100.00%
                                                  =====                ============                   ======

                                      S-52

     ORIGINAL PREPAYMENT PENALTY TERM OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                                                     CUT OFF DATE
                                                  NUMBER OF            AGGREGATE UNPAID                AGGREGATE
ORIGINAL PREPAYMENT PENALTY TERM (MOS)         MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------------------------         --------------         -----------------            -----------------

12 ......................................            168                 $ 51,442,953                     9.62%
24 ......................................            699                  172,365,116                    32.24
36 ......................................            535                  114,406,563                    21.40
6 .......................................              1                      141,100                     0.03
60 ......................................             71                   20,005,238                     3.74
No Prepayment Penalty ...................            732                  176,245,903                    32.97
                                                   -----                 ------------                   ------
   Total ................................          2,206                 $534,606,872                   100.00%
                                                   =====                 ============                   ======

               ORIGINAL TERM OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                                                     CUT OFF DATE
                                                  NUMBER OF            AGGREGATE UNPAID                AGGREGATE
ORIGINAL TERM (MOS)                            MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------                            --------------         -----------------            -----------------

301 and greater ..........................          2,206                $534,606,872                    100.00%
                                                    -----                ------------                    ------
   Total .................................          2,206                $534,606,872                    100.00%
                                                    =====                ============                    ======

              REMAINING TERM OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                      PERCENTAGE OF
                                                                                                      CUT OFF DATE
                                                   NUMBER OF            AGGREGATE UNPAID                AGGREGATE
REMAINING TERM (MOS)                            MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------                            --------------         -----------------            -----------------

301 and greater ...........................          2,206                $534,606,872                   100.00%
                                                     -----                ------------                   ------
   Total ..................................          2,206                $534,606,872                   100.00%
                                                     =====                ============                   ======

                SEASONING OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                      PERCENTAGE OF
                                                                                                      CUT OFF DATE
                                                   NUMBER OF            AGGREGATE UNPAID                AGGREGATE
SEASONING (MOS)                                 MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
---------------                                 --------------         -----------------            -----------------

0 - 6 ....................................          2,206                 $534,606,872                   100.00%
                                                    -----                 ------------                   ------
   Total .................................          2,206                 $534,606,872                   100.00%
                                                    =====                 ============                   ======

                                      S-53

MORTGAGE LOAN CHARACTERISTICS - FIXED RATE MORTGAGE LOANS

         No fixed rate mortgage loan had a principal balance at origination of greater than approximately $999,950 or less than approximately $11,985. No fixed rate mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $999,978 or less than approximately $11,980.

         As of the Cut-off Date, the fixed rate mortgage loans had mortgage rates ranging from approximately 4.750% per annum to approximately 12.500% per annum. The weighted average remaining term of the fixed rate mortgage loans will be approximately 348 months as of the Cut-off Date. None of the fixed rate mortgage loans will have a first Due Date prior to May 2004 or after December
2004, or will have a remaining term of less than 173 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any fixed rate mortgage loan is November 2034.

         None of the fixed rate mortgage loans are buydown mortgage loans.

         None of the fixed rate mortgage loans were 30 days or more delinquent as of the Cut-off Date.

         None of the fixed rate mortgage loans will be subject to the Home
Ownership and Equity Protection Act of 1994 or classified and/or defined as a
"high cost home loan" under any federal, state or local law.

         Approximately 70.65% of the fixed rate mortgage loans provide for prepayment charges.

         Approximately 5.33% of the fixed rate mortgage loans are covered by a borrower-paid Primary Insurance Policy issued by a private mortgage insurer.

         Approximately 8.12% of the fixed mortgage loans are covered by the lender-paid primary mortgage insurance policies.

         Set forth below is a description of certain additional characteristics of the fixed rate mortgage loans as of the Cut-off Date, except as otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

                                      S-54

          ORIGINAL PRINCIPAL BALANCES OF THE FIXED RATE MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  CUT OFF DATE
                                               NUMBER OF            AGGREGATE UNPAID                AGGREGATE
ORIGINAL PRINCIPAL BALANCES($)              MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------              --------------         -----------------            -----------------

Less than or equal to 25,000.00 ........          162                $  4,028,035                     1.78%
 25,000.01 - 50,000.00 .................          322                  11,509,159                     5.08
 50,000.01 - 75,000.00 .................          188                  11,642,103                     5.14
 75,000.01 - 100,000.00 ................          148                  12,953,550                     5.71
100,000.01 - 125,000.00 ................          125                  14,041,213                     6.19
125,000.01 - 150,000.00 ................          104                  14,265,147                     6.29
150,000.01 - 175,000.00 ................           84                  13,623,405                     6.01
175,000.01 - 200,000.00 ................           73                  13,607,409                     6.00
200,000.01 - 225,000.00 ................           54                  11,597,231                     5.12
225,000.01 - 250,000.00 ................           54                  12,756,281                     5.63
250,000.01 - 275,000.00 ................           33                   8,626,288                     3.80
275,000.01 - 300,000.00 ................           41                  11,783,974                     5.20
300,000.01 - 333,700.00 ................           39                  12,361,215                     5.45
333,700.01 - 350,000.00 ................           18                   6,157,947                     2.72
350,000.01 - 500,000.00 ................           90                  37,602,227                    16.59
500,000.01 - 1,000,000.00 ..............           47                  30,156,472                    13.30
                                                -----                ------------                   ------
Total ..................................        1,582                $226,711,656                   100.00%
                                                =====                ============                   ======

         The average principal balance of the fixed rate mortgage loans at origination was approximately $143,307.

                                      S-55

           CURRENT PRINCIPAL BALANCES OF THE FIXED RATE MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                   CUT OFF DATE
                                                NUMBER OF            AGGREGATE UNPAID                AGGREGATE
CURRENT PRINCIPAL BALANCES($)                MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
-----------------------------                --------------         -----------------            -----------------

Less than or equal to 25,000.00 .........          162                $  4,023,757                     1.78%
 25,000.01 - 50,000.00 ..................          322                  11,495,466                     5.08
 50,000.01 - 75,000.00 ..................          188                  11,628,981                     5.14
 75,000.01 - 100,000.00 .................          149                  13,037,678                     5.76
100,000.01 - 125,000.00 .................          126                  14,173,383                     6.26
125,000.01 - 150,000.00 .................          103                  14,145,552                     6.25
150,000.01 - 175,000.00 .................           84                  13,630,757                     6.02
175,000.01 - 200,000.00 .................           72                  13,414,437                     5.92
200,000.01 - 225,000.00 .................           54                  11,581,187                     5.11
225,000.01 - 250,000.00 .................           54                  12,741,591                     5.63
250,000.01 - 275,000.00 .................           34                   8,888,661                     3.93
275,000.01 - 300,000.00 .................           40                  11,492,572                     5.08
300,000.01 - 333,700.00 .................           40                  12,684,310                     5.60
333,700.01 - 350,000.00 .................           19                   6,513,696                     2.88
350,000.01 - 500,000.00 .................           88                  36,857,770                    16.28
500,000.01 - 1,000,000.00 ...............           47                  30,110,011                    13.30
                                                 -----                ------------                   ------
Total ...................................        1,582                $226,419,808                   100.00%
                                                 =====                ============                   ======

         As of the Cut-off Date, the average current principal balance of the fixed rate mortgage loans will be approximately $143,123.

                                      S-56

                 MORTGAGE RATES OF THE FIXED RATE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
MORTGAGE RATES(%)                             MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
-----------------                             --------------         -----------------            -----------------

 4.500 -  4.999...........................           2                 $    882,119                     0.39%
 5.000 -  5.499...........................           8                    2,338,790                     1.03
 5.500 -  5.999...........................          68                   19,536,017                     8.63
 6.000 -  6.499...........................         269                   66,598,944                    29.41
 6.500 -  6.999...........................         274                   55,817,279                    24.65
 7.000 -  7.499...........................         149                   23,508,174                    10.38
 7.500 -  7.999...........................         115                   18,920,098                     8.36
 8.000 -  8.499...........................          60                    5,873,462                     2.59
 8.500 -  8.999...........................          95                    6,631,037                     2.93
 9.000 -  9.499...........................          86                    4,363,097                     1.93
 9.500 -  9.999...........................         140                    6,477,702                     2.86
10.000 - 10.499...........................         101                    4,604,232                     2.03
10.500 - 10.999...........................          76                    4,519,921                     2.00
11.000 - 11.499...........................          25                    1,073,158                     0.47
11.500 - 11.999...........................          33                    1,719,641                     0.76
12.000 - 12.499...........................          48                    2,124,362                     0.94
12.500 - 12.999...........................          33                    1,431,777                     0.63
                                                 -----                 ------------                   ------
   Total .................................       1,582                 $226,419,808                   100.00%
                                                 =====                 ============                   ======

         The weighted average mortgage rate of the fixed rate mortgage loans was approximately 7.106% per annum.

                                      S-57

        LOAN-TO-VALUE RATIOS OF THE FIRST LIEN FIXED RATE MORTGAGE LOANS
 AND COMBINED LOAN-TO-VALUE RATIOS OF THE SECOND LIEN FIXED RATE MORTGAGE LOANS

LOAN TO VALUE RATIOS OF THE FIRST LIEN
FIXED RATE MORTGAGE LOANS AND COMBINED                                                              PERCENTAGE OF
LOAN TO VALUE RATIOS OF THE SECOND LIEN              NUMBER OF             AGGREGATE UNPAID     CUT OFF DATE AGGREGATE
FIXED RATE MORTGAGE LOANS (%)                     MORTGAGE LOANS          PRINCIPAL BALANCE       PRINCIPAL BALANCE
-----------------------------                     --------------          -----------------       -----------------

 0.01 - 25.00 ............................                5                  $    420,481                  0.19%
25.01 - 30.00 ............................                4                       417,843                  0.18
30.01 - 35.00 ............................                6                       661,012                  0.29
35.01 - 40.00 ............................                7                       906,934                  0.40
40.01 - 45.00 ............................               12                     2,456,440                  1.08
45.01 - 50.00 ............................                9                     2,265,842                  1.00
50.01 - 55.00 ............................               20                     5,052,127                  2.23
55.01 - 60.00 ............................               38                     9,941,555                  4.39
60.01 - 65.00 ............................               34                     9,392,270                  4.15
65.01 - 70.00 ............................               53                    13,249,354                  5.85
70.01 - 75.00 ............................               77                    15,300,634                  6.76
75.01 - 80.00 ............................              424                    97,426,040                 43.03
80.01 - 85.00 ............................               34                     5,246,359                  2.32
85.01 - 90.00 ............................              213                    20,594,183                  9.10
90.01 - 95.00 ............................              364                    24,821,164                 10.96
Greater than 95.00........................              282                    18,267,570                  8.07
                                                      -----                  ------------                ------
   Total .................................            1,582                  $226,419,808                100.00%
                                                      =====                  ============                ======

         The minimum and maximum loan-to-value ratios, in the case of the first lien fixed rate mortgage loans, and combined loan-to-value ratios, in the case of the second lien fixed rate mortgage loans, at origination were approximately
14.94% and 100.00%, respectively, and the weighted average of the loan-to-value ratios, in the case of the first lien fixed rate mortgage loans, and combined loan-to-value ratios, in the case of the second lien fixed rate mortgage loans, at origination was approximately 79.39%.

                OCCUPANCY TYPES OF THE FIXED RATE MORTGAGE LOANS

                                                                                                       PERCENTAGE OF
                                                                                                       CUT OFF DATE
                                                    NUMBER OF            AGGREGATE UNPAID                AGGREGATE
OCCUPANCY (AS INDICATED BY BORROWER)             MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------------             --------------         -----------------            -----------------

Investor ................................             416                 $ 40,681,882                     17.97%
Owner Occupied...........................           1,123                  181,347,385                     80.09
Second Home .............................              43                    4,390,541                      1.94
                                                    -----                 ------------                    ------
   Total ................................           1,582                 $226,419,808                    100.00%
                                                    =====                 ============                    ======

                                      S-58

               DOCUMENTATION TYPE OF THE FIXED RATE MORTGAGE LOANS

                                                                                                        PERCENTAGE OF
                                                                                                        CUT OFF DATE
                                                     NUMBER OF            AGGREGATE UNPAID                AGGREGATE
DOCUMENTATION TYPE                                MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------                                --------------         -----------------            -----------------

Full Documentation.......................               397                 $ 50,413,912                   22.27%
Stated/Limited ..........................             1,045                  151,472,514                   66.90
No Income/No Asset.......................               140                   24,533,382                   10.84
                                                      -----                 ------------                  ------
   Total ................................             1,582                 $226,419,808                  100.00%
                                                      =====                 ============                  ======

         See "--Details of Specific Programs of the Originators" below for a detailed description of the Originators' loan programs and documentation requirements.

                 CREDIT SCORES OF THE FIXED RATE MORTGAGE LOANS

                                                                                                        PERCENTAGE OF
                                                                                                        CUT OFF DATE
                                                     NUMBER OF            AGGREGATE UNPAID                AGGREGATE
CREDIT SCORE                                      MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------                                      --------------         -----------------            -----------------

576 - 600 ..............................                11                 $  1,897,816                      0.84%
601 - 625 ..............................                68                   11,307,461                      4.99
626 - 650 ..............................               231                   34,727,325                     15.34
651 - 675 ..............................               344                   48,427,999                     21.39
676 - 700 ..............................               323                   43,634,793                     19.27
701 - 725 ..............................               217                   31,717,690                     14.01
726 - 750 ..............................               160                   23,553,241                     10.40
751 - 775 ..............................               158                   21,711,156                      9.59
776 - 800 ..............................                67                    9,190,767                      4.06
801 - 825 ..............................                 3                      251,560                      0.11
                                                     -----                 ------------                    ------
   Total ...............................             1,582                 $226,419,808                    100.00%
                                                     =====                 ============                    ======

                 PROPERTY TYPES OF THE FIXED RATE MORTGAGE LOANS

                                                                                                        PERCENTAGE OF
                                                                                                        CUT OFF DATE
                                                     NUMBER OF            AGGREGATE UNPAID                AGGREGATE
PROPERTY TYPE                                     MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------                                     --------------         -----------------            -----------------

Single-Family ..........................               921                  $139,628,760                   61.67%
PUD/Low Rise Condo......................               442                    50,496,517                   22.30
Two Units ..............................                94                    15,645,535                    6.91
Three/Four Units .......................                72                    15,476,262                    6.84
High Rise Condo ........................                53                     5,172,734                    2.28
                                                     -----                  ------------                  ------
   Total ...............................             1,582                  $226,419,808                  100.00%
                                                     =====                  ============                  ======

                                      S-59

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE FIXED RATE MORTGAGE LOANS

                                                                                                        PERCENTAGE OF
                                                                                                        CUT OFF DATE
                                                     NUMBER OF            AGGREGATE UNPAID                AGGREGATE
STATE                                             MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------------------------

Alaska ..................................                1                  $    324,000                    0.14%
Alabama .................................                6                       598,595                    0.26
Arkansas ................................                1                       107,046                    0.05
Arizona .................................               38                     2,926,874                    1.29
California ..............................              462                    81,683,866                   36.08
Colorado ................................               20                     3,104,050                    1.37
Connecticut .............................               39                     8,200,185                    3.62
District of Columbia.....................                1                       236,338                    0.10
Florida .................................              125                    13,665,005                    6.04
Georgia .................................              343                    33,948,409                   14.99
Hawaii ..................................                5                     1,857,583                    0.82
Iowa ....................................                1                        82,260                    0.04
Idaho ...................................                5                       336,033                    0.15
Illinois ................................                7                     1,201,824                    0.53
Indiana .................................                3                       314,780                    0.14
Kansas ..................................                1                       386,154                    0.17
Louisiana ...............................                4                       494,690                    0.22
Massachusetts ...........................               27                     5,391,735                    2.38
Maryland ................................                9                       991,191                    0.44
Maine ...................................                2                       451,000                    0.20
Michigan ................................               17                     2,004,224                    0.89
Minnesota ...............................                3                       474,473                    0.21
Missouri ................................                9                     1,191,937                    0.53
Mississippi .............................               19                     1,016,992                    0.45
North Carolina ..........................               14                     1,118,500                    0.49
New Hampshire ...........................                3                       359,502                    0.16
New Jersey ..............................               93                    17,867,981                    7.89
New Mexico ..............................                2                       105,422                    0.05
Nevada ..................................               32                     3,726,342                    1.65
New York ................................               81                    20,434,903                    9.03
Ohio ....................................               27                     2,114,712                    0.93
Oklahoma ................................                2                       257,666                    0.11
Oregon ..................................                4                       488,957                    0.22
Pennsylvania ............................               31                     3,586,004                    1.58
Rhode Island ............................                4                       528,623                    0.23
South Carolina ..........................               14                     1,480,280                    0.65
Tennessee ...............................               17                     1,425,880                    0.63
Texas ...................................               51                     4,639,909                    2.05
Utah ....................................                7                       615,643                    0.27
Virginia ................................                9                       946,840                    0.42
Washington ..............................               42                     5,705,992                    2.52
Wisconsin ...............................                1                        27,409                    0.01
                                                     -----                  ------------                  ------
   Total ................................            1,582                  $226,419,808                  100.00%
                                                     =====                  ============                  ======

         No more than approximately 0.71% of the fixed rate mortgage loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

                                      S-60

                 LOAN PURPOSES OF THE FIXED RATE MORTGAGE LOANS

                                                                                                      PERCENTAGE OF
                                                                                                      CUT OFF DATE
                                                   NUMBER OF            AGGREGATE UNPAID                AGGREGATE
LOAN PURPOSE                                    MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------                                    --------------         -----------------            -----------------

Purchase .................................           1,049               $117,049,915                     51.70%
Cash-Out Refinance .......................             462                 92,747,947                     40.96
Rate and Term Refinance...................              71                 16,621,946                      7.34
                                                     -----               ------------                    ------
   Total .................................           1,582               $226,419,808                    100.00%
                                                     =====               ============                    ======

         In general, in the case of a mortgage loan made for "rate and term"
refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for "cash-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

                  PRODUCT TYPE OF THE FIXED RATE MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                                                     CUT OFF DATE
                                                  NUMBER OF            AGGREGATE UNPAID                AGGREGATE
PRODUCT TYPE                                   MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------                                   --------------         -----------------            -----------------

Fixed - Balloons ........................            694                 $ 33,624,990                     14.85%
Fixed ...................................            629                  134,269,137                     59.30
Fixed - Interest Only....................            259                   58,525,681                     25.85
                                                   -----                 ------------                    ------
   Total ................................          1,582                 $226,419,808                    100.00%
                                                   =====                 ============                    ======

       ORIGINAL PREPAYMENT PENALTY TERM FOR THE FIXED RATE MORTGAGE LOANS

                                                                                                      PERCENTAGE OF
                                                                                                      CUT OFF DATE
                                                   NUMBER OF            AGGREGATE UNPAID                AGGREGATE
ORIGINAL PREPAYMENT PENALTY TERM (MOS)          MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------------------------          --------------         -----------------            -----------------

12 Months ...............................            115                 $ 27,011,531                     11.93%
24 Months ...............................            159                   31,007,553                     13.69
36 Months ...............................            358                   67,041,097                     29.61
6 Months ................................            300                   15,264,782                      6.74
60 ......................................             96                   19,648,193                      8.68
No Prepayment Penalty....................            554                   66,446,653                     29.35
                                                   -----                 ------------                    ------
   Total ................................          1,582                 $226,419,808                    100.00%
                                                   =====                 ============                    ======

                                      S-61

                 ORIGINAL TERM OF THE FIXED RATE MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                                                     CUT OFF DATE
                                                  NUMBER OF            AGGREGATE UNPAID                AGGREGATE
ORIGINAL TERM (MOS)                            MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------                            --------------         -----------------            -----------------

  0 - 180 ..............................               73               $ 12,261,493                      5.42%
181 - 240 ..............................                7                  1,627,877                      0.72
241 - 300 ..............................                1                    166,458                      0.07
Greater than 300........................            1,501                212,363,981                     93.79
                                                    -----               ------------                    ------
   Total ...............................            1,582               $226,419,808                    100.00%
                                                    =====               ============                    ======

                 REMAINING TERM OF THE FIXED RATE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
REMAINING TERM (MOS)                          MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------                          --------------         -----------------            -----------------

121 - 180 ..............................             73                 $ 12,261,493                    5.42%
181 - 240 ..............................              7                    1,627,877                    0.72
241 - 300 ..............................              1                      166,458                    0.07
Greater than 300........................          1,501                  212,363,981                   93.79
                                                  -----                 ------------                  ------
   Total ...............................          1,582                 $226,419,808                  100.00%
                                                  =====                 ============                  ======

                   SEASONING OF THE FIXED RATE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    CUT OFF DATE
                                                 NUMBER OF            AGGREGATE UNPAID                AGGREGATE
SEASONING (MOS)                               MORTGAGE LOANS         PRINCIPAL BALANCE            PRINCIPAL BALANCE
---------------                               --------------         -----------------            -----------------

0 - 6 ...................................         1,581                 $226,326,430                   99.96%
Greater than 6...........................             1                       93,378                    0.04
                                                  -----                 ------------                  ------
   Total ................................         1,582                 $226,419,808                  100.00%
                                                  =====                 ============                  ======

                                      S-62

THE ORIGINATORS

General

         All of the mortgage loans were originated by the Originators, generally in accordance with the underwriting criteria specified in the prospectus, except as described in this prospectus supplement. Approximately 59.84% of the mortgage loans were underwritten pursuant to, or in accordance with, the standards of the
Seller's The Five Star Series(TM) Program for first lien mortgage loans.
Approximately 6.74% of the mortgage loans were underwritten pursuant to, or in accordance with, the standards of the Seller's Contemporary Series Program.
Approximately 16.77% of the mortgage loans were acquired in a bulk purchase from
Finance America and were underwritten pursuant to, or in accordance with, the standards of Finance America. Approximately 5.40% of the mortgage loans were acquired in a bulk purchase from SouthStar Funding, LLC, an affiliate of Opteum
Financial Services, LLC, and were underwritten pursuant to, or in accordance with, the standards of SouthStar Funding, LLC. Approximately 4.56% of the
mortgage loans were underwritten pursuant to, or in accordance with, the standards of the Seller's Five Star Series Second Mortgage Lien Program. Each of
these underwriting programs is described below.

         Approximately 6.68% of the mortgage loans were acquired in flow or bulk purchases from third parties or were originated in accordance with other programs of the Seller. Some of these mortgage loans were originated pursuant to
"prime" underwriting standards, which may require more documentation than the underwriting standards described below, some of them were underwritten pursuant to underwriting standards similar to those described below, and some were originated pursuant to FHA/VA programs.

Details of Specific Programs of the Originators

         Opteum

         Loans originated under the Seller's Five Star Series(TM) Program, The
Five Star Second Mortgage Lien Program and The Contemporary Series Program
include the following specific detail.

         General. The Seller generally begins its origination process by performing a pre-funding audit on each mortgage loan, including a review for compliance with the related program parameters and accuracy of the legal documents. The Seller generally performs verbal audits of the borrowers' income or employment and a verification of social security numbers of each borrower, and reviews property ownership history provided by outside services prior to the disbursement of the loan. The Seller also includes in its origination process a post-closing quality control review, which covers a minimum of 10% of the mortgage loans originated. This review includes a complete re-verification of income, liquid assets and employment that the borrower used to qualify for the mortgage loan, as well as procedures to detect evidence of fraudulent documentation and/or imprudent behavior or activity during the processing and funding of the mortgage loan. Verification of occupancy and applicable information is also obtained by regular mail.

         Exceptions. The following program parameters that are used by the
Seller are guidelines only. The Seller, on a case-by-case basis, may determine that the prospective mortgagor warrants an exception outside the standard program guidelines. Exceptions may be granted if the loan application reflects certain compensating factors, including instances where the prospective mortgagor has demonstrated an ability to save and devote a greater portion of income to basic housing needs. Other compensating factors may include a substantial net worth to suggest that the repayment of the loan is within the prospective mortgagor's ability and/or the borrower has demonstrated an ability to maintain a debt free position and the value of the

                                      S-63

mortgaged property as collateral for the loan is adequate. Some examples of exceptions that may be granted are for loan amounts or loan-to-value ratios that exceed program guidelines, consumer credit or credit score exceptions, payment shock, reserve requirements and the number of mortgages financed to a single borrower.

         Appraisals. Neither the Seller nor the Seller's conduit division publishes an approved appraiser list. Each appraisal is completed on the applicable Fannie Mae Uniform Residential Appraisal Report along with applicable schedules and addendums if required. Each appraiser must be a state licensed or certified appraiser and meet the independent appraiser requirements for staff appraisers, or, if appropriate, be on a list of appraisers specified by the
Office of the Comptroller of the Currency, the Board of Governors of the Federal
Reserve System, the FDIC and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of l989,
regardless of whether the Seller is subject to those regulations. In addition, each appraiser must be actively engaged in appraisal work, must be experienced, and must subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate
Appraisers.

         In addition all appraisals conform to the current Uniform Standards of
Professional Appraisal Practice adopted by the Appraisal Standards Board of the
Appraisal Foundation. Generally, each appraisal is reviewed in detail for completeness, accuracy and appraising logic in accordance with Fannie Mae guidelines.

         With regards to the Seller's Five Star Series(TM) Program and the Five
Star Second Lien Program, in general one full appraisal is required on each loan. In addition a quantitative appraisal report (Fannie Mae Form 2055) or an enhanced desk review or a Form 2055 drive by is required on loans when the loan-to-value ratio or combined loan-to-value is greater than 80.01% to 95.00%;
a drive by or enhanced field review when the loan-to-value ratios or the combined loan-to-value ratios is greater than 95.01%; a drive by or an enhanced field review when loan amounts or combined loan amounts between $500,000 and up to but not including $1,000,000; Loan amounts or combined loan amounts that are equal to and greater than $1,000,000 generally require two full appraisals completed by a separate appraiser. The underwriter may at their discretion require an additional review, additional comparables and/or a new appraisal. In addition, on Full Documentation loans, the underwriter may utilize an automated valuation model on loan-to-value ratios or combined loan-to-value ratios at
80.01% to 90.00% instead of an enhanced desk or Form 2055 exterior drive by. For loans originated for newly constructed homes by national builders defined by
Opteum's internal list, appraisal reviews are waived for full and stated
documentation types for owner occupied or second home transactions with combined loan-to-values less than 95%.

         In the event of a reduced value by the review appraiser, the Seller will review on a case-by-case basis to approve an exception to utilize the original value as long as it is no more than 2% greater than the reduced appraisal review amount.

         Condominiums. Generally, the maximum loan amount is $650,000 for loans secured by a low- rise condominium. Exceptions are granted for exceeding the maximum loan amount and for condominiums in high- rise projects if typical for the area and the comparables in the project are in close proximity to the subject property. Generally, any condominium must meet Fannie Mae/Freddie Mac warrantable requirements unless they meet the requirements for non-warrantable condominiums. Typically, non-warrantable condominiums are low-rise condominiums with a property value less than $650,000. Exceptions are granted on a case-by-case basis for high-rise condos. In addition, The Five Star Series(TM)
and The Five Star Second Lien Program will allow for condo projects that meet
Fannie Type B requirements with the following

                                      S-64

exceptions: the minimum pre-sale requirement for each property is 33% of each legal phase; 50% of all units, common areas and facilities within the project must be completed. Condo projects that meet Fannie Type A requirements with the following exception: investors must own no more than 70% of the units sold within the project, with no one entity owning more than 10% of the project. For all non-warrantable condominiums, the maximum loan-to value for first liens generally may not exceed 80%. Exceptions may be granted for condominium projects of less than 12 units.

         Mixed-Use Properties. The Five Star Series(TM) and The Five Star Second
Lien Program allow mixed-use properties for single-family primary residences only. At least two-thirds of the improvement must be maintained and used for residential purposes only and the other use of the property should represent a legal, permissible use of the property under the local zoning requirements. The borrower must both own and operate the business in which the required profession cannot be industrial or manufacturing. Typical borrowers are professionals, for example, attorneys, doctors and accountants. Generally, the maximum combined loan-to-value is 80%.

         With regards to the Seller's Contemporary Series Program, in general one full appraisal is required on each loan. The underwriting guidelines of The
Contemporary Series Program provide for the underwriter at its discretion to order one of the following: a quantitative appraisal report (Fannie Mae Form
2055); or an enhanced field review and/or desk review; or a second appraisal.

         Opteum's Five Star Series(TM) Program

         General. The underwriting guidelines utilized in The Five Star
Series(TM) Program, as developed by the Seller, are intended to evaluate an applicant's credit score, credit history, financial condition, and repayment ability as well as to evaluate the adequacy of the mortgaged property as collateral for the loan. The Five Star Series(TM) Program provides for consistent credit criteria for all documentation types with specific reserve requirements, qualifying ratios, loan-to-value and combined loan-to-value restrictions for each type of program offered. The philosophy of The Five Star
Series(TM) Program encompasses a complete review of the entire mortgage loan application together with the collateral being secured and an analysis of the risk assessment of the attributes of the particular loan with emphasis on the overall quality of the mortgage loan. Each mortgage loan is individually underwritten for loans originated under their retail and wholesale platforms.
The Seller's conduit division requires prior underwriting for clients with certain net worth requirements and offers delegated underwriting to those clients who qualify under Seller eligibility.

         The Seller underwrites one-to-four-family mortgage loans with loan-to-value ratios at origination of up to 100% depending on, among other things, a borrower's credit history, repayment ability and debt service-
to-income ratio as well as the type and use of the mortgage property. The Five
Star Series(TM) Program offers thirty and fifteen year fixed rate mortgage loans as well as six (6) month, two (2), three (3), five (5) and seven year (7) fixed rate adjustable LIBOR mortgages for purchases, rate and term refinances and cash out transactions.

         The borrowers have an option to include an interest only feature for a maximum period of ten years. Borrowers who choose to have a prepayment penalty option, can select the terms of prepayment penalties from one to five years. In certain type of prepayment penalties, penalties are waived in the event of a sale and transfer of title in regards to a purchase transaction. Secondary financing or allowance for subordinate financing is allowed according the combined loan-to-value ratio requirements described in the program underwriting guidelines and may be provided by lenders other than the Seller at origination.
Generally, the combined loan-to-value ratio may not exceed 100%.

                                      S-65

         Each borrower completes a Residential Loan Application (Fannie Mae Form
1003 or Freddie Mac Form 65). The Five Star Series(TM) Program allows for approval of an application pursuant to various documentation types as defined:
(a) Full/Alternative Documentation Program, (b) Stated Income, Verified Assets
(SIVA), (c) Stated Employment/Verified Assets (NIVA), (d) Stated Income/Stated
Assets (SISA) and (e) No Income/No Assets.

         The Full/Alternative Documentation Program requires a Uniform
Residential Loan Application, a Statement of Assets and Liabilities and a
Uniform Residential Appraisal Report on the appropriate Fannie Mae or Freddie
Mac forms, a credit report, verification of income with a complete two year employment history, verification of deposits for all liquid assets, and verification of minimum cash reserves as required by the product guidelines.
Full/Alternative documentation allows for the use of certain alternative documents in lieu of the some of these forms. Self-employed borrowers must provide federal tax returns for the previous two years additional documents and a signed IRS Form 4506 (Request for Copy of Tax Returns). The debt-to-income ratio generally does not exceed 50% on loans above 80% loan-to-value and 60% on loans below 80% loan-to-value.

         Stated Income, Verified Assets (SIVA). Under this program the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is calculated generally not to exceed 50%. However, income is not verified. The Seller obtains the prospective borrower's verification of deposits or bank statements for the most recent two-month period preceding the mortgage loan application.

         Stated Employment (No Income)/Verified Assets (NIVA). Under this documentation type, the borrower provides no income information, but provides employment and asset information. The Seller verifies the asset information on the mortgage loan application.

         Stated Income/Stated Assets (SISA). Under this documentation type, the borrower states their employment, income and assets on the mortgage loan application, none of which are verified.

         No Income/No Assets (NINA). Under this documentation type, the borrower provides no income, employment or asset information on the mortgage loan application.

         Under The Five Star Series(TM) Program, the Seller or the conduit seller in the case of a purchase of a close loan, verbally verifies the borrower's employment prior to the closing of the mortgage loan. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage submitted under of one of the available documentation types. In addition, under the limited documentation products, the mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Generally, in addition for mortgage loans originated with self-employed borrowers under one of the limited documentation types except for the No Income and No Asset program, borrowers are required to provide either a business license if applicable for their business or a certified public accountant letter stating the borrower has been filing their tax returns as self employed for the past two years.

         In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full documentation is requested by the underwriter if is in the judgment of the underwriter that the compensating factors are insufficient for loan approval under the Five Star Series(TM) Program.

                                      S-66

         Under The Five Star Series(TM) Program, the borrower can elect to have primary mortgage insurance coverage when the loan-to-value will be greater than
80.00%. For mortgage loans in this pool except for loans originated by the
Seller, primary mortgage insurance coverage for loan-to-values greater than 80%
to 90% range from 6% to 35%, for loan-to-values greater than 90.01% range from
25% to 35%. However, the Trust Fund includes 40 loans without mortgage insurance as an exception.

         The Seller uses the foregoing parameters as guidelines only.

Credit History

         The Five Star Series(TM) Program defines acceptable credit history as a borrower who has a minimum of a two (2) year credit history with a minimum of five trades total. A minimum of 3 trades must be rated, traditional trades, with at least one of the three being an active trade reported for the last 6 months.
Rent or private party mortgage is considered as an additional trade when verified by a verification of mortgage or verification of rent or credit report supplement or cancelled checks. In addition, an alternative trade verified directly with the creditor or with cancelled checks showing no late payments, with a minimum of a 12 month history to complete the five trade requirement.
Alternative sources include utility payments, telephone payments or insurance payments. A borrower must have a minimum of a twelve month credit history for a mortgage or a rental history verified by a credit report supplement or verification of rent or mortgage or canceled checks showing no 30-day delinquent mortgage payments in the past twelve months and must be current at the time of closing. A maximum of two 30-day delinquent payments on any revolving credit account within the past 12 months and a maximum of one 30-day delinquent payment on installment credit account within the past 12 months is permitted under the
Five Star Series(TM) Program. However, consumer credit is disregarded if the loan-to-value ratio of the loan is 90% or less. Bankruptcies must not have occurred within the last 2 years and the borrower must have a good re-established credit history, and the bankruptcy must be fully discharged. For loan amounts greater than $1 million, no foreclosures or bankruptcies are generally allowed in the last seven years. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 12 months and generally open charge offs, open judgments, collections or other derogatory public record items must be paid in full prior to or at closing. Medical collections up to $500 can be left open.
Management may approve an exception to be granted on a case by case basis to allow one 30-day mortgage late payment if strong compensation factors are shown.
The First Time Homebuyer Program is described below as it contains special exceptions relating to lack of mortgage or rent history.

         As part of the underwriting process, the Seller typically reviews an applicant's Credit Score. For determining the representative credit score for full/alternative documentation, stated income with verified assets, no ratio loans with verified assets; stated income with stated assets; no income and no assets and/or loan amounts or combined loan amounts less than $1 million, a minimum of two credit scores is required for each borrower. The representative score for each borrower is defined as the lower of two or middle of three scores. The representative score for transactions involving more than one borrower is the lower of two or middle of three for the primary wage earner. The determination of the primary wage earner for transactions involving more than one borrower is the borrower with the highest income level and when all borrowers income level is similar, the lowest representative score of all borrowers is utilized. The minimum credit score required for all documentation types for loans up to $1,000,000 is 620. For full/alternative documentation, stated income with verified assets, no ratio loans with verified assets and stated income with stated assets for loan amounts or combined loan amounts greater than $1,000,000, a minimum of two credit scores is required for each borrower and all borrowers must meet the minimum credit score requirements of
681. For owner occupied mortgage loans with combined loan-to-values up to 100%
and maximum combined loan

                                      S-67

amounts up to $1 million, the minimum credit score of all borrowers is 620.
These program features are allowed under all documentation types except for those loans originated under the no income and no asset program whereas the minimum credit score is 660 for loan-to-value ratios greater than 90%.
Generally, for loans originated under applicable documentation type specific to allow for loans greater than 95.01% to 100% combined loan-to-value ratios secured as a second home or investment properties, borrowers must meet a minimum credit score of 681.

         Required reserves as stated below must be from borrowers own funds and must be sourced and seasoned for a minimum of 60 days. Proceeds from the sale of a property can be included without seasoning requirements. Reserve requirements are as follows for all documentation types: (a) for combined loan amounts up to
$1,000,000, two months principal, insurance, monthly taxes and insurance (PITI),
(b) for combined loan amounts greater than $1 million, six (6) months PITI, (c)
for second homes and investment properties with combined loan amounts of less than $1 million, four (4) months PITI, and (d) for second homes and investment properties with combined loan amounts greater than $1 million, six (6) months
PITI.

         First Time Homebuyer Program. The Five Star Series(TM) Program includes first time borrowers with no prior housing history under the full documentation and stated income with verified assets documentation guidelines. Borrowers who qualify under this program cannot have owned any property in the three year period immediately prior to the application for a Five Star SeriesTM loan and cannot have prior mortgage or rental history. The borrowers are required to verify that they have lived rent free (based upon a letter from an immediate family member). For full documentation loans, there are no additional restrictions. In the case of stated income, it is required for the borrower to have a minimum credit score of 660 and approximately four months reserves after closing. Other than not having a 12-month credit history for mortgage or rent, each borrower must comply with all other product guidelines.

         Opteum's Contemporary Series Program

         General. The underwriting guidelines utilized in The Contemporary
Series Program, as developed by the Seller, are intended to evaluate an applicant's credit score, credit history, financial condition, and repayment ability, debt service-to-income ratio as well as the type of use of the mortgaged property. The underwriting guidelines are intended to assess the value of the mortgage property and to evaluate the adequacy of the property as collateral for the mortgage loan. Each mortgage loan is individually underwritten for loans originated nationwide under the Seller's retail and wholesale platforms. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses, along with an authorization permitting the Seller to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history.

         The Contemporary Series Program offers 15, 20 and 30 year fixed rate mortgage loans as well as 30 due in 15 year balloon, two year and three fixed rate LIBOR adjustable rate mortgage loans for purchase, rate and term refinances and refinance cash out transactions. The Seller underwrites mortgage loans for owner-occupied, second homes, non-owner occupied and two to-four unit properties. In general, the maximum loan amount is 500,000. Exceptions may be granted by management on a case-by-case basis for higher loan amounts. Two appraisals are required for properties values $500,000 and higher. With respect to first liens, the maximum loan-to-value ratio at origination is 95%. The guidelines allows for borrowers that meet certain credit criteria, to apply for a maximum combined loan-to-value ratio of 100% specifically if owner occupied single family with full documentation on either a purchase transaction or rate and term refinances.

                                      S-68

         Mortgage loan applications under the Full Documentation program require that each applicant's income be verified. The specific income documentation required for the Seller on various programs are as follows: under the Full
Documentation program, applicants are usually required to submit evidence of two years stable employment/income history. Acceptable sources of income include, but are not limited to an original verification of employment completed by the borrower's employer specifying date of employment, present position, current base pay and frequency paid, overtime, commission or bonus income and likelihood of continuance, probability of continued employment, date verified, name, title and signature of person verifying the information. Changes or corrections to VOE are unacceptable. Alternative documentation may be used as follows: two pay check stubs within the past 60 days, W2s or signed 1040s for the requisite period of time as determined by credit grade and telephone verification from borrower's employer to include start date, position and verification that the borrower is currently employed. Self-employed income is verified by signed individual federal income tax returns and/or business returns if required if borrower owns 25% or greater in a corporation, partnership for the most recent two year period as well as a year-to-date profit and loss statement. An executed
4506 is required at the time of underwriting. Twenty-four months of personal bank statements can be used in lieu of tax returns. Other income such as fixed income, part time and second job income, rental income and other acceptable sources must be documentation requirements of the guidelines.

         Stated Income Program. The applicant's income is stated on the application form (1003) and must be reasonable for the borrower's line of work.
The borrower must generally meet the maximum debt-to- income ratios for each particular credit grade. Self-employed borrowers may be in the same business for a minimum of one year except for loan-to-value ratios greater than 90%, which will require evidence of two years self-employment. Verification includes business licenses for the appropriate period time or one year's complete tax returns with income blacked out or a letter from the borrower's CPA or an independent CPA that the borrower reported taxes as self-employed for the appropriate period of time is acceptable. Previous employment may be verified by a telephone verification of employment. Salary borrowers require verbally verifying borrower's position and date of employment. Stated income loans for
W-2 employees are available for A through B credit only as described below.
Borrowers solely relying on a fixed income are not accepted under the stated
income program.

         Lite Doc Program. Standard income documentation is not required.
Borrowers generally will meet the maximum debt-to-income ratios for each particular credit grade. Employment may be verified as set forth under the
Stated Income Program. For self employed borrowers, income must be verified by average deposits of 12 months personal bank statement or average the most recent annual tax return and a profit and loss statement and must be self-employed in the same business a minimum of one year except for loan-to- value ratios greater than 90% which requires evidence of two years self-employment. For salaried borrowers, one year W-2 form with a current pay stub and a two year employment history is required. Lite Doc loans are not offered for borrowers relying on a fixed income.

         Assets are properly verified on purchase money transactions and, where applicable, on rate and term refinances, Asset verification is not required for cash out refinances. Generally, the maximum debt-to-income allowed is 50% for all credit grades. If one compensating factor exists as listed in the guidelines, a 55% debt- to-income will be considered for credit grades.

         The Seller uses the foregoing parameters as guidelines only.

                                      S-69

Credit History

         The underwriting guidelines of the Contemporary Series Program have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

         "A" Risk. Under the "A" risk category, the applicant must have generally repaid installment or revolving debt according to its terms or must have a credit score of 600 or higher and zero 30-day late payments and zero
60-day late payments within the last 12 months on an existing mortgage loan. The existing mortgage loan is required to be current at the time of funding. No bankruptcy or notice of default filings may have occurred during the preceding three years. The mortgage property must be in at least average condition. A maximum loan-to-value ratio of 95% (90% for mortgage loans originated under the
Stated Income Documentation program) is permitted for a mortgage loan on an owner-occupied single family or two-unit property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied property or a three-to-four family residential property (more than 8 stories). The maximum loan-to-value ratio for rural, remote or unique properties is 90%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%
for either a refinance loan or a purchase money loan.

         "A-" Risk. Under the "A-" risk category, an applicant must have generally repaid installment or revolving debt according to its terms or must have a credit score of 560 or higher. A maximum of two 30-day late payments and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time of funding of the loan. Minor derogatory items are allowed as to non-mortgage credit. Medical derogatories are not considered. No notice of default filings may have occurred in the preceding two years. No bankruptcy may have occurred during the preceding twelve months. The mortgage property must be in at least average condition. A maximum loan-to- value ratio of 95% (or 90% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on an owner-occupied single family or two-unit property. A maximum loan- to-value ratio of 80% (or 75% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on a three-to-four-family residential property. The maximum loan- to-value ratio for rural, remote, or unique properties is 85%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan and
100% for a purchase money loan. The debt service-to-income ratio is usually 50%.

         "B" Risk. Under the "B" risk category, an applicant may have experienced isolated credit problems, but should have generally repaid installment or revolving debt according to its terms or must have a credit score of 540 or higher. Unlimited 30-day late payments and a maximum of one 60-day late payment within the last 12 months are acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, some prior defaults may have occurred. Medical derogatories are not considered. No bankruptcy filings within the preceding 12 months or notice of default filings within the preceding 12 months by the applicant may have occurred. The mortgage property must be in at least average condition. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the Stated Income Documentation) is permitted for a mortgage loan on an owner- occupied single family detached property originated under the Full Documentation program. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a non-owner-occupied property or a three to four-family residential property (65% for a mortgage loan on a non-owner occupied property and 70% for a mortgage loan on a three-to-four family residential property originated under the Stated Income Documentation program). The maximum loan-to-value ratio for rural, remote or unique is 80%.
The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan

                                      S-70

and for a purchase money loan. The debt service-to-income ratio is usually 50%
unless the loan-to-value ratio is reduced.

         "C" Risk. Under the "C" risk category, an applicant may have experienced significant credit problems in the past and a minimum credit score of 520. Unlimited 30-day late payments and 60-day late payments within the preceding 12 months are acceptable on an existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred.
No bankruptcy filings or notice of default filings by the applicant may have occurred during the preceding 12 months. The mortgage property must be in average condition. In most cases, a maximum loan-to-value ratio of 75% for a mortgage loan on a single family, owner-occupied or two- unit property for a full documentation program (65% for mortgage loans originated under the Stated
Income Documentation program), is permitted. A maximum loan-to-value ratio of
65% is permitted for a mortgage loan on a non-owner occupied property, 70% for a three-to-four family residential property (55% for a mortgage loan on a non-owner occupied property and 60% for a mortgage loan on a three-to four-family residential property originated under the Stated Income
Documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is
95% for a refinance loan and for a purchase money loan. The debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

         "C-" Risk. Under the "C-" risk category, an applicant may have experienced significant credit problems in the past and a minimum credit score of 520. A maximum of one 90-day late payment is acceptable on an existing mortgage loan. An existing mortgage loans must be less than 120 days late at the time of funding of the loan. As to non-mortgage credit significant prior defaults may have occurred. Open charged-offs or collection accounts with balances may remain open after the funding of the loan. There may be no current notice of default and any bankruptcy must be discharged. A maximum loan-to-value ratio of 70% (60% for mortgage loans originated under the Stated Income
Documentation program) is permitted for a mortgage loan on a single-family owner-occupied or two-unit property. A maximum loan-to-value ratio of 60% is permitted for a mortgage loan on a non-owner occupied property or a three-to-four-family residential property (55% for mortgage loan on a three to four-family residential property originated under the Stated Income
Documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is
95% for a purchase money loan. The debt service-to-income ratio is usually 50%
unless the loan-to-value ratio is reduced below 95%.

         Exceptions. As described above, the foregoing categories and criteria are guidelines only. Examples of exceptions are as follows but are not limited to: on a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, an loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. The following are examples of exceptions but are not limited to compensating factors such as: no 30-day late payment on all mortgage loans during the last 24 months; and stable employment or ownership of current residence of five or more years. An exception may also be allowed if the applicant places a down payment through escrow which reduces the loan-to-value ratio by 10% of the maximum loan-to-value ratio for the related risk category or if the new monthly total debt payments is equal to or lower than the borrower's current total debt payment level. Accordingly, a mortgagor may qualify in a more favorable risk category that, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. Financing is available for borrowers with no score or invalid scores. Grading is determined by non-traditional credit and mortgage/rental history documentation. The maximum grade level is B+.

                                      S-71

         Under all grade levels, collections, judgments and charge offs do not need to be paid however open tax liens or items affecting title must be paid at closing. In addition, condominium units are treated as single- family residences so long as the building has between one and eight stories.

         Opteum's Five Star Series Second Mortgage Lien Program

         Opteum originates or acquires second lien mortgage loans on one-to-four family properties with combined loan-to-value ratios at origination of up to
100%. The Seller reviews a borrower's credit history, repayment ability and debt service-to-income ratio and as well as loan-to-value ratio. Opteum's Second
Mortgage Program offers thirty and fifteen year fixed rate mortgage loans with and without balloon payments in fifteen years for purchases, rate and term refinances and cash out transactions.

         Borrowers may choose to have a prepayment penalty option and can select the terms of prepayment penalties if applicable. The Five Star Series Program
(TM) allows for a combination of first and second mortgage liens according to the combined loan-to-value ratio requirements described under the program underwriting guidelines and may be provided by Seller or other lenders at origination. Generally, the combined loan-to-value may not exceed 100% and the maximum combined loan amount for the first and second lien is limited to
$1,000,000. However, exceptions may be granted to exceed the maximum combined loan amount provided that it is determined by the Seller that the prospective mortgage warrants an exception outside the standard program guidelines.

         Each borrower completes a Residential Loan Application (Fannie Mae Form
1003 or Freddie Mac form 65). Homes Second Mortgage Program allows for approval of an application pursuant to following documentation types: (a)
Full/Alternative Documentation Program, (b) Stated Income, Verified Assets
(SIVA),. (c) Stated Employment/Verified Assets (NIVA), (d) Stated Income/Stated
Assets (SISA) and (e) No Income/No Assets (NINA) as described under The Five
Star Series(TM) Program above.

Credit History

         Opteum's Second Mortgage Program defines acceptable credit history as a borrower who has a minimum of a (2) two year credit history with a minimum of five trades total with at least one active reported in the last six months.
Exceptions to the required five trades may be granted with documented mortgage or rental history with a minimum of three trades with at least one of the three being an active trade reported for the last six months. A borrower must have a minimum of a twelve month credit history for mortgage or rental history verified by a credit report supplement or verification of rent or mortgage or canceled checks showing no 30 day delinquent mortgage payments in the past twelve months and must be current at the time of closing. A maximum of two 30-day delinquent payments on any revolving credit account within the past 12 months and a maximum of one 30-day delinquent payment on installment credit account within the past
12 months. However, consumer credit is disregarded if the loan-to-value/combined loan-to-value of the loan is 90% or less. Bankruptcies must not have occurred within the last 2 years and the borrower must have a good re-established credit history, and the bankruptcy must be fully discharged. For loan amounts greater than $1 million, no foreclosures or bankruptcy is generally allowed within the last seven years. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs must have occurred within the past 12 months and generally open charge offs, open judgments, collections or other derogatory public record items must be paid in full to or at closing. Medical collections up to $250 for an individual and $500 aggregate amount can be left open. Management may approve an exception, to be granted on a case-by-case basis, in order to allow one thirty-day mortgage late if strong compensation factors can be shown. The Seller will allow second liens within The Five Star Series Program(TM) for first time

                                      S-72

homebuyers with special exceptions relating to lack of mortgage or rent history under Full Documentation parameter or Stated Income with Verified Assets (SIVA).

         As part of the underwriting process, the Seller typically reviews an applicant's Credit Score. For second mortgage loans originated simultaneously with a first mortgage product under "The Five Star Series"(TM), commonly referred as "Combos", and under the full/alternative documentation, stated
income/verified assets, no ratio and stated income /stated assets loan documentation programs and for loan amounts or combined loan amounts less than
$1 million, a minimum of two credit scores are required for each borrower. The representative score for each borrower is defined as the lower of two or the middle of three scores. The representative score for transactions involving more than one borrower is the lower of two or the middle of three for the primary wage earner. The determination of the primary wage earner for transactions involving more than one borrower is the borrower with the highest income level and when all of the related borrowers have income levels that are similar, the lowest representative score of all borrowers is utilized.

         Generally, for full documentation, stated income/verified assets, no ratio and stated income/stated assets loan documentation programs where an exception is granted for the loan amount to exceed the maximum $1 million loan amount or combined loan amount, a minimum of two credit scores are required for each borrower and all borrowers must meet the minimum credit score requirements of 680. For owner-occupied and second home mortgage loans with combined loan-to-values up to 100%, the minimum credit score is 620 under the guidelines in all documentation types except for the no income and no asset program. No
Income and No Asset (NINA) loans require a minimum credit score of 660 for combined loan amounts up to $1,000,000. Generally, for loans originated under any applicable documentation type that permits loans with combined loan-to-value ratios greater than 95.01% to 100% for investment properties, borrowers must meet a minimum credit score of 680. For second mortgage loans not underwritten simultaneously with the first under "The Five Star Series"(TM), the determination of the representative credit score for all documentation types is a minimum of two credit scores for each borrower, utilizing the lowest of both scores, or for borrowers with three scores, utilizing the middle score. The qualifying credit score is the lowest representative score of all borrowers.

         Required reserves as stated below must be from the borrower's own funds and generally are sourced and seasoned for a minimum of 60 days. Proceeds from the sale of a property can be included without seasoning requirements. The general reserve requirements for all documentation types are as follows: for owner occupied properties, two (2) months principal, insurance, monthly taxes and insurance (PITI); for second home properties, (4) months PITI; and for investment properties, six (6) months PITI .

Appraisal Reviews

         Appraisal reviews for second mortgage loans originated or acquired by the Seller simultaneously under "The Five Star Series" are the same as set forth above in the first mortgage lien product. For loans not originated with a combination first lien, the appraisal review requirements are as follows:
Loan-to-value/combined loan-to-value ratios between 80.01% to 90.00% require a minimum of an automated valuation model (HVE with "H" or 'M' or Casa with minimum safety score of 65%) or enhanced desk review or a 2055 exterior
(Quantitative Appraisal Review); Combined loan-to-value ratios between 90.01%
and 95.00% generally require an enhanced desk review or 2055 exterior report;
combined loan-to-value ratios between 95.01% and 100.00% or combined-loan amounts of $500,000 to $999,000 require an enhanced field review or a 2055 exterior report and combined-loan amounts equal to or greater than $1,000,000 require two

                                      S-73

(2) full appraisals, completed by separate appraisers. At the discretion of the underwriter, an additional review and/or additional comparative listings and/or a new appraisal may be required.

Finance America, LLC

         Finance America, LLC ("Finance America") is a Delaware limited liability company and is a wholly owned subsidiary of Finance America Holdings,
LLC, also a Delaware limited liability company. Finance America Holdings, LLC, is owned by two affiliates of Lehman Brothers Inc. Finance America commenced operations on January 1, 2000, and is headquartered in Irvine, California. The principal executive office of Finance America is located at 16802 Aston Street,
Irvine, California 92606, and its telephone number is 949-440-1000. Finance
America originates first and second lien, nonconforming residential mortgage loans. Finance America is a HUD-approved mortgagee and an approved seller/servicer by Freddie Mac.

         The information set forth in the following paragraphs has been provided by Finance America and none of the depositor, the underwriter, the master servicer, the securities administrator, the servicer, the trustee, or any other person makes any representation as to the accuracy or completeness of such information.

Finance America Underwriting Guidelines

         Finance America has developed a risk assessment model that is used to risk-score all loans originated and acquired. Finance America's risk-scoring process begins with the risk matrix and utilizes three key risk factors that drive performance to develop a base risk score. The three key loan factors are mortgage pay history, the borrower's Credit Bureau Score (defined below) and loan-to-value ratio. Once the base score is determined, additional risk factors are identified and a total final originator risk score (the "Originator Risk
Score") is calculated, summing the base score and any add-ons. Additional risk factors include stated income and alternative documentation requirements, property types other than single family residence, non-owner occupancy, combined loan-to-value ratios greater than 95%, debt-to-income percentages greater than
50%, cash out, no previous mortgage history and various bankruptcy histories.
The risk add-on values correspond to the amount of additional risk each factor represents. They range from 0.25 to 3.25. The final score is then used to determine the loan's price (interest rate charged to the borrower), the maximum loan amount and any related underwriting requirements. Final Originator Risk
Scores range from 0.75 to 5.0, with the lowest score representing the lowest risk and 5.0 representing the maximum amount of risk acceptable to Finance
America. No score is permitted to exceed 5.0.

         Additionally, Finance America's Risk Scoring program does not allow any upgrades for compensating factors or exceptions to the risk scoring or credit guidelines. Because the program is model-driven, results and performance are tracked, evaluated and used to validate and re-validate the risk matrix.
Allowing exceptions to the guidelines or scoring would dilute the risk assessment and could blur performance results. In limited circumstances, minor documentation exceptions are permitted. Increases to the maximum loan amount limit for each Originator Risk Score are also permitted.

         Because the credit risk decision is determined solely by Finance
America's Risk Scoring matrix, Finance America uses its underwriters primarily to evaluate the documentation required to substantiate the loan decision, to ensure all underwriting guidelines are followed, to ensure the loan file documentation complies with federal and state regulations and to evaluate the strength of the appraisal. While loan pricing and grading are model-driven, no two applications are the same. All loan applications are individually underwritten. The applicant's past and present payment history, employment and income, assets, liabilities and property value are all factors considered during the underwriting review process. All loans are reviewed

                                      S-74

for accuracy, credit discrepancies, income contradictions and misrepresentations during the underwriting process. The loan application package must be documented as required for the loan program and must contain sufficient information to render the final lending decision.

         In addition to the Originator Risk Score, Finance America also employs the traditional use of credit grades. Their use, however, is limited to the definition of the borrower's mortgage (or rental) payment history (the "MPH")
for the previous 12-month period preceding the application. In general, Finance
America's "A" represents a MPH of a maximum of one 30-day delinquent payment within the past 12 months; an "A-" represents a MPH where the borrower may have had unlimited rolling 30 day delinquent mortgage payment; a "B" allows a MPH of one 60-day delinquent payment within the past 12 months; a "C" allows a MPH of one 90-day delinquent payment within the past 12 months and the loan-to-value is limited to 85%; and a "D" allows a MPH of one 120-day delinquent payment within the past 12 months, where the loan-to-value to limited to 75% and there cannot be a foreclosure in process with respect to such mortgage. "D's" are also not allowed to provide the borrower with any cash at the time of funding the related loan.

         The mortgage loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, and may experience rates of delinquency and foreclosure that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. Unless prohibited by state law or waived by Finance America upon the payment by the related mortgagor of buyout fees or acceptance of a higher mortgage rate, a substantial portion of the mortgage loans originated by Finance America provide for the payment by the mortgagor of a prepayment charge on certain full or partial prepayments made within one to three years from the date of origination of the related Mortgage Loan as described under "The Mortgage Pools--General"
above.

         A majority of the mortgage loans originated by Finance America are based on loan application packages submitted through mortgage brokerage companies. These brokers must meet minimum standards set by Finance America based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing) which is independently verified by Finance America's broker approval staff, federal tax identification number and a signed broker agreement. Additionally, both the broker principal and the organization are investigated through a review of the
Mortgage Industry Data Exchange database established by Mortgage Asset Research
Institute, Inc. and LexisNexis. Once approved, mortgage brokerage companies are eligible to fund loan application packages in compliance with the terms of the signed broker agreement. Approved brokers' submission and funding activity are closely monitored for potential fraud, licenses are monitored for validity and expiration, and all brokers are entered into and monitored through an industry-accepted, nationally recognized database to identify potential integrity issues, misrepresentations or identified business risks.

         All loans are processed and underwritten at the branch level by an experienced, full-time staff that undergoes approximately 40 hours of specialized training that includes compliance, fraud detection, appraisal valuation, underwriting, title and collateral processing. Finance America utilizes a "modular" concept approach to training. Each underwriter is granted a level of authority commensurate with his or her proven judgment, successfully completed training modules and credit skills.

         Finance America offers two loan origination programs, called Mach 2 and
Mach 3. Both programs utilize the risk-scoring matrix to generate Originator
Risk Scores on all mortgage loans. The loan programs also make use of credit bureau scores (the "Credit Bureau Score"). The Credit Bureau Score is available from the three national credit repositories and are calculated by the assignment of weightings to the most

                                      S-75

predictive data collected by the credit repositories and range from the 300's to the 900's. Although the Credit Bureau Scores are based solely on the information at the particular credit repository, such Credit Bureau Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. Finance America generally uses the middle of three Credit
Bureau Scores or the lower of the two Credit Bureau Scores for the primary income borrower. The Credit Bureau Score is the credit score component that is used in the Originator Risk Scoring matrix to develop the risk score.

         Mach 2 loans require a minimum credit score of 600 and allow for loan-to-value ratios and combined loan-to-value ratios up to 100%. With superior credit, a Mach 2 borrower may qualify for an 80/20 combination loan or a 100%
first mortgage loan. Mach 2 loans cannot exceed a 0x30 or a 1x30 mortgage pay history and are only made on owner-occupied properties. Mach 2 debt-to-income ratios cannot exceed 50% and property types are limited to single-family residences, condominiums, planned unit developments and 2 units. The typical average Credit Bureau Score for the Mach 2 program is generally around 650. Mach
2 loan amounts range from $40,000 up to $750,000. The Mach 2 program also allows for various loan documentation programs that include full, alternative and stated income loan documentation.

         The Mach 3 program is the for the highest credit quality borrower, with characteristics that are typically better than a Mach 2 borrower. Mach 3 loans require a minimum Credit Bureau Score of 660 and allow for loan-to-values up to
100%. Mach 3 loans require less documentation commensurate with the higher credit profile of the borrower. Property types are limited to single-family residences, condominiums, and PUD's. Mach 3 loans are made on owner-occupied properties only and the loan amounts range from $40,000 up to $333,700.

         Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income and employment history, as well as certain other personal information. Finance America requires a credit report for each applicant from a credit reporting company. Finance
America's underwriters verify the income of each borrower under various documentation programs as follows: under the Full Income Documentation Programs, applicants are generally required to submit verification of stable income for the periods of six months to two years preceding the application dependent on the Originator Risk Score; under the Alternative Income Documentation Program, the borrower is qualified based on the income set forth on the application and the applicants are generally required to submit verification of adequate cash flow to meet credit obligations for a 6 to 12 month period preceding the application; and under the Stated Income Program, applicants are qualified based on monthly income as stated on the mortgage application. All Stated Income loans are required to qualify for the Finance America's payment shock test which limits the increase in the borrowers new payment (PITI) to 75% if the loan has an Originator Risk Score of less than 3.0. The increase is limited to 50% if the
Originator Risk Score is greater than 3.0. In all cases, the income stated must be reasonable and customary for the applicant's line of work. A pre-closing audit to confirm the borrower's employment is conducted by phone on all wage earner borrowers. A self-employed borrower's business is verified to have been in existence for a minimum of two years preceding the mortgage application. The verification may be made through independent validation of the business by using
Dun and Bradstreet Information Services or LexisNexis, or can be made by obtaining a valid business license, or a CPA/Enrolled Agent letter.

         Finance America's guidelines are applied in accordance with a procedure that generally requires an appraisal of the mortgaged property that conforms to
Fannie Mae and Freddie Mac standards. Qualified independent appraisers must meet minimum standards of licensing. Each Uniform Residential Appraisal Report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The

                                      S-76

appraisal review process is initially conducted by the underwriter and may be elevated to further review audits. These secondary audits may consist of an enhanced desk review conducted by a Finance America staff appraiser or representative, a field review or an automated valuation report that confirms or supports the original appraiser's value of the mortgage property. Loans with specific geographic location or specific loan parameters require a mandatory staff appraisal review. A property value in excess of $750,000 also requires a mandatory staff appraisal review and may require an additional independent full appraisal.

         Finance America requires title insurance on all mortgage loans. Finance
America also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related residential loan or the replacement cost of the property, whichever is less.

         Finance America conducts a number of quality control procedures including a post-funding credit and appraisal compliance audit program that provides for a re-underwriting of 100% of the mortgage loans and 100% automated valuation model validation. Additionally, Finance America also conducts a more traditional random quality control audit that is based on the error rate from the previous month's audit to ensure that the asset quality is consistent with the Finance America's guidelines. The quality control review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing audit findings and level of error is sent monthly to each branch for response. Adverse findings are tied to monetary incentives with a severe negative impact to the branch operations'
bonus compensation. Finance America's Senior Management reviews the audit findings and branch responses. This post-funding review procedure allows Finance
America to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional training or additional system edits.

         With respect to 82.77% of mortgage loans purchased from Finance
America, lender paid mortgage insurance provided by PMI Mortgage will insure against default with respect to each such insured mortgage loan up to an amount equal to the principal amount thereof exceeding 78% of the value of the related mortgaged property at origination of the related mortgage loan.

         In addition, see "The Mortgage Pools -- Details of Specific Programs of
the Originators" in the prospectus.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF CENLAR

         Based solely upon information provided by the Cenlar, the following tables summarize, for the respective dates indicated, the delinquency, foreclosure, bankruptcy and REO property status with respect to all one- to four-family residential mortgage loans serviced by Cenlar. The indicated periods of delinquency are based on the number of days past due on a contractual basis.
The monthly payments under all of such mortgage loans are due on the first day of each calendar month. A mortgage loan is considered "30 days" delinquent if a payment due on the first of the month is not received by the second day of the following month, and so forth.

         This table is only in respect of those mortgage loans currently being serviced by Cenlar, and includes information for all credit grades of mortgage loans, not just the mortgage loans included in the Trust. This information is also for a limited time period, and for a small number of mortgage loans. AS A
RESULT, THE LOSS AND DELINQUENCY EXPERIENCE OF THE MORTGAGE LOANS INCLUDED IN
THE TRUST FUND MAY BE SIGNIFICANTLY DIFFERENT THAN THE LIMITED INFORMATION
INCLUDED IN THIS TABLE.

                                      S-77

                                                        CENLAR DELINQUENCY AND FORECLOSURE EXPERIENCE ENTIRE SERVICED PORTFOLIO
                                                        -----------------------------------------------------------------------
                                                          As of December 31, 2001                   As of December 31, 2002
                                                          -----------------------                   -----------------------
                                                    Number of Loans    Principal Balance      Number of Loans    Principal Balance
                                                    ---------------    -----------------      ---------------    -----------------

Total Portfolio(1) ................................     189,125         $21,595,801,607           165,582         $22,086,030,777

Period of Delinquency(1)
  30 days .........................................       6,240         $   592,704,581             4,533         $   482,230,537
 Percent Delinquent ...............................        3.30%                   2.74%             2.74%                   2.18%
  60 days .........................................       1,626         $   137,134,036             1,242         $   111,618,376
 Percent Delinquent ...............................        0.86%                   0.64%             0.75%                   0.51%
  90 days or more .................................       2,359         $   173,872,117             1,863         $   136,193,101
 Percent Delinquent ...............................        1.25%                   0.81%             1.13%                   0.62%
Total Delinquencies(1) ............................      10,225         $   903,710,734             7,638         $   703,042,014
Total Delinquencies by % of total portfolio........        5.41%                   4.18%             4.61%                   3.31%

Foreclosure(1) ....................................       2,154         $   193,903,347             1,778         $   158,244,229
Bankruptcy(2)(4) ..................................       1,629         $   117,623,303             1,476         $   108,910,523
Total Foreclosures and Bankruptcies ...............       3,783         $   311,526,650             3,254         $   267,154,752
Real Estate Owned(3) ..............................           0         $             0                 0         $             0
Percent of Total Portfolio in Foreclosure
or Bankruptcy .....................................        2.00%                   1.44%             1.97%                   1.21%

                                                        CENLAR DELINQUENCY AND FORECLOSURE EXPERIENCE ENTIRE SERVICED PORTFOLIO
                                                        -----------------------------------------------------------------------
                                                          As of December 31, 2003                    As of September 30, 2004
                                                          -----------------------                    ------------------------
                                                    Number of Loans    Principal Balance      Number of Loans    Principal Balance
                                                    ---------------    -----------------      ---------------    -----------------

Total Portfolio(1) ................................     147,206         $23,407,734,933          186,384          $35,695,996,387

Period of Delinquency(1)
  30 days .........................................       3,567         $   359,758,083            4,443          $   546,314,396
 Percent Delinquent ...............................        2.42%                   1.54%            2.38%                    1.53%
  60 days .........................................       1,224         $   119,068,795            1,215          $   127,954,709
 Percent Delinquent ...............................        0.83%                   0.51%            0.65%                    0.36%
  90 days or more .................................       1,643         $   106,709,763            1,719          $   127,161,840
 Percent Delinquent ...............................        1.12%                   0.46%            0.92%                    0.36%
Total Delinquencies(1) ............................       6,434         $   585,536,641            7,377          $   801,430,945
Total Delinquencies by % of total portfolio........        4.37%                   2.50%            3.96%                    2.25%

Foreclosure(1) ....................................       1,227         $   119,180,578            1,232          $   119,854,206
Bankruptcy(2)(4) ..................................       1,108         $    76,985,631            1,229          $    94,070,993
Total Foreclosures and Bankruptcies ...............       2,335         $   196,166,209            2,461          $   213,925,199
Real Estate Owned(3) ..............................           0         $             0                0          $             0
Percent of Total Portfolio in Foreclosure
or Bankruptcy .....................................        1.59%                   0.84%            1.32%                    0.60%

(1) Delinquency data source is Alltel / Fidelity system T3001-30L & 30M Reports
(30L is loan principal balances delinquent & 30M is loan counts).

(1) Foreclosure data is same source reports as delinquency data.

(2) Bankruptcy data is from Alltel / Fidelity S3001-2T4 - Bankruptcy Trial
Balance Report.

(3) No material REO loans owned by Cenlar. REO's are owned and managed by GSE's
(Fannie Mae & Freddie Mac), or in process of conveyance to FHA or VA and are in either case counted in the foreclosure totals above by the Alltel system reports.

(4) Bankruptcy counts and balances also added to delinquency totals, based on actual paid through date of loans.

                                      S-78

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the stated principal payments due on or before this date. Prior to the issuance of the Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Company deems this removal necessary or desirable, and may be prepaid at any time. In no event, however, will more than
5% (by principal balance at the Cut-off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this prospectus supplement.

                             THE CERTIFICATE INSURER

         The following information has been supplied by Ambac Assurance
Corporation, the certificate insurer, for inclusion in this prospectus supplement. No representation is made by the Company, the master servicer, the seller and servicer, the securities administrator, the underwriter or any of their affiliates as to the accuracy and completeness of this information.

         The certificate insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the
State of Wisconsin and licensed to do business in 50 states, the District of
Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The
certificate insurer primarily insures newly-issued municipal and structured finance obligations. The certificate insurer is a wholly owned subsidiary of
Ambac Financial Group, Inc. (formerly, AMBAC Inc.), a 100% publicly-held company. Moody's, Standard & Poor's and Fitch Ratings have each assigned a triple-A financial strength rating to the certificate insurer.

         The consolidated financial statements of the certificate insurer and subsidiaries as of December 31, 2003 and December 31, 2002, and for each of the years in the three-year period ended December 31, 2003, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission on March 15, 2004;
Commission File Number 1-10777), the unaudited consolidated financial statements of the certificate insurer and subsidiaries as of March 31, 2004 and for the periods ending March 31, 2004 and March 31, 2003 included in the Quarterly
Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March
31, 2004 (which was filed with the Securities and Exchange Commission on May 10,
2004); the unaudited consolidated financial statements of the certificate insurer and subsidiaries as of June 30, 2004 and for the three and six month periods ended June 30, 2004 and June 30, 2003 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2004
(which was filed with the Securities and Exchange Commission on August 9, 2004);
the unaudited consolidated financial statements of the certificate insurer and subsidiaries as of September 30, 2004 and for the three and nine month periods ended September 30, 2004 and September 30, 2003 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30,
2004 (which was filed with the Securities and Exchange Commission on November 9,
2004) and the Current Reports on Form 8-K filed with the Securities and Exchange
Commission on April 22, 2004, July 22, 2004, August 20, 2004, October 20, 2004
and November 12, 2004 as they relate to the certificate insurer, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference in this prospectus

                                      S-79

supplement also modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All consolidated financial statements of the certificate insurer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the
Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d)
of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing the documents.

         The following table sets forth the capitalization of the certificate insurer as of December 31, 2002, December 31, 2003 and September 30, 2004, in
conformity with accounting principles generally accepted in the United States of
America.

                  AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)

                                                                                                         SEPTEMBER 30,
                                                                   DECEMBER 31,        DECEMBER 31,          2004
                                                                       2002               2003            (UNAUDITED)
                                                                       ----               ----            -----------

Unearned premiums.......................................             $2,137              $2,553             $2,736
Notes payable to affiliate..............................                111                  84                 13
Other liabilities.......................................              1,865               2,197              2,167
         Total liabilities..............................              4,113               4,834              4,916
Stockholder's equity:
         Common stock...................................                 82                  82                 82
         Additional paid-in capital.....................                920               1,144              1,179
         Accumulated other comprehensive
             income.....................................                231                 243                234
         Retained earnings..............................              2,849               3,430              3,921
                                                                     ------              ------            -------
         Total stockholder's equity.....................              4,082               4,899              5,416
                                                                     ------              ------            -------
         Total liabilities and stockholder's equity.....             $8,195              $9,733            $10,332
                                                                     ======              ======            =======

         For additional financial information concerning the certificate insurer, see the audited consolidated financial statements of the certificate insurer incorporated by reference in this prospectus supplement. Copies of the consolidated financial statements of the certificate insurer incorporated by reference and copies of the certificate insurer's annual statement for the year ended December 31, 2003 prepared on the basis of accounting practices prescribed or permitted by the state of Wisconsin Office of the Commissioner of Insurance are available without charge from the certificate insurer. The address of the certificate insurer's administrative offices and its telephone number are One
State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

                                      S-80

         The certificate insurer makes no representation regarding the certificates or the advisability of investing in the certificates and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the certificate insurer and presented under the headings "The Certificate Insurer" and
"Description of the Certificates--Description of the Certificate Guaranty
Insurance Policy" in this prospectus supplement and in the financial statements incorporated in this prospectus supplement by reference.

         THE CERTIFICATE GUARANTY INSURANCE POLICY IS NOT COVERED BY THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW
YORK INSURANCE LAW.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Series 2004-6 Certificates will consist of sixteen classes of certificates, twelve of which are offered hereby. Only the Offered Certificates are offered by this prospectus supplement.

         The Class C, Class R and Class R-X Certificates, which are not offered hereby, will be entitled to distributions on any distribution date only after all required distributions have been made on the Offered Certificates. The
Certificate Principal Balance of the Class C Certificates as of any date of determination will be equal to the aggregate Stated Principal Balance of the mortgage loans minus the aggregate Certificate Principal Balance of all other classes of certificates and will be entitled to distributions of interest as provided in the Agreement. The Class R Certificates and Class R-X Certificates
will not have principal balances and will not be entitled to distributions of interest.

         The Class P Certificates, which are not offered hereby, will have an initial Certificate Principal Balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans.

         The certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of a pool of mortgage loans with an aggregate principal balance as of the Cut-off Date, after application of scheduled payments due whether or not received, of approximately
$761,026,680.

         Each class of the Offered Certificates will have the approximate initial Certificate Principal Balance as set forth on page S-4 hereof and will have the Pass-Through Rate as defined under "Glossary" in this prospectus supplement. The Pass-Through Rate on each class of the Offered Certificates will be limited to the Net WAC Rate. In addition, the Certificate Margin on each class of the Offered Certificates will be subject to increase on and after the
Step-Up Date. The holders of the Offered Certificates will not be entitled to recover interest in excess of any applicable limitation on the Pass-Through Rate thereof on any future distribution date from excess cashflow or from any other source except to the extent of payment from the Corridor Contracts and available
Net Monthly Excess Cashflow deposited in the reserve fund as provided in
"--Overcollateralization Provisions" below.

         The Class A-3B Certificates will be entitled to the benefits of a certificate guaranty insurance policy to be issued by Ambac Assurance
Corporation, referred to in this prospectus supplement as the certificate insurer. The certificate insurer shall be subrogated to the rights of each holder of the Class A-3B Certificate

                                      S-81

to receive distributions on those Class A-3B Certificates to the extent of any payment by the certificate insurer under the certificate guaranty insurance policy.

         The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations representing Certificate Principal Balances of $100,000 and integral multiples of $1 in excess thereof.

         The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC. The Company has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to
Certificate Owners in accordance with DTC procedures. See "--Registration of the
Book-Entry Certificates" and "--Definitive Certificates" in this prospectus supplement.

         The definitive certificates, if ever issued, will be transferable and exchangeable at the offices of the Securities Administrator designated by the
Securities Administrator from time to time for these purposes. The Securities
Administrator has initially designated its offices located at c/o Wells Fargo
Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention:
Corporate Trust Services - Homestar 2004-6, for such purpose. No service charge will be imposed for any registration of transfer or exchange, but the Securities
Administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by the Securities Administrator to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Distributions will be made by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of the class at the location specified by the
Securities Administrator in the notice to certificateholders of the final distribution.

REGISTRATION OF THE BOOK-ENTRY CERTIFICATES

         DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

         Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of

                                      S-82

principal of and interest on the Book-Entry Certificates from the Securities
Administrator through DTC and DTC participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate
Owners will not be recognized by the Securities Administrator as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry transfers of
Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.
Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which
Certificate Owners, through their participants and indirect participants, will receive payments and will be able to transfer their interest in the Book-Entry
Certificates.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a
Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to
Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited.
Additionally, under the Rules, DTC will take actions with respect to specified
Voting Rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that participants whose holdings of Book-Entry Certificates evidence Voting Rights, authorize divergent action.

         The Company, the Master Servicer, the Servicer, the Securities
Administrator, the Trustee, the Underwriter and the certificate insurer will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by
Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DEFINITIVE CERTIFICATES

         Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the
Company advises the Securities Administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book- Entry Certificates and the Company is unable to locate a qualified successor, (2) the Company, at its option, elects to terminate the book-entry system through DTC, or (3) after the occurrence of an event of default, Certificate Owners representing in the aggregate not less than 51% of the Voting Rights of the Book-Entry Certificates advise the Securities
Administrator and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the
Certificate

                                      S-83

Owners' best interest. Additionally, after the occurrence of an event of default, any Certificate Owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing that Certificate
Owner's percentage interest in the related class of Certificates.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to notify all Certificate
Owners through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry
Certificates and receipt of instructions for re-registration, the Securities
Administrator will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual
Certificate Owners, and thereafter the Securities Administrator will recognize the holders of definitive certificates as certificateholders under the
Agreement. Definitive certificates will be issued in minimum denominations of
$25,000, except that any beneficial ownership represented by a Book-Entry
Certificate in an amount less than $25,000 immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

ALLOCATION OF AVAILABLE FUNDS

         Distributions to holders of each class of Offered Certificates will be made on each distribution date from the Available Distribution Amount.

         Interest Distributions on the Offered Certificates

         On each distribution date the Securities Administrator shall pay the premium due in connection with the certificate guaranty insurance policy to the certificate insurer. In addition, on each distribution date the Securities
Administrator shall withdraw from the Certificate Account that portion of the
Available Distribution Amount for such distribution date consisting of the
Interest Remittance Amount for such distribution date, and shall pay such amount in the following amounts and order of priority:

         (1) first, to each class of Class A Certificates, the Accrued
             Certificate Interest thereon and any Interest Carry Forward Amount for that class, concurrently on a pro rata basis based on the respective amounts of interest accrued on such class of Class A
             Certificates for such distribution date; and

         (2) second, sequentially to the holders of the Class M-1, Class M-2,
             Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8
             Certificates, in that order, the Accrued Certificate Interest for that class for such distribution date.

         On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will be allocated, first, in reduction of amounts otherwise distributable to the Class C Certificates and
Class R Certificates, and thereafter, to Accrued Certificate Interest with respect to the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Offered Certificates will not be entitled to reimbursement for any such interest shortfalls and the certificate guaranty insurance policy will not cover any such interest shortfalls allocated to the Class A-3B Certificates.

                                      S-84

         Principal Distributions on the Offered Certificates

         On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of each class of Offered
Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

         (1) first, to the Class A Certificates, as provided below, until the
             Certificate Principal Balances thereof have been reduced to zero;
             and

         (2) second, sequentially to the Class M-1, Class M-2, Class M-3, Class
             M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in
             that order, in each case until the Certificate Principal Balance thereof has been reduced to zero.

         On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of Offered
Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

         (1) first, the Class A Principal Distribution Amount shall be distributed to the Class A Certificates as provided below, until the Certificate Principal Balances thereof have been reduced to zero;

         (2) second, to the holders of the Class M-1 Certificates, the Class M-1
             Principal Distribution Amount until the Certificate Principal
             Balance thereof has been reduced to zero;

         (3) third, to the holders of the Class M-2 Certificates, the Class M-2
             Principal Distribution Amount until the Certificate Principal
             Balance thereof has been reduced to zero;

         (4) fourth, to the holders of the Class M-3 Certificates, the Class M-3
             Principal Distribution Amount until the Certificate Principal
             Balance thereof has been reduced to zero;

         (5) fifth, to the holders of the Class M-4 Certificates, the Class M-4
             Principal Distribution Amount until the Certificate Principal
             Balance thereof has been reduced to zero;

         (6) sixth, to the holders of the Class M-5 Certificates, the Class M-5
             Principal Distribution Amount until the Certificate Principal
             Balance thereof has been reduced to zero;

         (7) seventh, to the holders of the Class M-6 Certificates, the Class
             M-6 Principal Distribution Amount until the Certificate Principal
             Balance thereof has been reduced to zero;

         (8) eighth, to the holders of the Class M-7 Certificates, the Class M-7
             Principal Distribution Amount until the Certificate Principal
             Balance thereof has been reduced to zero; and

         (9) ninth, to the holders of the Class M-8 Certificates, the Class M-8
             Principal Distribution Amount until the Certificate Principal
             Balance thereof has been reduced to zero.

         All distributions of principal to the Class A Certificates on any distribution date, will be allocated in the following manner and order of priority:

                                      S-85

         (1) first, sequentially, to the Class A-1 Certificates and Class A-2
             Certificates, in that order, in each case until the Certificate
             Principal Balance thereof has been reduced to zero; and

         (2) second, concurrently on a pro rata basis, to the Class A-3A
             Certificates and Class A-3B Certificates, based on the Certificate
             Principal Balances thereof, until the Certificate Principal
             Balances thereof have been reduced to zero;

provided, however, on any distribution date after the Certificate Principal
Balances of the Class M Certificates have been reduced to zero, distributions of principal to the Class A Certificates will be allocated among such Class A
Certificates concurrently on a pro rata basis, based on the Certificate
Principal Balances thereof.

         The allocation of distributions in respect of principal to the Class A
Certificates on each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized
Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Class M Certificates. Increasing the respective percentage interest in the trust of the Class M Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Class M Certificates.

CALCULATION OF ONE-MONTH LIBOR FOR THE OFFERED CERTIFICATES

         On each Interest Determination Date, the Securities Administrator will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, for the next Accrual Period for the Offered
Certificates on the basis of the offered rates of the Reference Banks for one-
month United States dollar deposits, as such rate appears on the Telerate Screen
Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

         On each Interest Determination Date, if the rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR for the related
Accrual Period for the Offered Certificates will be established by the
Securities Administrator as follows:

         (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

         (b) If on such Interest Determination Date fewer than two Reference
Banks provide such offered quotations, One-Month LIBOR for the related Accrual
Period shall be the higher of (x) One-Month LIBOR as determined on the previous
Interest Determination Date and (y) the Reserve Interest Rate.

         The establishment of One-Month LIBOR on each Interest Determination
Date by the Securities Administrator and the Securities Administrator's
calculation of the rate of interest applicable to the Offered Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

OVERCOLLATERALIZATION PROVISIONS

         Interest collections on the mortgage loans are expected to be generated in excess of the fees and expenses payable by the trust and the amount of interest payable to the holders of the Offered Certificates.

                                      S-86

In addition, on or after the Stepdown Date, so long as no Trigger Event is in effect, the Overcollateralized Amount may be reduced by a payment of the
Overcollateralization Release Amount. The Agreement requires that, on each distribution date, the Net Monthly Excess Cashflow, if any, be applied on such distribution date as follows, in each case to the extent of the remaining Net
Monthly Excess Cashflow:

         (1) first, to the certificate insurer, as subrogee of the holders of the Class A-3B Certificates, from the amount, if any, of the
             Available Distribution Amount remaining, an amount necessary to reimburse the certificate insurer for claims paid under the policy, to the extent of Cumulative Insurance Payments on the Class A-3B
             Certificates;

         (2) second, to the Offered Certificates, an amount equal to any Extra
             Principal Distribution Amount, payable as part of the Principal
             Distribution Amount as described under "--Allocation of Available
             Funds--Principal Distributions on the Offered Certificates" above;

         (3) third, sequentially to the Class M-1, Class M-2, Class M-3, Class
             M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in
             that order, in an amount equal to any Interest Carry Forward Amount for such class or classes;

         (4) fourth, sequentially to the Class M-1, Class M-2, Class M-3, Class
             M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in
             that order, in an amount equal to any Allocated Realized Loss
             Amount for such class or classes;

         (5) fifth, to a reserve fund, after taking into account amounts, if any, received under the Corridor Contracts, to pay the Offered
             Certificates as follows: first, to the Class A Certificates, on a pro rata basis, based on the aggregate amount of Basis Risk
             Shortfall Carry-Forward Amounts for such classes of Class A
             Certificates, and second, sequentially, to the Class M-1, Class
             M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and
             Class M-8 Certificates, in that order, any related Basis Risk
             Shortfall Carry-Forward Amount for such class or classes on such distribution date; and

         (6) sixth, to the holders of the Class C, Class P and Class R
             Certificates as provided in the Agreement.

Allocated Realized Loss Amounts and Basis Risk Shortfall Carry-Forward Amounts
will be payable to each class of Offered Certificates, as applicable, even after its Certificate Principal Balance has been reduced to zero.

THE CORRIDOR CONTRACTS

         On the Closing Date, either the Seller will assign to the Company, and the Company will assign to the Trustee for the benefit of the Offered
Certificates, its rights under the Corridor Contracts, or the Seller will cause the Trustee to enter into the Corridor Contracts with the Corridor Contract
Counterparty.

         Each of the Corridor Contracts will contain a Cap Rate and Ceiling Rate and provide for the calculation of One-Month LIBOR. The Corridor Contracts will provide for payments to be made to the Trustee if One-Month LIBOR (but not more than the Ceiling Rate) exceeds the related Cap Rate. One of the Corridor
Contracts will cover Basis Risk Shortfall Carry-Forward Amounts first on the
Class A Certificates,

                                      S-87

and the other Corridor Contract will cover Basis Risk Shortfall Carry-Forward
Amounts first on the Class M Certificates. On any distribution date, any amounts from the Corridor Contracts not paid to the Offered Certificates generally will be paid to the Seller or the holder of the Class C Certificates (as specified in the Agreement) and will not be available to make payments to the Offered
Certificates on future distribution dates.

         Payments will be made with respect to the Corridor Contracts in accordance with a notional balance based on the schedule set forth therein. With respect to any distribution date on or prior to the termination of the Corridor
Contract, the amount, if any, payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of (i) the excess, if any, of
(x) the lesser of (1) One-Month LIBOR (as determined by the Corridor Contract
Counterparty) and (2) the Ceiling Rate for such distribution date, over (y) the
Cap Rate for such distribution date, and (ii) an amount equal to the notional balance for such distribution date (which, in the case of payments to be made to the Class A Certificates and Class M Certificates, will be the lesser of (a) the notional balance on the schedule and (b) the balance of the related
Certificates) and (iii) the actual number of days in the related Accrual Period, divided by 360.

         The Corridor Contract Counterparty, or the guarantor thereof making payments to the trust, is, as of the Closing Date, rated at least "AAA" by S&P and "Aaa" by Moody's.

         The Corridor Contract Cap Rates and scheduled notional balances of the
Corridor Contracts are set forth in the following two tables:

                                        Class A Corridor Contract
                                            Scheduled Notional                  Cap Rate     Ceiling Rate
Distribution Date                              Balance ($)                         (%)            (%)
-----------------                              -----------                         ---            ---

December 25, 2004                             680,293,000.00                      4.61           9.66
January 25, 2005                              674,790,095.26                      5.41           9.66
February 25, 2005                             667,924,918.18                      5.41           9.66
March 25, 2005                                659,703,329.49                      6.03           9.66
April 25, 2005                                650,138,335.52                      5.41           9.66
May 25, 2005                                  639,250,682.83                      5.61           9.66
June 25, 2005                                 627,068,973.99                      5.41           9.66
July 25, 2005                                 613,629,715.94                      5.61           9.66
August 25, 2005                               598,977,347.30                      5.42           9.66
September 25, 2005                            583,164,232.82                      5.42           9.66
October 25, 2005                              566,410,985.04                      5.62           9.66
November 25, 2005                             549,806,666.12                      5.44           9.66
December 25, 2005                             533,648,458.12                      5.63           9.66
January 25, 2006                              517,923,959.96                      5.44           9.66
February 25, 2006                             502,621,123.09                      5.45           9.66
March 25, 2006                                487,728,241.36                      6.11           9.66
April 25, 2006                                473,233,941.12                      5.49           9.66
May 25, 2006                                  459,127,171.69                      5.79           9.66
June 25, 2006                                 445,397,195.99                      5.72           9.66
July 25, 2006                                 432,033,581.60                      6.06           9.66
August 25, 2006                               419,026,191.89                      5.87           9.66
September 25, 2006                            406,365,728.14                      6.10           9.66
October 25, 2006                              394,046,365.98                      6.83           9.66
November 25, 2006                             382,064,053.69                      6.64           9.66
December 25, 2006                             370,399,387.74                      6.92           9.66

                                      S-88

                                        Class A Corridor Contract
                                            Scheduled Notional                  Cap Rate     Ceiling Rate
Distribution Date                              Balance ($)                         (%)            (%)
-----------------                              -----------                         ---            ---

January 25, 2007                              359,043,622.84                      6.73           9.66
February 25, 2007                             347,988,260.70                      6.74           9.66
March 25, 2007                                337,225,042.99                      7.61           9.66
April 25, 2007                                326,745,944.39                      7.00           9.66
May 25, 2007                                  316,543,165.96                      7.29           9.66
June 25, 2007                                 306,609,128.60                      7.09           9.66
July 25, 2007                                 296,936,466.81                      7.38           9.66
August 25, 2007                               287,518,022.50                      7.14           9.66
September 25, 2007                            278,346,839.11                      7.23           9.66
October 25, 2007                              269,416,155.79                      7.65           9.66
November 25, 2007                             260,719,401.82                      7.43           9.66
December 25, 2007                             252,250,191.16                      7.73           9.66
January 25, 2008                              252,250,191.16                      7.51           9.66
February 25, 2008                             249,505,152.81                      7.51           9.66
March 25, 2008                                243,340,517.38                      8.14           9.66
April 25, 2008                                237,336,431.37                      7.77           9.66
May 25, 2008                                  231,488,613.44                      8.05           9.66
June 25, 2008                                 225,792,733.09                      7.80           9.66
July 25, 2008                                 220,244,666.94                      8.29           9.66
August 25, 2008                               214,840,407.01                      8.11           9.66
September 25, 2008                            209,576,019.29                      8.17           9.66
October 25, 2008                              204,447,757.15                      8.47           9.66
November 25, 2008                             199,451,939.29                      8.19           9.66
December 25, 2008                             194,584,877.44                      8.62           9.66
January 25, 2009                              189,843,083.00                      8.38           9.66
February 25, 2009                             185,223,307.63                      8.39           9.66
March 25, 2009                                180,722,263.35                      9.32           9.66
April 25, 2009                                176,336,707.22                      8.40           9.66
May 25, 2009                                  172,063,504.21                      8.68           9.66
June 25, 2009                                 167,899,714.60                      8.41           9.66
July 25, 2009                                 163,842,415.53                      8.82           9.66
August 25, 2009                               159,888,735.99                      8.52           9.66
September 25, 2009                            156,035,899.63                      8.51           9.66
October 25, 2009                              152,281,205.50                      8.80           9.66
November 25, 2009                             148,622,021.22                      8.50           9.66
December 25, 2009                             145,055,805.24                      8.78           9.66
January 25, 2010                              141,580,076.44                      8.50           9.66
February 25, 2010                             138,192,422.39                      8.48           9.66
March 25, 2010                                134,890,497.38                      9.41           9.66
April 25, 2010                                131,672,020.50                      8.46           9.66
May 25, 2010                                  128,534,773.87                      8.74           9.66
June 25, 2010                                 125,476,600.77                      8.43           9.66
July 25, 2010                                 122,495,404.00                      8.71           9.66
August 25, 2010                               119,589,144.14                      8.40           9.66
September 25, 2010                            116,755,837.92                      8.39           9.66
October 25, 2010                              113,993,556.66                      8.67           9.66
November 25, 2010                             111,300,424.68                      8.36           9.66
December 25, 2010                             108,674,617.89                      8.64           9.66
January 25, 2011                              106,114,362.23                      8.33           9.66
February 25, 2011                             103,617,932.32                      8.32           9.66

                                      S-89

                                        Class A Corridor Contract
                                            Scheduled Notional                  Cap Rate     Ceiling Rate
Distribution Date                              Balance ($)                         (%)            (%)
-----------------                              -----------                         ---            ---

March 25, 2011                                101,183,650.10                      9.24           9.66
April 25, 2011                                98,809,883.45                       8.29           9.66
May 25, 2011                                  96,495,044.93                       8.57           9.66
June 25, 2011                                 94,237,590.50                       8.27           9.66
July 25, 2011                                 92,036,018.33                       8.54           9.66
August 25, 2011                               89,888,867.58                       8.24           9.66
September 25, 2011                            87,794,717.27                       8.23           9.66
October 25, 2011                              85,752,185.14                       8.50           9.66
November 25, 2011                             83,759,926.58                       8.20           9.66
December 25, 2011                             81,816,633.59                       8.47           9.66
January 25, 2012                              79,921,033.71                       8.17           9.66
February 25, 2012                             78,071,889.05                       8.16           9.66
March 25, 2012                                76,267,995.31                       8.73           9.66
April 25, 2012                                74,508,180.87                       8.13           9.66
May 25, 2012                                  72,791,305.85                       8.40           9.66
June 25, 2012                                 71,116,261.19                       8.11           9.66
July 25, 2012                                 69,481,967.88                       8.37           9.66
August 25, 2012                               67,887,376.01                       8.08           9.66
September 25, 2012                            66,331,464.05                       8.07           9.66
October 25, 2012                              64,813,238.01                       8.33           9.66
November 25, 2012                             63,331,730.69                       8.04           9.66
December 25, 2012                             61,886,000.90                       8.31           9.66
January 25, 2013                              60,474,864.97                       8.01           9.66

         After the distribution date in January 2013, the first Corridor
Contract will terminate without termination payments by either party.

                                         Class M Corridor Contract                            Ceiling
                                            Scheduled Notional                  Cap Rate       Rate
Distribution Date                               Balance ($)                        (%)          (%)
-----------------                               -----------                        ---          ---

December 25, 2004                              74,573,000.00                      3.72         8.76
January 25, 2005                               74,573,000.00                      4.52         8.76
February 25, 2005                              74,573,000.00                      4.52         8.76
March 25, 2005                                 74,573,000.00                      5.14         8.76
April 25, 2005                                 74,573,000.00                      4.52         8.76
May 25, 2005                                   74,573,000.00                      4.72         8.76
June 25, 2005                                  74,573,000.00                      4.52         8.76
July 25, 2005                                  74,573,000.00                      4.72         8.76
August 25, 2005                                74,573,000.00                      4.53         8.76
September 25, 2005                             74,573,000.00                      4.53         8.76
October 25, 2005                               74,573,000.00                      4.73         8.76
November 25, 2005                              74,573,000.00                      4.55         8.76
December 25, 2005                              74,573,000.00                      4.74         8.76
January 25, 2006                               74,573,000.00                      4.55         8.76
February 25, 2006                              74,573,000.00                      4.56         8.76
March 25, 2006                                 74,573,000.00                      5.22         8.76
April 25, 2006                                 74,573,000.00                      4.60         8.76
May 25, 2006                                   74,573,000.00                      4.90         8.76
June 25, 2006                                  74,573,000.00                      4.83         8.76

                                      S-90

                                         Class M Corridor Contract                            Ceiling
                                            Scheduled Notional                  Cap Rate       Rate
Distribution Date                               Balance ($)                        (%)          (%)
-----------------                               -----------                        ---          ---

July 25, 2006                                  74,573,000.00                      5.17         8.76
August 25, 2006                                74,573,000.00                      4.98         8.76
September 25, 2006                             74,573,000.00                      5.21         8.76
October 25, 2006                               74,573,000.00                      5.94         8.76
November 25, 2006                              74,573,000.00                      5.75         8.76
December 25, 2006                              74,573,000.00                      6.03         8.76
January 25, 2007                               74,573,000.00                      5.84         8.76
February 25, 2007                              74,573,000.00                      5.85         8.76
March 25, 2007                                 74,573,000.00                      6.72         8.76
April 25, 2007                                 74,573,000.00                      6.11         8.76
May 25, 2007                                   74,573,000.00                      6.40         8.76
June 25, 2007                                  74,573,000.00                      6.20         8.76
July 25, 2007                                  74,573,000.00                      6.49         8.76
August 25, 2007                                74,573,000.00                      6.25         8.76
September 25, 2007                             74,573,000.00                      6.34         8.76
October 25, 2007                               74,573,000.00                      6.76         8.76
November 25, 2007                              74,573,000.00                      6.54         8.76
December 25, 2007                              74,573,000.00                      6.84         8.76
January 25, 2008                               67,218,151.22                      6.62         8.76
February 25, 2008                              62,059,141.03                      6.62         8.76
March 25, 2008                                 60,525,818.07                      7.25         8.76
April 25, 2008                                 59,032,428.39                      6.88         8.76
May 25, 2008                                   57,577,907.09                      7.16         8.76
June 25, 2008                                  56,161,177.07                      6.91         8.76
July 25, 2008                                  54,781,212.70                      7.40         8.76
August 25, 2008                                53,437,017.10                      7.22         8.76
September 25, 2008                             52,127,611.76                      7.28         8.76
October 25, 2008                               50,852,064.78                      7.58         8.76
November 25, 2008                              49,609,460.52                      7.30         8.76
December 25, 2008                              48,398,881.61                      7.73         8.76
January 25, 2009                               47,219,460.31                      7.49         8.76
February 25, 2009                              46,026,491.56                      7.50         8.76
March 25, 2009                                 44,815,560.17                      8.43         8.76
April 25, 2009                                 43,635,698.96                      7.51         8.76
May 25, 2009                                   42,486,064.50                      7.79         8.76
June 25, 2009                                  41,365,865.90                      7.52         8.76
July 25, 2009                                  40,274,316.81                      7.93         8.76
August 25, 2009                                39,210,644.85                      7.63         8.76
September 25, 2009                             38,174,103.06                      7.62         8.76
October 25, 2009                               37,163,964.82                      7.91         8.76
November 25, 2009                              36,179,521.92                      7.61         8.76
December 25, 2009                              35,220,090.61                      7.89         8.76
January 25, 2010                               34,285,003.36                      7.61         8.76
February 25, 2010                              33,373,611.18                      7.59         8.76
March 25, 2010                                 32,485,282.96                      8.52         8.76
April 25, 2010                                 31,619,405.09                      7.57         8.76
May 25, 2010                                   30,775,380.86                      7.85         8.76
June 25, 2010                                  29,952,630.07                      7.54         8.76
July 25, 2010                                  29,150,588.48                      7.82         8.76
August 25, 2010                                28,368,707.42                      7.51         8.76

                                      S-91

                                         Class M Corridor Contract                            Ceiling
                                            Scheduled Notional                  Cap Rate       Rate
Distribution Date                               Balance ($)                        (%)          (%)
-----------------                               -----------                        ---          ---

September 25, 2010                             27,606,453.32                      7.50         8.76
October 25, 2010                               26,863,307.32                      7.78         8.76
November 25, 2010                              26,138,764.79                      7.47         8.76
December 25, 2010                              25,432,334.98                      7.75         8.76
January 25, 2011                               24,743,540.62                      7.44         8.76
February 25, 2011                              24,071,917.52                      7.43         8.76
March 25, 2011                                 23,417,014.22                      8.35         8.76
April 25, 2011                                 22,778,391.64                      7.40         8.76
May 25, 2011                                   22,155,622.69                      7.68         8.76
June 25, 2011                                  21,548,291.98                      7.38         8.76
July 25, 2011                                  20,955,995.47                      7.65         8.76
August 25, 2011                                20,378,340.14                      7.35         8.76
September 25, 2011                             19,814,943.69                      7.34         8.76
October 25, 2011                               19,265,434.27                      7.61         8.76
November 25, 2011                              18,729,450.12                      7.31         8.76
December 25, 2011                              18,206,639.34                      7.58         8.76
January 25, 2012                               17,696,659.60                      7.28         8.76
February 25, 2012                              17,199,177.87                      7.27         8.76
March 25, 2012                                 16,713,870.15                      7.84         8.76
April 25, 2012                                 16,240,421.23                      7.24         8.76
May 25, 2012                                   15,778,524.45                      7.51         8.76
June 25, 2012                                  15,327,881.45                      7.22         8.76
July 25, 2012                                  14,888,201.91                      7.48         8.76
August 25, 2012                                14,459,203.39                      7.19         8.76
September 25, 2012                             14,040,611.06                      7.18         8.76
October 25, 2012                               13,632,157.50                      7.44         8.76
November 25, 2012                              13,233,582.50                      7.15         8.76
December 25, 2012                              12,844,632.86                      7.42         8.76
January 25, 2013                               12,464,990.12                      7.12         8.76

         After the distribution date in January 2013, the second Corridor
Contract will terminate without termination payments by either party.

         On each distribution date, any payments received from the Corridor
Contract Counterparty with respect to such distribution date will be deposited into a reserve fund to be allocated to the Offered Certificates and the Seller or the holder of the Class C Certificates (as specified in the Agreement) in the following order of priority, in each case to the extent of amounts remaining:

         (1) the Class A Corridor Contract Allocation Amount will be paid to the
             Class A Certificates, pro rata, in reduction of any related Basis
             Risk Shortfall Carry-Forward Amount for such classes for that distribution date and any amounts with respect to the Corridor
             Contract for the Class M Certificates will be paid sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
             M-6, Class M-7 and Class M-8 Certificates, in that order, in reduction of any related Basis Risk Shortfall Carry-Forward Amount for such classes for that distribution date;

         (2) from any amounts remaining from both Corridor Contracts, concurrently to the Class A Certificates, pro rata, based on the aggregate amount of Basis Risk Shortfall Carry-Forward

                                      S-92

             Amounts remaining for such classes of Class A Certificates, any remaining related Basis Risk Shortfall Carry-Forward Amount for such classes for such distribution date;

         (3) from any amounts remaining from both Corridor Contracts, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4,
             Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, any remaining related Basis Risk Shortfall Carry-Forward
             Amount for such class or classes for such distribution date; and

         (4) any remaining amounts from both Corridor Contracts, to the Seller or the holder of the Class C Certificates, as specified in the
             Agreement.

CREDIT ENHANCEMENT

         Any Realized Losses on the mortgage loans will be allocated on any distribution date, first, to Net Monthly Excess Cashflow, through an increased distribution of the Extra Principal Distribution Amount for that distribution date, second, in reduction of the Overcollateralized Amount, until reduced to zero, and third, to the Class M-8, Class M-7, Class M-6, Class M-5, Class M-4,
Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case in reduction of the Certificate Principal Balance thereof, until reduced to zero.

         The Agreement does not permit the allocation of Realized Losses to the
Class A Certificates. Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios, (1) there will not be enough principal and interest on the mortgage loans to pay the Class A Certificates all interest and principal amounts to which they are then entitled and (2) upon the last payment on a mortgage loan included in the trust fund or the exercise by the Servicer or the
Master Servicer of its optional termination right, there may be insufficient amounts available to pay the Class A Certificates in full.

         Although Realized Losses may reduce the Certificate Principal Balances of the Class M Certificates, Allocated Realized Loss Amounts may be paid to the holders of the Class M Certificates from available Net Monthly Excess Cashflow, according to the priorities set forth under "--Overcollateralization Provisions"
above.

         Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such
Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal
Balance of any certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized
Losses and (ii) payable as principal to the holder of such certificate from Net
Monthly Excess Cashflow.

         In order to maximize the likelihood of a distribution in full of amounts of interest and principal to be distributed to the holders of the Class
A Certificates on each distribution date, holders of the Class A Certificates have a right to distribution of the Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates. In order to maximize the likelihood of a distribution in full of amounts of interest and principal to be distributed to the holders of the Class M Certificates on each distribution date, holders of the Class M Certificates have a right to distribution of the
Available Distribution Amount that is prior to the rights of the holders of the
Class M Certificates with a lower payment priority. In addition, overcollateralization and the application of Net Monthly Excess Cashflow will also increase the likelihood

                                      S-93

of distribution in full of amounts of interest and principal to the Class A
Certificates and Class M Certificates on each distribution date.

         If, after taking into account Subsequent Recoveries, the amount of a
Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Class M
Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that class of Certificates. The amount of any remaining Subsequent
Recoveries will be applied to increase the Certificate Principal Balance of the class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of Certificates, and so on. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any
Accrual Period preceding the distribution date on which such increase occurs.
Any such increases shall be applied to the Certificate Principal Balance of each
Certificate of such class in accordance with its respective percentage interest.

P&I ADVANCES

         Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each distribution date from its own funds, advances made by a Subservicer or funds in the Certificate Account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the P&I Advance for such distribution date. With respect to a delinquent balloon payment, the Servicer is not required to make a
P&I Advance of such delinquent balloon payment. The Servicer will, however, make monthly advances with respect to balloon loans with delinquent balloon payments, in each case in an amount equal to the assumed monthly principal and interest payment (net of the related Servicing Fees) that would have been due on the related Due Date based on the original principal amortization schedule for such balloon loan.

         P&I Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Subservicer or the Servicer, to be recoverable from related late collections, Insurance Proceeds or Liquidation
Proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.
The Subservicer and the Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans due to bankruptcy proceedings or the application of the Relief
Act.

         All P&I Advances will be reimbursable to the Servicer or the related
Subservicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the Servicer or the related Subservicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Certificate Account prior to the distributions on the Certificates. In the event the Servicer fails

                                      S-94

in its obligation to make any such advance, the Master Servicer will be obligated to make any such advance, to the extent required in the Agreement.

DESCRIPTION OF THE CERTIFICATE GUARANTY INSURANCE POLICY

         On the closing date, the certificate insurer will issue the certificate guaranty insurance policy in favor of the trustee on behalf of the holders of the Class A-3B Certificates. The certificate guaranty insurance policy will unconditionally and irrevocably guarantee specified payments on the Class A-3B
Certificates equal to the sum of:

         o   any shortfall in amounts available on each distribution date in the
             Certificate Account to pay one month's interest on the Certificate
             Principal Balance of the Class A-3B Certificates at the applicable
             Pass-Through Rate, net of any Relief Act shortfalls, Prepayment
             Interest Shortfalls and Basis Risk Shortfall Carry-Forward Amounts
             allocated to the Class A-3B Certificates; and

         o   the Certificate Principal Balance of the Class A-3B Certificates,
             to the extent unpaid on the distribution date in January 2035 or earlier termination of the trust pursuant to the terms of the pooling and servicing agreement.

                            YIELD ON THE CERTIFICATES

GENERAL

         The yields to maturity on the Offered Certificates will be primarily affected by the following factors:

         (1) The rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties;

         (2) The allocation of principal payments among the various classes of certificates;

         (3) The rate and timing of realized losses and interest shortfalls on the mortgage loans;

         (4) The pass-through rate on the Offered Certificates; and

         (5) The purchase price paid for the Offered Certificates.

         For additional considerations relating to the yields on the Offered
Certificates, see "Yield Considerations" and "Maturity and Prepayment
Considerations" in the prospectus.

PREPAYMENT CONSIDERATIONS

         The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of principal prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties,

                                      S-95

condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately 68.11% of the mortgage loans, a prepayment may subject the related mortgagor to a prepayment charge. The rate of principal prepayments on the mortgage loans with prepayment charges may be influenced by whether or not the penalty is a "hard" or "soft" prepayment penalty. All prepayment charges will be payable to the Class P Certificates and will not be part of the Available Funds for such distribution date.

         The fixed rate mortgage loans typically contain due-on-sale clauses.
The terms of the Servicing Agreements generally require the Servicer or the related Subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.
The adjustable rate mortgage loans typically are assumable under some circumstances if, in the sole judgment of the Servicer or the related
Subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         Principal prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield
Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered
Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting

                                      S-96

prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment
Considerations" in the prospectus.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

ALLOCATION OF PRINCIPAL PAYMENTS

         The yields to maturity of the Offered Certificates will be affected by the allocation of principal payments among the Offered Certificates. The Offered
Certificates are subject to priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage loan pool. The timing of commencement of principal distributions and the weighted average lives of the
Offered Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

         As described in this prospectus supplement, during certain periods all principal payments on the mortgage loans will be allocated among the Class A
Certificates. Unless the aggregate Certificate Principal Balance of the Class A
Certificates has been reduced to zero, the Class M Certificates will not be entitled to receive distributions of principal until the Stepdown Date.
Furthermore, if a Trigger Event is in effect, the Class M Certificates will not be entitled to receive distributions in respect of principal until the aggregate
Certificate Principal Balance of the Class A Certificates has been reduced to zero. To the extent that no principal payments are distributed on the Class M
Certificates, the subordination afforded the Class A Certificates by the Class M
Certificates, together with overcollateralization, in the absence of offsetting
Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class M Certificates will be extended.

         As described under "Description of the Certificates--Credit
Enhancement" and "--P&I Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Class A Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yields to investors on such classes of the Class M
Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such classes of Class M Certificates.
In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M
Certificates if such delinquencies or losses cause a Trigger Event.

         The yields to maturity of the Offered Certificates may also be affected to the extent any Net Monthly Excess Cashflow is used to accelerate payments of principal on the Offered Certificates. In addition, the amount of the Extra
Principal Distribution Amount paid to the Offered Certificates on any payment date will be affected by, among other things, the level of delinquencies and losses on the mortgage loans, the level of

                                      S-97

One-Month LIBOR and the Net WAC Rate on the mortgage loans. See "Description of the Certificates-- Overcollateralization Provisions" in this prospectus supplement.

INTEREST SHORTFALLS AND REALIZED LOSSES

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the
Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer or the Subservicers to collect full amounts of interest on the mortgage loan. See "Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus. Any interest shortfalls resulting from a principal prepayment in full or a partial principal prepayment are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it for the related Due Period. None of the
Servicers or the Subservicers are obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See
"Pooling and Servicing Agreement--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement and "Legal Aspects of the Mortgage
Loans--Servicemembers Relief Act" in the prospectus. Accordingly, the effect of
(1) any principal prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such principal prepayments exceeds any
Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the
Certificates. Any resulting shortfalls will be allocated among the Certificates as provided in this prospectus supplement under "Description of the
Certificates--Interest Distributions." The certificate guaranty insurance policy does not cover any such interest shortfalls allocated to the Class A-3B
Certificates.

         The yields to maturity and the aggregate amount of distributions on the
Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the Offered Certificates could significantly affect the yield to an investor in the Offered Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the Offered Certificates, even if these losses are not allocated to the Offered
Certificates.

         If the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class M Certificates.
Furthermore, because principal distributions are paid to some classes of Class M
Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

         As described under "Description of the Certificates--Credit
Enhancement", amounts otherwise distributable to holders of the Class M
Certificates may be made available to protect the holders of the Class A
Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Class M Certificates with a higher numerical class designation may be made available to protect the holders of
Class M Certificates with a lower numerical class designation against interruptions in distributions. Delinquencies on the mortgage

                                      S-98

loans may affect the yield to investors on the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class M Certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on each class of Class M Certificates if it delays the
Stepdown Date. See "Description of the Certificates--Allocation of Available
Funds" in this prospectus supplement.

         The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the Company expects that the
Servicer or applicable Subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the Servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities.
For additional information regarding the recording of mortgages in the name of
MERS see "The Mortgage Pool--General" in this prospectus supplement and
"Description of the Securities--Assignment of Trust Fund Assets" in the
prospectus.

PASS-THROUGH RATES

         The yields to maturity on the Offered Certificates will be affected by their Pass-Through Rates. The Offered Certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related Certificate Margin.
If the Net WAC Rate on any class of Offered Certificates is less than One-Month
LIBOR plus the related Certificate Margin, the Pass-Through Rate on that class of Offered Certificates will be limited to the Net WAC Rate. Thus, the yields to investors in the Offered Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and may be adversely affected by the application of the
Net WAC Rate. Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in lower Pass-Through Rates on the Offered
Certificates. If on any distribution date the application of the Net WAC Rate results in an interest payment lower than One-Month LIBOR plus the related
Certificate Margin on any class of Offered Certificates during the related
Interest Accrual Period, the value of that class of Offered Certificates may be temporarily or permanently reduced.

         Investors in the Offered Certificates should be aware that the some of the mortgage loans have adjustable interest rates. Consequently, the interest that becomes due on these mortgage loans during the related due period will be sensitive to changes in Six-Month LIBOR, any periodic caps, maximum and minimum rates, and the related gross margins and may be less than the interest that would accrue on the Offered Certificates at the rate of One-Month LIBOR plus the related Certificate Margin. In addition, some of the mortgage loans have fixed interest rates or will have fixed interest rates for a significant period of time prior to allowing for any rate adjustment. In a rising interest rate environment, the Offered Certificates may receive interest at the related Net
WAC Rate for a protracted period of time. In addition, in this situation, there would be little or no Net Monthly Excess Cashflow to cover losses and to create additional overcollateralization.

                                      S-99

         To the extent the related Net WAC Rate is paid on any class of Offered
Certificates, the difference between the related Net WAC Rate and One-Month
LIBOR plus the related Certificate Margin will create a shortfall that will carry forward with interest thereon. This shortfall will only be payable from the reserve fund that receives payments from Net Monthly Excess Cashflow and the
Corridor Contracts. These shortfalls may remain unpaid on the optional termination date and final distribution date. The certificate guaranty insurance policy does not cover basis risk shortfalls allocated to the Class A-3B
Certificates.

PURCHASE PRICE

         In addition, the yields to maturity on the Offered Certificates will depend on the price paid by the holders of the Offered Certificates. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an Offered
Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

ASSUMED FINAL DISTRIBUTION DATE

         The assumed final distribution date for distributions on the Offered
Certificates (other than the Class A-1 Certificates and Class A-2 Certificates)
is the distribution date in January 2035, which is the distribution date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Assuming a 0% prepayment assumption, no losses or delinquencies on the related mortgage loans, and no Net Monthly Excess Cashflow on any distribution date, the assumed final distribution date for the Class A-1
Certificates and Class A-2 Certificates is the distribution date in December
2022 and November 2030, respectively. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. In addition, the Servicer or its designee may, at its option, repurchase all the mortgage loans from the trust on or after the first distribution date on which the aggregate unpaid principal balance of the mortgage loans are less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. In addition, the Master Servicer or its designee may, at its option, repurchase all the mortgage loans from the trust on or after any distribution date on which the aggregate unpaid principal balances of the mortgage loans are less than or equal to 5% of the Stated Principal Balance of the mortgage loans as of the Cut-off Date. See "The Pooling and Servicing
Agreement--Termination" in this prospectus supplement and "The
Agreements--Termination; Retirement of the Securities" in the prospectus.

WEIGHTED AVERAGE LIVES

         The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered
Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

                                     S-100

         The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such certificate. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth in this prospectus supplement under "The Mortgage Pool."

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the Prepayment Assumption. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

         The tables entitled "Percent of Initial Certificate Principal Balance
Outstanding at the Following Percentages of the Prepayment Assumption" were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the Class A Certificates and Class M Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Class A Certificates and Class M
Certificates may be made earlier or later than indicated in the table.

         The percentages and weighted average lives in the tables entitled
"Percent of Initial Certificate Principal Balance Outstanding at the Following
Percentages of the Prepayment Assumption" were determined assuming that:

         (1)   the mortgage pool were aggregated into assumed mortgage loans having the characteristics set forth in the "Assumed Mortgage
               Loan Characteristics" table below,

         (2)   the closing date for the Offered Certificates occurs on November
               19, 2004,

         (3)   distributions on the certificates are made on the 25th day of each month regardless of the day on which the distribution date actually occurs, commencing in December 2004,

         (4)   prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in
               November 2004, and include 30 days' interest thereon,

         (5)   none of the Company, the Seller, the Master Servicer, the
               Servicer or any other person purchases from the trust fund any mortgage loan pursuant to any obligation or option under the
               Agreement and, except as indicated in the row for each table entitled "Weighted Average Life to Call," no optional termination is exercised by the Servicer or the Master Servicer. The row for
               each table entitled "Weighted Average Life to Call" assumes that the Certificates are called on the first possible optional termination date by the Servicer,

         (6)   scheduled payments for all mortgage loans are received on the first day of each month commencing in December 2004, the
               principal portion of such payments is computed prior to giving effect to prepayments received in such month, there are no losses, defaults or

                                     S-101

               delinquencies with respect to the mortgage loans and no
               shortfalls due to the application of the Relief Act are incurred,

         (7)   the Net Mortgage Rate will be the Mortgage Rate less the sum of
               (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate
               and (iii) the Lender-Paid PMI Rate,

         (8)   the sum of the Master Servicing Fee Rate and the Insurer Premium
               Rate is 0.1025% per annum,

         (9)   the scheduled monthly payment for each mortgage loan is
               calculated based on its principal balance, mortgage rate and remaining amortization term to maturity so that such mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of such mortgage loan by its remaining term to stated maturity, except for balloon loans which require a lump sum payment at stated maturity,

         (10)  One-Month LIBOR and Six-Month LIBOR are equal to 2.09% and 2.46%
               per annum, respectively,

         (11)  The Certificate Principal Balance of the Class P Certificates is
               equal to zero, and

         (12)  With respect to any adjustable rate mortgage loan during the initial fixed rate period, the Servicing Fee Rate will be equal to the initial Servicing Fee and following the first rate
               adjustment date, the Servicing Fee rate will be equal to the subsequent Servicing Fee Rate.

Nothing contained in the foregoing assumptions should be construed as a representation that the mortgage loans will not experience delinquencies or losses or will otherwise behave in accordance with any of the Structuring
Assumptions. Based on the foregoing assumptions, the tables following the
"Assumed Mortgage Loan Characteristics" table indicate the projected weighted average lives of each class of the Offered Certificates and set forth the percentages of the original Certificate Principal Balance of each such class of
Offered Certificates that would be outstanding after each of the distribution dates shown, at various constant percentages of the Prepayment Assumption.

                                     S-102

                                               ASSUMED MORTGAGED LOAN CHARACTERISTICS

                                                                               STATED
                                                                             REMAINING
                                                            REMAINING          TERM TO       ORIGINAL
               ALT-A/         PRINCIPAL       MORTGAGE     AMORTIZATION       MATURITY    INTEREST ONLY       SEASONING
PRODUCT TYPE  SUBPRIME        BALANCE ($)     RATE (%)     TERM (MONTHS)      (MONTHS)    TERM (MONTHS)       (MONTHS)       INDEX
------------  --------        -----------     --------     -------------      --------    -------------       --------       -----

Long ARM         Alt A       4,293,716.62      6.1869          358               358           N/A                2         6M _LIB
2 yr ARM         Alt A      67,167,631.74      6.7853          357               357           N/A                3         6M _LIB
2 yr ARM      Subprime       4,932,050.96      6.8302          358               358           N/A                2         6M _LIB
2 yr ARM         Alt A       7,880,033.04      6.2141          358               358           N/A                2         6M _LIB
2 yr ARM      Subprime      46,003,287.21      6.9965          358               358           N/A                2         6M _LIB
2 yr ARM         Alt A       1,684,936.50      6.1469          358               358           N/A                2         6M _LIB
Long ARM      Subprime       3,311,016.78      6.8011          358               358           N/A                2         6M _LIB
Long ARM      Subprime       1,110,290.30      6.1437          357               357           N/A                3         6M _LIB
Long ARM         Alt A       3,795,263.65      6.2118          358               358           N/A                2         6M _LIB
Long ARM         Alt A       1,363,773.35      6.2651          358               358           N/A                2         6M _LIB
2 yr ARM      Subprime      13,198,419.69      6.6700          358               358           N/A                2         6M _LIB
2 yr ARM         Alt A      14,318,401.34      6.5371          358               358           N/A                2         6M _LIB
Long ARM         Alt A       4,818,821.91      6.1921          358               358           N/A                2         6M _LIB
Long ARM      Subprime         288,751.14      5.6250          357               357           N/A                3         6M _LIB
Long ARM      Subprime         681,349.05      6.5456          358               358           N/A                2         6M _LIB
Long ARM         Alt A         155,351.17      7.5000          358               358           N/A                2         6M _LIB
2 yr ARM      Subprime          97,757.13      6.9900          358               358           N/A                2         6M _LIB
2 yr ARM         Alt A         336,624.20      6.7550          358               358           N/A                2         6M _LIB
2 yr ARM      Subprime         455,245.48      5.8616          359               359           N/A                1         6M _LIB
2 yr ARM         Alt A      41,353,172.00      5.8844          358               358           112                2         6M _LIB
2 yr ARM      Subprime      15,156,693.00      5.9695          358               358           116                2         6M _LIB
2 yr ARM         Alt A      48,171,102.00      5.4134          359               359           117                1         6M _LIB
2 yr ARM      Subprime       5,426,725.00      5.4650          358               358           120                2         6M _LIB
Long ARM      Subprime       5,271,300.00      6.0872          358               358           108                2         6M _LIB
Long ARM      Subprime       8,536,010.00      6.1386          358               358           120                2         6M _LIB
2 yr ARM      Subprime      16,618,106.00      5.6535          358               358           115                2         6M _LIB
Long ARM         Alt A      47,390,454.00      5.5813          358               358           120                2         6M _LIB
Long ARM      Subprime      13,684,707.00      5.7275          359               359           119                1         6M _LIB
Long ARM         Alt A      26,882,105.00      5.7507          358               358           107                2         6M _LIB
2 yr ARM         Alt A      13,730,871.00      5.1249          358               358           120                2         6M _LIB
2 yr ARM         Alt A      43,895,996.00      5.6136          358               358           120                2         6M _LIB
2 yr ARM      Subprime      25,186,968.00      5.6617          359               359           116                1         6M _LIB
Long ARM         Alt A         932,000.00      5.7521          359               359           120                1         6M _LIB
Long ARM         Alt A      25,723,350.00      6.0291          358               358           113                2         6M _LIB

                              MONTHS TO     INTEREST RATE
                            NEXT INTEREST      CHANGE       INITIAL
                             RATE CHANGE      FREQUENCY       RATE     PERIODIC RATE     LIFE       LIFE      INITIAL*   SUBSEQUENT*
PRODUCT TYPE   MARGIN (%)        DATE         (MONTHS)      CAP (%)       CAP (%)      FLOOR (%)   CAP (%)     FEE (%)      FEE (%)
------------   ----------        ----         --------      -------       -------      ---------   -------     -------      -------

Long ARM         3.0454           48             6           4.0944       1.0000        3.0455     11.4713     0.2684      0.3934
2 yr ARM         5.0301           21             6           2.4613       1.0000        5.0300     13.2874     0.8417       0.958
2 yr ARM         5.4982           20             6           2.7292       1.0000        5.4982     12.8439     0.4588      0.5137
2 yr ARM         3.5265           21             6           2.7273       1.0000        3.5265     12.2940     0.3953       0.517
2 yr ARM         6.1540           22             6           2.9807       1.0000        6.1540     13.0013     0.7049      0.7695
2 yr ARM         3.7590           20             6           2.7691       1.0000        3.7590     12.2412     0.3599      0.4849
Long ARM         4.8886           40             6           3.2073       1.0000        4.8886     12.5085     0.4772      0.5582
Long ARM         2.9648           44             6           3.8652       1.0000        2.9648     11.1437     0.2625      0.3875
Long ARM         3.0969           47             6           3.8499       1.0000        3.0969     11.4175     0.3089       0.434
Long ARM         4.1192           54             6           4.0206       1.0000        4.1192     11.7548     0.4173      0.5365
2 yr ARM         5.7698           22             6           3.0166       1.0000        5.7698     12.7032     0.6113      0.6845
2 yr ARM         5.1835           22             6           2.7543       1.0000        5.1834     12.7555     0.7503       0.868
Long ARM         3.3102           52             6           4.2000       1.0000        3.3102     11.4718     0.3281      0.4531
Long ARM         3.0000           57             6           5.0000       1.0000        3.0000     10.6250     0.2625      0.3875
Long ARM         2.3995           51             6           4.3907       1.0000        2.3995     11.5456     0.2625      0.3875
Long ARM         3.0000           58             6           5.0000       1.0000        3.0000     12.5000     0.2625      0.3875
2 yr ARM         6.0000           22             6           3.0000       1.0000        6.0000     12.9900     0.9705      1.0955
2 yr ARM         6.0000           22             6           3.0000       1.0000        6.0000     12.7550     0.8455      0.9705
2 yr ARM         4.0427           10             6           1.5263       1.0000        4.0427     11.8616     0.3283      0.4204
2 yr ARM         3.0163           19             6           2.7020       1.0000        3.0164     12.0401     0.2749      0.3999
2 yr ARM         3.2142           17             6           2.4378       1.0000        3.2142     11.9766     0.2701      0.3951
2 yr ARM         2.9336           22             6           2.9472       1.0000        2.9336     11.4134     0.2625      0.3875
2 yr ARM         3.1165           11             6           1.7523       1.0000        3.1165     11.4955     0.2625      0.3875
Long ARM         2.5833           43             6           3.7368       1.0000        2.5833     11.2011     0.2625      0.3875
Long ARM         2.4761           48             6           4.1755       1.0000        2.4761     11.1386     0.2625      0.3875
2 yr ARM         3.1485           17             6           2.3739       1.0000        3.1485     11.7435     0.2625      0.3875
Long ARM         2.5496           43             6           3.7650       1.0000        2.5496     10.5779     0.2625      0.3875
Long ARM         2.5979           44             6           3.7534       1.0000        2.5979     10.7562     0.2625      0.3875
Long ARM         2.4922           55             6           4.3642       1.0000        2.4922     10.9191     0.2625      0.3875
2 yr ARM         2.9510           15             6           2.1999       1.0000        2.9510     11.1498     0.2625      0.3875
2 yr ARM         2.8966           18             6           2.5171       1.0000        2.8966     11.6133     0.2625      0.3875
2 yr ARM         3.2081           22             6           2.9014       1.0000        3.2081     11.6617     0.2625      0.3875
Long ARM         2.3122           59             6           5.0000       1.0000        2.3122     10.7521     0.2625      0.3875
Long ARM         2.4413           48             6           4.1127       1.0000        2.4413     11.0383     0.2625      0.3875

                                     S-103

                                                                               STATED
                                                                             REMAINING
                                                            REMAINING          TERM TO       ORIGINAL
               ALT-A/         PRINCIPAL       MORTGAGE     AMORTIZATION       MATURITY    INTEREST ONLY       SEASONING
PRODUCT TYPE  SUBPRIME        BALANCE ($)     RATE (%)     TERM (MONTHS)      (MONTHS)    TERM (MONTHS)       (MONTHS)       INDEX
------------  --------        -----------     --------     -------------      --------    -------------       --------       -----

Long ARM        Alt A        11,964,227.00      5.8844         358               358           113                 2        6M _LIB
Long ARM     Subprime         2,280,928.00      5.9730         359               359           120                 1        6M _LIB
2 yr ARM        Alt A         2,905,737.00      5.6671         358               358            98                 2        6M _LIB
2 yr ARM     Subprime           996,250.00      6.4284         358               358           120                 2        6M _LIB
Long ARM     Subprime         1,325,970.00      5.7993         359               359           120                 1        6M _LIB
FIX 2ND         Alt A         1,111,362.44      9.6249         178               178           N/A                 2          N/A
FIX 2ND         Alt A        22,893,075.50      9.6987         358               178           N/A                 2          N/A
FIX 1ST      Subprime        11,446,491.68      7.1949         356               356           N/A                 2          N/A
FIX 2ND         Alt A           934,915.52      9.8557         357               177           N/A                 3          N/A
FIX 2ND         Alt A           235,207.00     10.5568         357               177           N/A                 3          N/A
FIX 2ND         Alt A           831,337.35     10.1779         357               177           N/A                 3          N/A
FIX 2ND      Subprime            43,416.86     11.6250         355               175           N/A                 5          N/A
FIX 2ND      Subprime         8,223,448.24      9.7545         358               178           N/A                 2          N/A
FIX 1ST         Alt A        26,539,956.29      6.4109         346               346           N/A                 2          N/A
FIX 1ST         Alt A           171,071.95      5.6250         356               176           N/A                 4          N/A
FIX 1ST         Alt A        36,420,753.01      6.7352         338               338           N/A                 2          N/A
FIX 1ST      Subprime        12,940,338.08      6.8385         349               349           N/A                 1          N/A
FIX 2ND      Subprime           200,038.35     10.3552         357               177           N/A                 3          N/A
FIX 2ND      Subprime           186,053.92     10.2822         358               178           N/A                 2          N/A
FIX 2ND      Subprime           257,838.37     10.1952         178               178           N/A                 2          N/A
FIX 1ST         Alt A         5,825,162.20      6.4396         337               337           N/A                 1          N/A
FIX 1ST         Alt A        19,310,816.99      6.6032         352               352           N/A                 2          N/A
FIX 1ST      Subprime        10,099,851.48      6.6970         343               343           N/A                 2          N/A
FIX 2ND         Alt A            25,725.54     10.8750         178               178           N/A                 2          N/A
FIX 1ST      Subprime         3,724,661.04      6.4990         306               306           N/A                 1          N/A
FIX 1ST         Alt A         6,328,884.89      6.1630         305               305           N/A                 1          N/A
FIX 1ST      Subprime         1,327,593.25      6.1486         345               345           N/A                 1          N/A
FIX 2ND      Subprime            24,975.31      9.5000         359               179           N/A                 1          N/A
FIX 1ST      Subprime         3,458,700.00      6.9189         358               358           120                 2          N/A
FIX 1ST         Alt A         9,348,236.00      6.7596         359               359           120                 1          N/A
FIX 1ST         Alt A        10,809,293.00      6.7398         359               359           120                 1          N/A
FIX 1ST         Alt A        14,206,871.00      6.4473         359               359           120                 1          N/A
FIX 1ST         Alt A         4,151,060.00      6.3756         359               359           120                 1          N/A
FIX 1ST      Subprime         4,969,893.00      6.9478         358               358           120                 2          N/A
FIX 1ST      Subprime         6,202,377.00      6.3486         358               358           120                 2          N/A
FIX 1ST      Subprime           905,900.00      6.1282         359               359           120                 1          N/A

                              MONTHS TO     INTEREST RATE
                            NEXT INTEREST      CHANGE       INITIAL
                             RATE CHANGE      FREQUENCY       RATE     PERIODIC RATE     LIFE       LIFE      INITIAL*   SUBSEQUENT*
PRODUCT TYPE   MARGIN (%)        DATE         (MONTHS)      CAP (%)       CAP (%)      FLOOR (%)   CAP (%)     FEE (%)      FEE (%)
------------   ----------        ----         --------      -------       -------      ---------   -------     -------      -------

Long ARM         2.6932            44             6          4.0039        1.0000       2.6932     11.1005      0.2625      0.3875
Long ARM         2.7225            40             6          3.4752        1.0000       2.7225     10.9730      0.2625      0.3875
2 yr ARM         3.5096            17             6          2.4743        1.0000       3.5096     11.6671      0.2625      0.3875
2 yr ARM         3.2500            14             6          2.0377        1.0000       3.2500     12.4284      0.2625      0.3875
Long ARM         2.3616            59             6          5.0000        1.0000       2.3616     10.7993      0.2625      0.3875
FIX 2ND            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.5125        N/A
FIX 2ND            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.5125        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.5425        N/A
FIX 2ND            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.5125        N/A
FIX 2ND            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.5125        N/A
FIX 2ND            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.5125        N/A
FIX 2ND            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.5125        N/A
FIX 2ND            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.5125        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.3044        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.2625        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.3938        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.3507        N/A
FIX 2ND            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.5125        N/A
FIX 2ND            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.5125        N/A
FIX 2ND            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.5125        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.2834        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.2962        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.3235        N/A
FIX 2ND            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.5125        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.2946        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.2625        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.2625        N/A
FIX 2ND            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.5125        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.2625        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.2625        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.2625        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.2625        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.2625        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.2625        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.2625        N/A
FIX 1ST            N/A            N/A            N/A           N/A           N/A          N/A         N/A       0.2625        N/A

                                     S-104

                                                                               STATED
                                                                             REMAINING
                                                            REMAINING          TERM TO       ORIGINAL
               ALT-A/         PRINCIPAL       MORTGAGE     AMORTIZATION       MATURITY    INTEREST ONLY       SEASONING
PRODUCT TYPE  SUBPRIME        BALANCE ($)     RATE (%)     TERM (MONTHS)      (MONTHS)    TERM (MONTHS)       (MONTHS)       INDEX
------------  --------        -----------     --------     -------------      --------    -------------       --------       -----

FIX 1ST       Subprime         791,305.00      6.6534          358               358           120                2           N/A
FIX 1ST          Alt A       3,682,046.00      6.2766          359               359           120                1           N/A

                              MONTHS TO     INTEREST RATE
                            NEXT INTEREST      CHANGE       INITIAL
                             RATE CHANGE      FREQUENCY       RATE     PERIODIC RATE     LIFE       LIFE      INITIAL*   SUBSEQUENT*
PRODUCT TYPE   MARGIN (%)        DATE         (MONTHS)      CAP (%)       CAP (%)      FLOOR (%)   CAP (%)     FEE (%)      FEE (%)
------------   ----------        ----         --------      -------       -------      ---------   -------     -------      -------

FIX 1ST          N/A              N/A            N/A          N/A          N/A            N/A        N/A        0.2625       N/A
FIX 1ST          N/A              N/A            N/A          N/A          N/A            N/A        N/A        0.2625       N/A

---------
*    The initial fee and the subsequent fee represent the sum of the Servicing
     Fee, Master Servicing Fee rate and the related lender-paid PMI rate.

                                     S-105

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS A-1 CERTIFICATES
                                                                      ----------------------
PREPAYMENT ASSUMPTION (%)                             0%       50%        75%       100%       125%       150%
-------------------------                             --       ---        ---       ----       ----       ----

DISTRIBUTION DATE
-----------------
Initial Percentage................................   100       100        100       100        100        100
November 25, 2005.................................    99        73         59        46         33         19
November 25, 2006.................................    97        38         11        0          0          0
November 25, 2007.................................    96        9          0         0          0          0
November 25, 2008.................................    94        0          0         0          0          0
November 25, 2009.................................    92        0          0         0          0          0
November 25, 2010.................................    90        0          0         0          0          0
November 25, 2011.................................    88        0          0         0          0          0
November 25, 2012.................................    86        0          0         0          0          0
November 25, 2013.................................    84        0          0         0          0          0
November 25, 2014.................................    80        0          0         0          0          0
November 25, 2015.................................    73        0          0         0          0          0
November 25, 2016.................................    65        0          0         0          0          0
November 25, 2017.................................    57        0          0         0          0          0
November 25, 2018.................................    49        0          0         0          0          0
November 25, 2019.................................    30        0          0         0          0          0
November 25, 2020.................................    21        0          0         0          0          0
November 25, 2021.................................    11        0          0         0          0          0
November 25, 2022.................................    1         0          0         0          0          0
November 25, 2023.................................    0         0          0         0          0          0
November 25, 2024.................................    0         0          0         0          0          0
November 25, 2025.................................    0         0          0         0          0          0
November 25, 2026.................................    0         0          0         0          0          0
November 25, 2027.................................    0         0          0         0          0          0
November 25, 2028.................................    0         0          0         0          0          0
November 25, 2029.................................    0         0          0         0          0          0
November 25, 2030.................................    0         0          0         0          0          0
November 25, 2031.................................    0         0          0         0          0          0
November 25, 2032.................................    0         0          0         0          0          0
November 25, 2033.................................    0         0          0         0          0          0
November 25, 2034.................................    0         0          0         0          0          0
Weighted Average Life in years (to Maturity)**....   12.72     1.74       1.25      1.00       0.85       0.74
Weighted Average Life in years (to Call)**........   12.72     1.74       1.25      1.00       0.85       0.74

-----------

(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

                                     S-106

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS A-2 CERTIFICATES
                                                                      ----------------------
PREPAYMENT ASSUMPTION (%)                             0%       50%        75%       100%       125%       150%
-------------------------                             --       ---        ---       ----       ----       ----

DISTRIBUTION DATE
-----------------
Initial Percentage................................   100       100        100       100        100        100
November 25, 2005.................................   100       100        100       100        100        100
November 25, 2006.................................   100       100        100        85         60         37
November 25, 2007.................................   100       100         72        39         11         0
November 25, 2008.................................   100        82         43        16         0          0
November 25, 2009.................................   100        59         23        0          0          0
November 25, 2010.................................   100        43         7         0          0          0
November 25, 2011.................................   100        29         0         0          0          0
November 25, 2012.................................   100        17         0         0          0          0
November 25, 2013.................................   100        7          0         0          0          0
November 25, 2014.................................   100        0          0         0          0          0
November 25, 2015.................................   100        0          0         0          0          0
November 25, 2016.................................   100        0          0         0          0          0
November 25, 2017.................................   100        0          0         0          0          0
November 25, 2018.................................   100        0          0         0          0          0
November 25, 2019.................................   100        0          0         0          0          0
November 25, 2020.................................   100        0          0         0          0          0
November 25, 2021.................................   100        0          0         0          0          0
November 25, 2022.................................   100        0          0         0          0          0
November 25, 2023.................................    89        0          0         0          0          0
November 25, 2024.................................    77        0          0         0          0          0
November 25, 2025.................................    63        0          0         0          0          0
November 25, 2026.................................    51        0          0         0          0          0
November 25, 2027.................................    39        0          0         0          0          0
November 25, 2028.................................    27        0          0         0          0          0
November 25, 2029.................................    13        0          0         0          0          0
November 25, 2030.................................    0         0          0         0          0          0
November 25, 2031.................................    0         0          0         0          0          0
November 25, 2032.................................    0         0          0         0          0          0
November 25, 2033.................................    0         0          0         0          0          0
November 25, 2034.................................    0         0          0         0          0          0
Weighted Average Life in years (to Maturity)**....  22.15      5.92       4.00      3.00       2.34       1.91
Weighted Average Life in years (to Call)**........  22.15      5.92       4.00      3.00       2.34       1.91

-----------

(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

                                     S-107

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS A-3A CERTIFICATES
                                                                      -----------------------
PREPAYMENT ASSUMPTION (%)                             0%       50%        75%       100%       125%       150%
-------------------------                             --       ---        ---       ----       ----       ----

DISTRIBUTION DATE
-----------------
Initial Percentage................................   100       100        100       100        100        100
November 25, 2005.................................   100       100        100       100        100        100
November 25, 2006.................................   100       100        100       100        100        100
November 25, 2007.................................   100       100        100       100        100         80
November 25, 2008.................................   100       100        100       100         93         66
November 25, 2009.................................   100       100        100        95         64         42
November 25, 2010.................................   100       100        100        71         45         28
November 25, 2011.................................   100       100         90        54         31         18
November 25, 2012.................................   100       100         73        41         22         12
November 25, 2013.................................   100       100         59        31         16         8
November 25, 2014.................................   100        96         48        23         12         5
November 25, 2015.................................   100        81         38        18         8          2
November 25, 2016.................................   100        69         31        13         5          1
November 25, 2017.................................   100        59         24        10         3          0
November 25, 2018.................................   100        50         20        7          2          0
November 25, 2019.................................   100        39         14        4          *          0
November 25, 2020.................................   100        33         11        2          0          0
November 25, 2021.................................   100        27         9         1          0          0
November 25, 2022.................................   100        23         6         *          0          0
November 25, 2023.................................   100        19         4         0          0          0
November 25, 2024.................................   100        15         3         0          0          0
November 25, 2025.................................   100        12         2         0          0          0
November 25, 2026.................................   100        10         1         0          0          0
November 25, 2027.................................   100        7          0         0          0          0
November 25, 2028.................................   100        5          0         0          0          0
November 25, 2029.................................   100        3          0         0          0          0
November 25, 2030.................................    99        1          0         0          0          0
November 25, 2031.................................    74        *          0         0          0          0
November 25, 2032.................................    48        0          0         0          0          0
November 25, 2033.................................    21        0          0         0          0          0
November 25, 2034.................................    0         0          0         0          0          0
Weighted Average Life in years (to Maturity)**....   27.96     15.07      10.89     8.28       6.56       5.27
Weighted Average Life in years (to Call)**........   27.66     13.31      9.41      7.02       5.52       4.41

---------

(*)  Indicates a number greater than zero but less than 0.5%.

(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

                                     S-108

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS A-3B CERTIFICATES
                                                                      -----------------------
PREPAYMENT ASSUMPTION (%)                             0%       50%        75%       100%       125%       150%
-------------------------                             --       ---        ---       ----       ----       ----

DISTRIBUTION DATE
-----------------
Initial Percentage................................   100       100        100       100        100        100
November 25, 2005.................................   100       100        100       100        100        100
November 25, 2006.................................   100       100        100       100        100        100
November 25, 2007.................................   100       100        100       100        100         80
November 25, 2008.................................   100       100        100       100         93         66
November 25, 2009.................................   100       100        100        95         64         42
November 25, 2010.................................   100       100        100        71         45         28
November 25, 2011.................................   100       100         90        54         31         18
November 25, 2012.................................   100       100         73        41         22         12
November 25, 2013.................................   100       100         59        31         16         8
November 25, 2014.................................   100        96         48        23         12         5
November 25, 2015.................................   100        81         38        18         8          2
November 25, 2016.................................   100        69         31        13         5          1
November 25, 2017.................................   100        59         24        10         3          0
November 25, 2018.................................   100        50         20        7          2          0
November 25, 2019.................................   100        39         14        4          *          0
November 25, 2020.................................   100        33         11        2          0          0
November 25, 2021.................................   100        27         9         1          0          0
November 25, 2022.................................   100        23         6         *          0          0
November 25, 2023.................................   100        19         4         0          0          0
November 25, 2024.................................   100        15         3         0          0          0
November 25, 2025.................................   100        12         2         0          0          0
November 25, 2026.................................   100        10         1         0          0          0
November 25, 2027.................................   100        7          0         0          0          0
November 25, 2028.................................   100        5          0         0          0          0
November 25, 2029.................................   100        3          0         0          0          0
November 25, 2030.................................    99        1          0         0          0          0
November 25, 2031.................................    74        *          0         0          0          0
November 25, 2032.................................    48        0          0         0          0          0
November 25, 2033.................................    21        0          0         0          0          0
November 25, 2034.................................    0         0          0         0          0          0
Weighted Average Life in years (to Maturity)**....   27.96     15.07      10.89     8.28       6.56       5.27
Weighted Average Life in years (to Call)**........   27.66     13.31      9.41      7.02       5.52       4.41

-------------
(*)  Indicates a number greater than zero but less than 0.5%.

(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

                                     S-109

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS M-1 CERTIFICATES
                                                                      ----------------------
PREPAYMENT ASSUMPTION (%)                             0%       50%        75%       100%       125%       150%
-------------------------                             --       ---        ---       ----       ----       ----

DISTRIBUTION DATE
-----------------
Initial Percentage................................   100       100        100        100        100       100
November 25, 2005.................................   100       100        100        100        100       100
November 25, 2006.................................   100       100        100        100        100       100
November 25, 2007.................................   100       100        100        100        100       100
November 25, 2008.................................   100       100        88         65         47         34
November 25, 2009.................................   100       100        70         48         33         22
November 25, 2010.................................   100        87        57         36         23         14
November 25, 2011.................................   100        75        46         27         16         9
November 25, 2012.................................   100        65        37         21         11         6
November 25, 2013.................................   100        56        30         16          8         0
November 25, 2014.................................   100        49        24         12          6         0
November 25, 2015.................................   100        41        19          9          0         0
November 25, 2016.................................   100        35        16          7          0         0
November 25, 2017.................................   100        30        12          3          0         0
November 25, 2018.................................   100        25        10          0          0         0
November 25, 2019.................................   100        20         7          0          0         0
November 25, 2020.................................   100        17         5          0          0         0
November 25, 2021.................................   100        14         0          0          0         0
November 25, 2022.................................   100        12         0          0          0         0
November 25, 2023.................................   100        10         0          0          0         0
November 25, 2024.................................   100        8          0          0          0         0
November 25, 2025.................................   100        6          0          0          0         0
November 25, 2026.................................    94        2          0          0          0         0
November 25, 2027.................................    84        0          0          0          0         0
November 25, 2028.................................    74        0          0          0          0         0
November 25, 2029.................................    62        0          0          0          0         0
November 25, 2030.................................    50        0          0          0          0         0
November 25, 2031.................................    38        0          0          0          0         0
November 25, 2032.................................    24        0          0          0          0         0
November 25, 2033.................................    11        0          0          0          0         0
November 25, 2034.................................    0         0          0          0          0         0
Weighted Average Life in years (to Maturity)**....   25.93     11.08      7.78       5.93       4.91      4.41
Weighted Average Life in years (to Call)**........   25.79     10.30      7.16       5.39       4.48      4.06

----------------
(**)     The weighted average life of a Certificate is determined by (i)
         multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii)
         dividing the sum by the aggregate of the net reductions of the
         Certificate Principal Balance described in (i) above.

                                      S-110

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS M-2 CERTIFICATES
                                                                      ----------------------
PREPAYMENT ASSUMPTION (%)                             0%       50%        75%       100%       125%       150%
-------------------------                             --       ---        ---       ----       ----       ----

DISTRIBUTION DATE
-----------------
Initial Percentage................................   100       100        100       100        100        100
November 25, 2005.................................   100       100        100       100        100        100
November 25, 2006.................................   100       100        100       100        100        100
November 25, 2007.................................   100       100        100       100        100        100
November 25, 2008.................................   100       100         88        65         47         34
November 25, 2009.................................   100       100         70        48         33         22
November 25, 2010.................................   100        87         57        36         23         14
November 25, 2011.................................   100        75         46        27         16         9
November 25, 2012.................................   100        65         37        21         11         2
November 25, 2013.................................   100        56         30        16         8          0
November 25, 2014.................................   100        49         24        12         *          0
November 25, 2015.................................   100        41         19        9          0          0
November 25, 2016.................................   100        35         16        5          0          0
November 25, 2017.................................   100        30         12        0          0          0
November 25, 2018.................................   100        25         10        0          0          0
November 25, 2019.................................   100        20         6         0          0          0
November 25, 2020.................................   100        17         0         0          0          0
November 25, 2021.................................   100        14         0         0          0          0
November 25, 2022.................................   100        12         0         0          0          0
November 25, 2023.................................   100        10         0         0          0          0
November 25, 2024.................................   100        8          0         0          0          0
November 25, 2025.................................   100        2          0         0          0          0
November 25, 2026.................................    94        0          0         0          0          0
November 25, 2027.................................    84        0          0         0          0          0
November 25, 2028.................................    74        0          0         0          0          0
November 25, 2029.................................    62        0          0         0          0          0
November 25, 2030.................................    50        0          0         0          0          0
November 25, 2031.................................    38        0          0         0          0          0
November 25, 2032.................................    24        0          0         0          0          0
November 25, 2033.................................    11        0          0         0          0          0
November 25, 2034.................................    0         0          0         0          0          0
Weighted Average Life in years (to Maturity)**....   25.93     11.02      7.72      5.87       4.84       4.30
Weighted Average Life in years (to Call)**........   25.79     10.30      7.16      5.39       4.45       3.98

---------------
(*)  Indicates a number greater than zero but less than 0.5%.
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

                                      S-111

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS M-3 CERTIFICATES
                                                                      ----------------------
PREPAYMENT ASSUMPTION (%)                             0%       50%        75%       100%       125%       150%
-------------------------                             --       ---        ---       ----       ----       ----

DISTRIBUTION DATE
-----------------
Initial Percentage................................   100       100        100       100        100        100
November 25, 2005.................................   100       100        100       100        100        100
November 25, 2006.................................   100       100        100       100        100        100
November 25, 2007.................................   100       100        100       100        100        100
November 25, 2008.................................   100       100         88        65         47         34
November 25, 2009.................................   100       100         70        48         33         22
November 25, 2010.................................   100        87         57        36         23         14
November 25, 2011.................................   100        75         46        27         16         6
November 25, 2012.................................   100        65         37        21         11         0
November 25, 2013.................................   100        56         30        16         2          0
November 25, 2014.................................   100        49         24        12         0          0
November 25, 2015.................................   100        41         19        5          0          0
November 25, 2016.................................   100        35         16        0          0          0
November 25, 2017.................................   100        30         12        0          0          0
November 25, 2018.................................   100        25         8         0          0          0
November 25, 2019.................................   100        20         0         0          0          0
November 25, 2020.................................   100        17         0         0          0          0
November 25, 2021.................................   100        14         0         0          0          0
November 25, 2022.................................   100        12         0         0          0          0
November 25, 2023.................................   100        7          0         0          0          0
November 25, 2024.................................   100        1          0         0          0          0
November 25, 2025.................................   100        0          0         0          0          0
November 25, 2026.................................    94        0          0         0          0          0
November 25, 2027.................................    84        0          0         0          0          0
November 25, 2028.................................    74        0          0         0          0          0
November 25, 2029.................................    62        0          0         0          0          0
November 25, 2030.................................    50        0          0         0          0          0
November 25, 2031.................................    38        0          0         0          0          0
November 25, 2032.................................    24        0          0         0          0          0
November 25, 2033.................................    11        0          0         0          0          0
November 25, 2034.................................    0         0          0         0          0          0
Weighted Average Life in years (to Maturity)**....   25.91     10.91      7.65      5.78       4.75       4.18
Weighted Average Life in years (to Call)**........   25.79     10.30      7.16      5.38       4.43       3.92

---------------------
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

                                      S-112

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS M-4 CERTIFICATES
                                                                      ----------------------
PREPAYMENT ASSUMPTION (%)                             0%       50%        75%       100%       125%       150%
-------------------------                             --       ---        ---       ----       ----       ----

DISTRIBUTION DATE
-----------------
Initial Percentage................................   100       100        100       100        100        100
November 25, 2005.................................   100       100        100       100        100        100
November 25, 2006.................................   100       100        100       100        100        100
November 25, 2007.................................   100       100        100       100        100        100
November 25, 2008.................................   100       100         88        65         47         34
November 25, 2009.................................   100       100         70        48         33         22
November 25, 2010.................................   100        87         57        36         23         14
November 25, 2011.................................   100        75         46        27         16         0
November 25, 2012.................................   100        65         37        21         4          0
November 25, 2013.................................   100        56         30        16         0          0
November 25, 2014.................................   100        49         24        7          0          0
November 25, 2015.................................   100        41         19        0          0          0
November 25, 2016.................................   100        35         16        0          0          0
November 25, 2017.................................   100        30         9         0          0          0
November 25, 2018.................................   100        25         0         0          0          0
November 25, 2019.................................   100        20         0         0          0          0
November 25, 2020.................................   100        17         0         0          0          0
November 25, 2021.................................   100        14         0         0          0          0
November 25, 2022.................................   100        5          0         0          0          0
November 25, 2023.................................   100        0          0         0          0          0
November 25, 2024.................................   100        0          0         0          0          0
November 25, 2025.................................   100        0          0         0          0          0
November 25, 2026.................................    94        0          0         0          0          0
November 25, 2027.................................    84        0          0         0          0          0
November 25, 2028.................................    74        0          0         0          0          0
November 25, 2029.................................    62        0          0         0          0          0
November 25, 2030.................................    50        0          0         0          0          0
November 25, 2031.................................    38        0          0         0          0          0
November 25, 2032.................................    24        0          0         0          0          0
November 25, 2033.................................    1         0          0         0          0          0
November 25, 2034.................................    0         0          0         0          0          0
Weighted Average Life in years (to Maturity)**....   25.89     10.75      7.53      5.68       4.65       4.08
Weighted Average Life in years (to Call)**........   25.79     10.30      7.16      5.38       4.42       3.89

-------------------------
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

                                     S-113

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS M-5 CERTIFICATES
                                                                      ----------------------
PREPAYMENT ASSUMPTION (%)                             0%       50%        75%       100%       125%       150%
-------------------------                             --       ---        ---       ----       ----       ----

DISTRIBUTION DATE
-----------------
Initial Percentage................................   100       100        100       100        100        100
November 25, 2005.................................   100       100        100       100        100        100
November 25, 2006.................................   100       100        100       100        100        100
November 25, 2007.................................   100       100        100       100        100        100
November 25, 2008.................................   100       100         88        65         47         34
November 25, 2009.................................   100       100         70        48         33         22
November 25, 2010.................................   100        87         57        36         23         4
November 25, 2011.................................   100        75         46        27         12         0
November 25, 2012.................................   100        65         37        21         0          0
November 25, 2013.................................   100        56         30        11         0          0
November 25, 2014.................................   100        49         24        0          0          0
November 25, 2015.................................   100        41         19        0          0          0
November 25, 2016.................................   100        35         10        0          0          0
November 25, 2017.................................   100        30         0         0          0          0
November 25, 2018.................................   100        25         0         0          0          0
November 25, 2019.................................   100        20         0         0          0          0
November 25, 2020.................................   100        14         0         0          0          0
November 25, 2021.................................   100        3          0         0          0          0
November 25, 2022.................................   100        0          0         0          0          0
November 25, 2023.................................   100        0          0         0          0          0
November 25, 2024.................................   100        0          0         0          0          0
November 25, 2025.................................   100        0          0         0          0          0
November 25, 2026.................................    94        0          0         0          0          0
November 25, 2027.................................    84        0          0         0          0          0
November 25, 2028.................................    74        0          0         0          0          0
November 25, 2029.................................    62        0          0         0          0          0
November 25, 2030.................................    50        0          0         0          0          0
November 25, 2031.................................    38        0          0         0          0          0
November 25, 2032.................................    24        0          0         0          0          0
November 25, 2033.................................    0         0          0         0          0          0
November 25, 2034.................................    0         0          0         0          0          0
Weighted Average Life in years (to Maturity)**....   25.85     10.58      7.38      5.56       4.55       3.97
Weighted Average Life in years (to Call)**........   25.79     10.30      7.16      5.38       4.41       3.86

-------------------
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

                                      S-114

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS M-6 CERTIFICATES
                                                                      ----------------------
PREPAYMENT ASSUMPTION (%)                             0%       50%        75%       100%       125%       150%
-------------------------                             --       ---        ---       ----       ----       ----

DISTRIBUTION DATE
-----------------
Initial Percentage................................   100       100        100       100        100        100
November 25, 2005.................................   100       100        100       100        100        100
November 25, 2006.................................   100       100        100       100        100        100
November 25, 2007.................................   100       100        100       100        100        100
November 25, 2008.................................   100       100         88        65         47         34
November 25, 2009.................................   100       100         70        48         33         17
November 25, 2010.................................   100        87         57        36         21         0
November 25, 2011.................................   100        75         46        27         0          0
November 25, 2012.................................   100        65         37        13         0          0
November 25, 2013.................................   100        56         30        0          0          0
November 25, 2014.................................   100        49         24        0          0          0
November 25, 2015.................................   100        41         8         0          0          0
November 25, 2016.................................   100        35         0         0          0          0
November 25, 2017.................................   100        30         0         0          0          0
November 25, 2018.................................   100        25         0         0          0          0
November 25, 2019.................................   100        10         0         0          0          0
November 25, 2020.................................   100        0          0         0          0          0
November 25, 2021.................................   100        0          0         0          0          0
November 25, 2022.................................   100        0          0         0          0          0
November 25, 2023.................................   100        0          0         0          0          0
November 25, 2024.................................   100        0          0         0          0          0
November 25, 2025.................................   100        0          0         0          0          0
November 25, 2026.................................    94        0          0         0          0          0
November 25, 2027.................................    84        0          0         0          0          0
November 25, 2028.................................    74        0          0         0          0          0
November 25, 2029.................................    62        0          0         0          0          0
November 25, 2030.................................    50        0          0         0          0          0
November 25, 2031.................................    38        0          0         0          0          0
November 25, 2032.................................    24        0          0         0          0          0
November 25, 2033.................................    0         0          0         0          0          0
November 25, 2034.................................    0         0          0         0          0          0
Weighted Average Life in years (to Maturity)**....   25.79     10.32      7.16      5.38       4.39       3.85
Weighted Average Life in years (to Call)**........   25.78     10.28      7.13      5.35       4.37       3.84

------------------
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

                                      S-115

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS M-7 CERTIFICATES
                                                                      ----------------------
PREPAYMENT ASSUMPTION (%)                             0%       50%        75%       100%       125%       150%
-------------------------                             --       ---        ---       ----       ----       ----

DISTRIBUTION DATE
-----------------
Initial Percentage................................   100       100        100       100        100        100
November 25, 2005.................................   100       100        100       100        100        100
November 25, 2006.................................   100       100        100       100        100        100
November 25, 2007.................................   100       100        100       100        100        100
November 25, 2008.................................   100       100         88        65         47         32
November 25, 2009.................................   100       100         70        48         29         0
November 25, 2010.................................   100        87         57        36         0          0
November 25, 2011.................................   100        75         46        12         0          0
November 25, 2012.................................   100        65         37        0          0          0
November 25, 2013.................................   100        56         21        0          0          0
November 25, 2014.................................   100        49         3         0          0          0
November 25, 2015.................................   100        41         0         0          0          0
November 25, 2016.................................   100        35         0         0          0          0
November 25, 2017.................................   100        21         0         0          0          0
November 25, 2018.................................   100        7          0         0          0          0
November 25, 2019.................................   100        0          0         0          0          0
November 25, 2020.................................   100        0          0         0          0          0
November 25, 2021.................................   100        0          0         0          0          0
November 25, 2022.................................   100        0          0         0          0          0
November 25, 2023.................................   100        0          0         0          0          0
November 25, 2024.................................   100        0          0         0          0          0
November 25, 2025.................................   100        0          0         0          0          0
November 25, 2026.................................    94        0          0         0          0          0
November 25, 2027.................................    84        0          0         0          0          0
November 25, 2028.................................    74        0          0         0          0          0
November 25, 2029.................................    62        0          0         0          0          0
November 25, 2030.................................    50        0          0         0          0          0
November 25, 2031.................................    38        0          0         0          0          0
November 25, 2032.................................    3         0          0         0          0          0
November 25, 2033.................................    0         0          0         0          0          0
November 25, 2034.................................    0         0          0         0          0          0
Weighted Average Life in years (to Maturity)**....   25.64     9.91       6.78      5.09       4.16       3.63
Weighted Average Life in years (to Call)**........   25.64     9.91       6.78      5.09       4.16       3.63

---------------------
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

                                      S-116

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS M-8 CERTIFICATES
                                                                      ----------------------
PREPAYMENT ASSUMPTION (%)                             0%       50%        75%       100%       125%       150%
-------------------------                             --       ---        ---       ----       ----       ----

DISTRIBUTION DATE
-----------------
Initial Percentage................................   100       100        100       100        100        100
November 25, 2005.................................   100       100        100       100        100        100
November 25, 2006.................................   100       100        100       100        100        100
November 25, 2007.................................   100       100        100       100        100        100
November 25, 2008.................................   100       100         88        65         28         0
November 25, 2009.................................   100       100         70        31         0          0
November 25, 2010.................................   100        87         50        4          0          0
November 25, 2011.................................   100        75         25        0          0          0
November 25, 2012.................................   100        65         6         0          0          0
November 25, 2013.................................   100        49         0         0          0          0
November 25, 2014.................................   100        32         0         0          0          0
November 25, 2015.................................   100        16         0         0          0          0
November 25, 2016.................................   100        2          0         0          0          0
November 25, 2017.................................   100        0          0         0          0          0
November 25, 2018.................................   100        0          0         0          0          0
November 25, 2019.................................   100        0          0         0          0          0
November 25, 2020.................................   100        0          0         0          0          0
November 25, 2021.................................   100        0          0         0          0          0
November 25, 2022.................................   100        0          0         0          0          0
November 25, 2023.................................   100        0          0         0          0          0
November 25, 2024.................................   100        0          0         0          0          0
November 25, 2025.................................   100        0          0         0          0          0
November 25, 2026.................................    94        0          0         0          0          0
November 25, 2027.................................    84        0          0         0          0          0
November 25, 2028.................................    74        0          0         0          0          0
November 25, 2029.................................    62        0          0         0          0          0
November 25, 2030.................................    35        0          0         0          0          0
November 25, 2031.................................    7         0          0         0          0          0
November 25, 2032.................................    0         0          0         0          0          0
November 25, 2033.................................    0         0          0         0          0          0
November 25, 2034.................................    0         0          0         0          0          0
Weighted Average Life in years (to Maturity)**....   25.12     8.81       5.96      4.47       3.68       3.26
Weighted Average Life in years (to Call)**........   25.12     8.81       5.96      4.47       3.68       3.26

--------------
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

                                      S-117

         There is no assurance that prepayments of the mortgage loans will conform to any of the percentages of the Prepayment Assumption indicated in the tables above or to any other level, or that the actual weighted average life of any class of Offered Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of each specified class of
Offered Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions or other structuring assumptions.

         The characteristics of the mortgage loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the Prepayment
Assumption until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

                           THE SELLER AND THE SERVICER

GENERAL

         The Seller was founded in 1998 as a privately held Delaware limited liability company. The Seller is headquartered in Paramus, New Jersey, and has retail, wholesale and conduit divisions. The Seller originates mortgage loans nationwide and has offices throughout the United States. The Seller is a full service lender who originates and acquires a wide variety of mortgage loan types, including conventional, FHA, jumbo, alt-A, interest only and subprime mortgage loans. As of November 30, 2003, the Seller's audited financial statements reflected assets of approximately $673.4 million, liabilities of approximately $612.6 million and members' equity of approximately $40.1 million.

         The Seller, in its capacity as the Servicer, has limited servicing capability, and has no material loss and delinquency experience with respect to its servicing activities. The Servicer will have the ability, subject to the terms of the Servicing Agreements, to engage Subservicers to provide the primary servicing of the mortgage loans. In addition, the Servicer will have the primary obligation to make P&I Advances with respect to the mortgage loans.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on
Form 8-K relating to the certificates containing a copy of the Agreement as executed will be filed by the Company with the Securities and Exchange
Commission within fifteen days of the initial issuance of the certificates. The trust fund created under the Agreement will consist of the following: (1) the mortgage loans, (2) the Corridor Contracts, (3) collections in respect of principal and interest on the mortgage loans received after the Cut-off Date
(other than payments due on or before the Cut-off Date), (4) the amounts on deposit in any Certificate Account (as defined in the prospectus), (5) certain insurance policies maintained by the related mortgagors or by or on behalf of the Master Servicer, the Servicer and the Subservicers in respect of the mortgage loans and the lender-paid primary mortgage insurance policies, (6) an assignment of the Company's rights under the Mortgage Loan

                                      S-118

Purchase Agreement and the Servicing Agreements, (7) proceeds of the foregoing and (8) for the benefit of the Class A-3B Certificates, the certificate guaranty insurance policy and (9) the reserve fund. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the office designated by the Securities Administrator for such purposes located in Minneapolis, Minnesota. The Company will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the
Secretary, Homestar Mortgage Acceptance Corp., W. 115 Century Road, Paramus, New
Jersey 07652 and its phone number is (201) 225-2000.

THE TRUSTEE, THE SECURITIES ADMINISTRATOR AND THE MASTER SERVICER

         HSBC Bank USA, National Association will act as Trustee pursuant to the
Agreement. The Trustee's offices for notices under the Agreement are located at
452 Fifth Avenue, New York, New York 10018, Attention: Issuer Services -
Homestar. Wells Fargo Bank, N.A., a national banking association, will act as
Master Servicer, will act as Securities Administrator for so long as it is also the Master Servicer, and will also act as custodian. The Securities
Administrator's office for notices under the Agreement is located at 9062 Old
Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services -
Homestar 2004-6.

         Pursuant to the Agreement, the Master Servicer will be required to monitor and oversee the performance of the Servicer. In the event of the occurrence of an event of default under a Servicing Agreement, under certain circumstances specified therein, the Master Servicer will either appoint a successor servicer or assume primary servicing obligations for the mortgage loans itself (subject to a transition period not to exceed 90 days) for the transfer of actual servicing to such successor servicer.

         The Company, the Master Servicer, the custodian, the Securities
Administrator and any director, officer, employee or agent of the Company, the
Master Servicer, the custodian or the Securities Administrator shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with the Agreement, the custodial agreement, the
Certificates or the Mortgage Loans (including reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to Master Servicer's master servicing obligations with respect to any specific
Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement) or related to the
Master Servicer's obligations under the Agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement. None of the Company, the Master Servicer, the custodian or the Securities Administrator shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under the Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the
Company, the Master Servicer, the custodian or the Securities Administrator may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the Certificateholders under the
Agreement.

         The Trustee shall be compensated by the Master Servicer. Such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall be paid for all services rendered by it (except as otherwise reimbursed by the Trust Fund) in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties under the

                                     S-119

Agreement or of the Trustee. Except as otherwise provided in the Agreement, the
Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust Fund against any claim, loss, liability, fee or expense incurred in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) relating to the acceptance or administration of its trusts under the Agreement or the Trustee's performance under the
Certificates, other than any claim, loss, liability or expense (i) sustained in connection with the Agreement related to the willful misfeasance, bad faith or negligence of the Master Servicer in the performance of its duties under the
Agreement or (ii) incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations and duties under the Agreement.

         The Master Servicer shall indemnify the Company, the Trustee, the custodian and the Securities Administrator and any director, officer, employee or agent of the Company, the Trustee, the custodian or the Securities
Administrator against any such claim or legal action (including any pending or threatened claim or legal action), loss, liability, fee or expense that may be sustained in connection with the Agreement related to the willful misfeasance, bad faith, or negligence in the performance of the Master Servicer's duties under the Agreement.

         The amount of any indemnification for the Master Servicer, the custodian, the Trustee or the Securities Administrator may be capped as provided in the Agreement.

         For additional information regarding the Trustee and its rights and obligations under the Agreement, see "The Agreements" in the prospectus.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the Securities Administrator will make the monthly statements discussed in the prospectus under "Description of the
Securities--Reports to Securityholders" available on its website which may be obtained by calling the Securities Administrator at (301) 846-8130.

THE SERVICER AND THE SUBSERVICERS

         All of the mortgage loans will be serviced by the Servicer pursuant to two separate Servicing Agreements, one between the Servicer and the Company, and the other among the Seller, the Servicer and the Master Servicer, which will be assigned to the Trust. In addition, the Servicer will enter into two subservicing agreements, one with each Subservicer. Each Servicing Agreement will relate to the mortgage loans serviced under one of the subservicing agreements. The Subservicers will be the primary servicers of the mortgage loans as of the Cut-off Date, but may be terminated at any time by the Servicer in accordance with the related subservicing agreement. The Servicer will be ultimately responsible for the servicing of the mortgage loans.

         Cenlar

         Cenlar, is a wholesale bank headquartered in Ewing, New Jersey. Cenlar focuses primarily on the subservicing of residential mortgage loans. Cenlar will serve as a Subservicer pursuant to the related Servicing Agreement for approximately 93.26% of the mortgage loans. Cenlar subservices in all 50 states and has subserviced for over 40 years.

                                     S-120

         Option One

         Option One, a California corporation headquartered in Irvine,
California, will serve as a Subservicer pursuant to the Agreement for approximately 6.74% of the mortgage loans.

         Option One was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans.

         Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the mortgage loans will be equal to the
Master Servicing Fee. The principal compensation to be paid to the Servicer in respect of its servicing activities for the mortgage loans will be equal to the
Servicing Fee. Each Subservicer will be compensated in accordance with the related subservicing agreement. As additional servicing compensation, the Master
Servicer, the Servicer or any Subservicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts in respect of mortgage loans serviced by it. None of the Master Servicer, the
Servicer or any Subservicer is entitled to retain any prepayment charges or penalties; these will be distributed to the holders of the Class P Certificates.
The Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any distribution date with Compensating Interest to the extent of the Servicing Fee for such distribution date. The Master Servicer, the
Servicer or the related Subservicer is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Master Servicer, the Servicer or such
Subservicer in connection with its responsibilities under the Agreement, the related Servicing Agreement or the related subservicing agreement. However, the
Master Servicer, the Servicer or such Subservicer is entitled to reimbursement therefor as provided in the Agreement, the Servicing Agreement or the related subservicing agreement. The Trust may also be required to reimburse the Servicer for expenses incurred in connection with certain claims against the Servicer arising out of the Servicing Agreements.

VOTING RIGHTS

         At all times 96% of all Voting Rights will be allocated among the holders of the Class A Certificates and Class M Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all Voting Rights will be allocated to the holders of each of the Class C, Class P, Class R and Class R-X Certificates. The
Voting Rights allocated to any class of certificates shall be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests in such class represented thereby. So long as there does not exist a default by the certificate insurer, the certificate insurer shall have the right to exercise all rights of the holders of the Class A-3B
Certificates under the pooling and servicing agreement without any consent of those holders, and those holders may exercise their rights only with the prior written consent of the certificate insurer except as provided in the pooling and servicing agreement.

                                     S-121

TERMINATION

         The circumstances under which the obligations created by the Agreement will terminate in respect of the certificates are described in "The
Agreements--Termination; Retirement of Securities" in the prospectus. The
Servicer will have the option on or after any distribution date on which the aggregate unpaid principal balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period) is less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date, to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the certificates. In addition, the Master Servicer will have the option on or after any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date, to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the certificates; provided, however, that no early termination of the trust with respect to the mortgage loans as provided above will be permitted if it would result in a draw under the certificate guaranty insurance policy unless the certificate insurer consents to the termination.

         Any such purchase of mortgage loans and other assets of the trust fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan (or the appraised value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such appraised value is less than such unpaid principal balance) (net of any unreimbursed P&I Advance attributable to principal) as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which such repurchase price is distributed. In the event the
Servicer exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds:

         (i)      100% of the then outstanding certificate principal balance of the Offered Certificates, plus

         (ii)     one month's interest on the then outstanding Certificate
                  Principal Balance of the Offered Certificates at the then
                  applicable Pass-Through Rate for each class of Offered
                  Certificates, plus

         (iii)    any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled plus

         (iv)     any Allocated Realized Loss Amounts with respect to the Class
                  M Certificates.

The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the appraised value of the underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any mortgage loan which is delinquent in payment by 90 days or more, the Seller, may, at its option and in accordance with the terms of the
Agreement, purchase such mortgage loan from the trust fund at the purchase price for such mortgage loan. In addition, in some circumstances the Servicer may purchase from the trust fund, at the purchase price, mortgage loans that are delinquent in payment 90 days or more. Any mortgage loan so purchased will not be considered delinquent for purposes of the Trigger Event or for any other purpose.

                                     S-122

AMENDMENT

         The Agreement may be amended under the circumstances set forth under
"The Agreements--Amendment" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Elections will be made to treat the trust fund, exclusive of the reserve fund and the Corridor Contracts, as multiple separate REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher
Proffitt & Wood LLP, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the trust fund, exclusive of the reserve fund and the Corridor Contracts, will consist of two or more REMICs, and each REMIC elected by the trust fund will qualify as a REMIC under Sections 860A through
860G of the Code.

         For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the trust fund and (ii) the Class A
Certificates and Class M Certificates (exclusive of any right to receive payments from the reserve fund), Class P Certificates and Class C Certificates will represent the "regular interests" in, and generally will be treated as debt instruments of, a REMIC. See "Federal Income Tax Consequences--REMIC
--Classification of REMICs" in the prospectus.

         For federal income tax reporting purposes, based on expected issue prices, the Class A-2 Certificates and Class A-3B Certificates will not, and the remaining classes of Offered Certificates may, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at 100% of the Prepayment Assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal
Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" in the prospectus.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the
Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the
OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Offered Certificates, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered
Certificates issued with original issue discount may be able to select a method for

                                     S-123

recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of Offered
Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such certificates in this regard.

         Some classes of Offered Certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such certificates and will be applied as an offset against such interest payments. See "Federal Income Tax Consequences-- REMICs--Taxation of Owners of
REMIC Regular Certificates--Premium" in the prospectus.

         Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments in respect of the reserve fund. The treatment of amounts received by a holder of an Offered Certificate under such certificateholder's right to receive the Basis Risk Shortfall Carry-Forward
Amount will depend on the portion, if any, of such Certificateholder's purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered
Certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of the Basis Risk Shortfall
Carry-Forward Amount in accordance with the relative fair market values of each property right. The Securities Administrator intends to treat payments made to the holders of the Offered Certificates with respect to the Basis Risk Shortfall
Carry-Forward Amount as includible in income based on the tax regulations relating to notional principal contracts. The OID Regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For federal tax return and information reporting, the value of the right of the Holders of the Offered Certificates to receive payments from the reserve fund in respect of any Basis Risk Shortfall
Carry-Forward Amount, if any, may be obtained from the Trustee upon request.
Such information will be provided to the Trustee by the Underwriter on or prior to the Closing Date. Under the REMIC Regulations, the Securities Administrator
is required to account for the REMIC regular interest and the right to receive payments in respect of the Basis Risk Shortfall Carry-Forward Amount as discrete property rights. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates. Treasury regulations have been promulgated under section
1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.
However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of such Offered
Certificates will be unable to use the integration method provided for under such regulations with respect to such Certificates. If the Securities
Administrator's treatment of Basis Risk Shortfall Carry-Forward Amount is respected, ownership of the right to the Basis Risk Shortfall Carry-Forward
Amount will nevertheless entitle the owner to amortize the separate price paid for the right to the Basis Risk Shortfall Carry-Forward Amount under the notional principal contract regulations.

         In the event that the right to receive the Basis Risk Shortfall
Carry-Forward Amount is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of an Offered Certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments in respect of the Basis Risk Shortfall Carry-Forward Amount would be considered a "termination payment" under the notional principal contract regulations allocable to the related certificate. A holder of an Offered
Certificate would have gain or loss from such a termination of the right to receive payments in respect of the Basis Risk

                                     S-124

Shortfall Carry-Forward Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of the Basis Risk
Shortfall Carry-Forward Amount.

         Gain or loss realized upon the termination of the right to receive payments in respect of the Basis Risk Shortfall Carry-Forward Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code section 582(c) would likely not apply to treat such gain or loss as ordinary.

         With respect to the Offered Certificates, this paragraph applies exclusive of any rights in respect of the Basis Risk Shortfall Carry-Forward
Amount. The Offered Certificates will be treated as assets described in Section
7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A)
of the Code, generally in the same proportion that the assets in the related trust fund would be so treated. In addition, interest on the Offered
Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as "real estate assets" under Section
856(c)(4)(A) of the Code. Moreover, the Offered Certificates also will be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See
"Pooling and Servicing Agreement--Termination" herein and "Certain Federal
Income Tax Consequences--REMICs-- Characterization of Investments in REMIC
Certificates" in the prospectus. See "Federal Income Tax Consequences--REMICs
--Characterization of Investments in REMIC Certificates" in the prospectus.

         It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any such REMIC, such tax will be borne (1) by the Securities
Administrator, if the Securities Administrator has breached its obligations with respect to REMIC compliance under the Agreement, (2) by the Trustee, if the
Trustee has breached its obligations with respect to REMIC compliance under the
Agreement (3) by the Class R Certificateholder to the extent of any funds distributed to such Certificateholder or (4) otherwise by the trust fund, with a resulting reduction in amounts otherwise distributable to holders of the Offered
Certificates. See "Description of the Certificates-- General" and "Federal
Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in
the prospectus.

         The responsibility for filing annual federal information returns and other reports will be borne by the Securities Administrator. See "Federal Income
Tax Consequences--REMICs--Reporting and Other Administrative Matters" in the
prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                                   OTHER TAXES

         The Company makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

                                     S-125

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement, dated November 17, 2004, the Underwriter has agreed to purchase and the Company has agreed to sell to the Underwriter the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about
November 19, 2004, against payment therefor in immediately available funds.

         The Offered Certificates will be purchased from the Company by the
Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the
Offered Certificates are expected to be approximately 99.82% of the aggregate initial Certificate Principal Balance of the Offered Certificates, before deducting expenses. The Underwriter may effect such transactions by selling the
Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered
Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The underwriting agreement provides that the Company and the Seller will jointly and severally indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Company and the Seller against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

                                SECONDARY MARKET

         There can be no assurance that a secondary market for the Offered
Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered
Certificates will be the monthly statements discussed in the prospectus under
"Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Company is not aware of any source through which price information about the Offered
Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the
Offered Certificates becomes available.

                                     EXPERTS

         The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in

                                     S-126

accounting and auditing. The report of KPMG LLP refers to changes, in 2003, in
Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.

                                 LEGAL OPINIONS

         Legal matters relating to the Offered Certificates will be passed upon for the Company by Thacher Proffitt & Wood LLP, New York, New York and for the
Underwriter by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the Certificates that each class of Class A Certificates be rated "AAA" by S&P and "Aaa" by Moody's, that the
Class M-1 Certificates be rated at least "AA+" by S&P and "Aa1" by Moody's, that the Class M-2 Certificates be rated at least "AA" by S&P and "Aa2" by Moody's, that the Class M-3 Certificates be rated at least "A+" by S&P and "A1" by
Moody's, that the Class M-4 Certificates be rated at least "A" by S&P and "A2"
by Moody's, that the Class M-5 Certificates be rated at least "A-" by S&P and
"A3" by Moody's, that the Class M-6 Certificates be rated at least "BBB+" by S&P and "Baa1" by Moody's, that the Class M-7 Certificates be rated at least "BBB"
by S&P and "Baa2" by Moody's, that the Class M-8 Certificates be rated at least
"BBB-" by S&P and "Baa3" by Moody's. The ratings on the Class A-3B Certificates are without regard to the certificate guaranty insurance policy.

         The ratings of S&P and Moody's assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled other than Basis Risk
Shortfalls. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans.
The ratings assigned to mortgage pass- through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

         The Company has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the
Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the
Offered Certificates as stated above.

                                LEGAL INVESTMENT

         The certificates will not constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the prospectus) and, as such, will be legal investments for entities to the extent provided in SMMEA.
SMMEA,

                                     S-127

however, provides for state limitation on the authority of these entities to invest in "mortgage related securities" provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA.

         The Company makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered
Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates.
Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any Plan and any person investing Plan Assets of any
Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under
ERISA or Section 4975 of the Code.

         The U.S. Department of Labor has issued an Exemption, as described under "ERISA Considerations" in the prospectus, to the Underwriter. The
Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section
502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least "BBB-" (or its equivalent) by S&P,
Fitch Ratings or Moody's at the time of purchase and underwritten by the
Underwriter, such as the Offered Certificates, and the servicing and operation of asset pools consisting of certain types of secured obligations, such as the mortgage loans, provided that the conditions of the Exemption are satisfied. The purchase of the Offered Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption, as amended and as currently in effect. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and
Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of Certificates be "BBB-" or higher at the time of purchase.

         Each beneficial owner of a Class M Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with Plan Assets, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch Ratings or Moody's Investors Service, Inc., and the
certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an

                                     S-128

"insurance company general account," as such term is defined in Prohibited
Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         Any fiduciary or other investor of Plan Assets that proposes to acquire or hold an Offered Certificate on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and the Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Company, the Trustee, the Securities
Administrator, the Master Servicer, the Servicer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by
Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                                     S-129

                                    GLOSSARY

ACCRUAL PERIOD -- For any class of Offered Certificates, the period from and including the preceding distribution date (or from and including the Closing
Date, in the case of the first distribution date) to and including the day prior to the current distribution date.

ACCRUED CERTIFICATE INTEREST -- For any distribution date and each class of
Offered Certificates, the amount of interest accrued during the related Accrual
Period at the related Pass-Through Rate on the Certificate Principal Balance of
such Class immediately prior to such distribution date, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating
Interest payable by the Servicer and any shortfalls resulting from the application of the Relief Act (in each case to the extent allocated to such class of Offered Certificates as described under "Description of the
Certificates--Allocation of Available Funds--Interest Distributions on the
Offered Certificates" in this prospectus supplement). The Accrued Certificate
Interest on the Offered Certificates will be calculated on the basis of a
360-day year and the number of days in the related Accrual Period.

AGREEMENT -- The pooling and servicing agreement, dated as of the Cut-off Date, among Homestar Mortgage Acceptance Corp., as company, Wells Fargo Bank, N.A., as master servicer and securities administrator and HSBC Bank USA, National
Association, as trustee.

ALLOCATED REALIZED LOSS AMOUNT -- With respect to the Class M Certificates and any distribution date, an amount equal to the sum of any Realized Loss allocated to that class of certificates on that distribution date and any Allocated
Realized Loss Amount for that class remaining unpaid from any previous distribution date.

ALLOWABLE CLAIM -- For any mortgage loan covered by a Primary Insurance Policy, the current principal balance of such mortgage loan plus accrued interest and allowable expenses at the time of the claim.

APPRAISED VALUE -- The appraised value of the related mortgaged property at the time of origination of such mortgage loan.

AVAILABLE DISTRIBUTION AMOUNT -- For any distribution date, an amount equal to the amount received by the Securities Administrator and available in the
Certificate Account on that distribution date. The Available Distribution Amount will generally be equal to the sum of (1) the aggregate amount of scheduled payments on the mortgage loans received or advanced that were due during the related Due Period and (2) any unscheduled payments and receipts, including mortgagor prepayments on such mortgage loans, Insurance Proceeds and Liquidation
Proceeds, received during the related Prepayment Period, in each case net of amounts reimbursable therefrom to the Trustee, the Securities Administrator, the
Master Servicer, the Servicer, the custodian and any Subservicer and reduced by
Master Servicing Fees and Servicing Fees, and any amounts in respect of the premiums payable under the lender-paid primary mortgage insurance policies and the Insurer Premium payable to the certificate insurer under the certificate guaranty insurance policy.

BASIC PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any distribution date, the excess, if any, of (x) the Principal Remittance Amount for such distribution date, over (y) the Overcollateralization Release Amount.

BASIS RISK SHORTFALL -- With respect to any class of Offered Certificates, on each distribution date where clause (ii) of the definition of "Pass-Through
Rate" is less than clause (i) of the definition of "Pass-Through Rate," the excess, if any, of (x) the aggregate Accrued Certificate Interest thereon for such distribution date

                                     S-130

calculated pursuant to clause (i) of the definition of "Pass-Through Rate" over
(y) interest accrued on the mortgage loans at the Net WAC Rate.

BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT -- With respect to each class of
Offered Certificates and any distribution date, as determined separately for each such class of Offered Certificates, an amount equal to the aggregate amount of Basis Risk Shortfall for such Certificates on such distribution date, plus any unpaid Basis Risk Shortfall for such class of Certificates from prior distribution dates, plus interest thereon at the related Pass-Through Rate for such distribution date, to the extent previously unreimbursed by the Net Monthly
Excess Cashflow or the Corridor Contracts.

BOOK-ENTRY CERTIFICATES -- Each class of the Offered Certificates for so long as they are issued, maintained and transferred at the DTC.

CAP RATE - With respect to each Corridor Contract and each distribution date, the fixed rate set forth in the Corridor Contract used to determine payments to the Trustee.

CEILING RATE - With respect to each Corridor Contract and each distribution date, the fixed rate set forth in the Corridor Contract used to determine payments to the Trustee.

CERTIFICATE MARGIN -- With respect to the Class A-1, Class A-2, Class A-3A,
Class A-3B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
Class M-7 and Class M-8 Certificates, on any distribution date prior to the
Step-Up Date, 0.220%, 0.370%, 0.550%, 0.460%, 0.630%, 0.670%, 1.100%, 1.200%,
1.500%, 1.850%, 1.950% and 3.500% per annum, respectively, and on any distribution date on and after the Step-Up Date, 0.440%, 0.740%, 1.100%, 0.920%,
0.945%, 1.005%, 1.650%, 1.800%, 2.250%, 2.775%, 2.925% and 5.250% per annum, respectively.

CERTIFICATE PRINCIPAL BALANCE -- With respect to any Offered Certificate as of any date of determination, the initial Certificate Principal Balance thereof, in the case of any Class M Certificates, increased by any Subsequent Recoveries allocated thereto, and reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Offered Certificate and
(b) in the case of any Class M Certificates, any reductions in the Certificate
Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement.

CENLAR -- Cenlar FSB.

CLASS A CERTIFICATES -- The Class A-1, Class A-2, Class A-3A and Class A-3B
Certificates.

CLASS A CORRIDOR CONTRACT ALLOCATION AMOUNT -- With respect to any distribution date and each class of Class A Certificates, the amount received with respect to the Corridor Contract for the Class A Certificates for that distribution date times a fraction, the numerator of which is the Certificate Principal Balance of such class of Certificates immediately prior to that distribution date, and denominator of which is the aggregate Certificate Principal Balance of the Class
A Certificates immediately prior to that distribution date.

CLASS A PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x)
the aggregate Certificate Principal Balance of the Class A Certificates
immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during

                                     S-131

the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment
Period) multiplied by approximately 78.80% and (b) the amount, if any, by which
(i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period, and after reduction for Realized Losses incurred during the related
Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

CLASS M CERTIFICATES -- The Class M-1, Class M-2, Class M-3, Class M-4, Class
M-5, Class M-6, Class M-7 and Class M-8 Certificates.

CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x)
the sum of (i) the aggregate Certificate Principal Balance of the Class A
Certificates (after taking into account the distribution of the Class A
Principal Distribution Amount on such distribution date) and (ii) the
Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for
Realized Losses incurred during the related Prepayment Period) multiplied by approximately 82.90% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due
Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment
Period) exceeds (ii) the Overcollateralization Floor Amount.

CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x)
the sum of (i) the aggregate Certificate Principal Balance of the Class A
Certificates and Class M-1 Certificates (after taking into account the distribution of the Class A and Class M-1 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-2
Certificates immediately prior to such distribution date over (y) the lesser of
(a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period, and after reduction for Realized Losses incurred during the related
Prepayment Period) multiplied by approximately 86.50% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization
Floor Amount.

CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x)
the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class
M-1 and Class M-2 Certificates (after taking into account the distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of

                                     S-132

the Class M-3 Certificates immediately prior to such distribution date over (y)
the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 90.60% and (b)
the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization
Floor Amount.

CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x)
the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class
M- 1, Class M-2 and Class M-3 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal
Distribution Amounts on such distribution date) and (ii) the Certificate
Principal Balance of the Class M-4 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized
Losses incurred during the related Prepayment Period) multiplied by approximately 92.40% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due
Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment
Period) exceeds (ii) the Overcollateralization Floor Amount.

CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x)
the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class
M- 1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4
Principal Distribution Amounts on such distribution date) and (ii) the
Certificate Principal Balance of the Class M-5 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for
Realized Losses incurred during the related Prepayment Period) multiplied by approximately 94.20% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due
Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment
Period) exceeds (ii) the Overcollateralization Floor Amount.

CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x)
the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class
M- 1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3,
Class M-4 and Class M-5 Principal Distribution Amounts on

                                     S-133

such distribution date) and (ii) the Certificate Principal Balance of the Class
M-6 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period, and after reduction for Realized Losses incurred during the related
Prepayment Period) multiplied by approximately 95.70% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization
Floor Amount.

CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x)
the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class
M- 1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates
(after taking into account the distribution of the Class A, Class M-1, Class
M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution
Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such distribution date over (y)
the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 97.10% and (b)
the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization
Floor Amount.

CLASS M-8 PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x)
the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class
M- 1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7
Certificates (after taking into account the distribution of the Class A, Class
M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7
Principal Distribution Amounts on such distribution date) and (ii) the
Certificate Principal Balance of the Class M-8 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for
Realized Losses incurred during the related Prepayment Period) multiplied by approximately 98.40% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due
Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment
Period) exceeds (ii) the Overcollateralization Floor Amount.

CODE -- The Internal Revenue Code of 1986.

                                     S-134

COMPANY -- Homestar Mortgage Acceptance Corp.

COMPENSATING INTEREST -- Any payments made by the Servicer from its own funds to cover Prepayment Interest Shortfalls.

CORRIDOR CONTRACTS -- The interest rate corridor contracts between the Seller and the Corridor Contract Counterparty for the benefit of the Certificates.

CORRIDOR CONTRACT COUNTERPARTY -- Bear Stearns Financial Products, Inc.

CPR -- A constant rate of prepayment on the mortgage loans.

CREDIT SCORE -- A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

CUMULATIVE INSURANCE PAYMENTS -- As of any time of determination, the aggregate amount of all insurance payments previously paid by the certificate insurer under the certificate guaranty insurance policy minus (a) the aggregate of all payments previously made to the certificate insurer pursuant to the pooling and servicing agreement as reimbursement for insurance payments.

CUT-OFF DATE -- November 1, 2004.

DETERMINATION DATE -- With respect to any distribution date, is on the 15th day of the month in which such distribution date occurs or, if such day is not a business day, on the immediately preceding business day.

DUE DATE -- With respect to approximately 99.97% of the mortgage loans, the first day of the month. Approximately 0.03% of the mortgage loans have due dates which do not occur on the first of the month.

DUE PERIOD -- With respect to any distribution date, commences on the second day of the month immediately preceding the month in which such distribution date occurs and ends on the first day of the month in which such distribution date occurs.

ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

EXTRA PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any distribution date, is the lesser of (x) the Overcollateralization Deficiency Amount for such distribution date and (y) the Net Monthly Excess Cashflow Amount for such distribution date.

EXEMPTION -- A prohibited transaction exemption that is substantially similar to
Prohibited Transaction Exemption 2002-41 (67 F.R. 54487)(2002), as amended, issued by the U.S. Department of Labor to an underwriter.

FINAL DISPOSITION -- With respect to a defaulted mortgage loan, when a determination is made by the Servicer or the related Subservicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Servicer or the related Subservicer reasonably and in good faith expects to be finally recoverable with respect to such mortgage loan.

                                     S-135

FINANCE AMERICA -- Finance America, LLC.

FITCH RATINGS -- Fitch, Inc.

INSURER PREMIUM -- With respect to the Class A-3B Certificates, the premium payable to the certificate insurer on each distribution date in an amount equal to one-twelfth of the product of the Insurer Premium Rate and the Certificate
Principal Balance of the Class A-3B Certificates immediately prior to such
Distribution Date.

INSURER PREMIUM RATE -- The per annum rate specified in the certificate guaranty insurance policy.

INTEREST CARRY FORWARD AMOUNT -- With respect to each Class of Offered
Certificates and each distribution date, the excess of (a) the Accrued
Certificate Interest for such Class with respect to prior distribution dates, over (b) the amount actually distributed to such Class with respect to interest on such prior distribution dates, with interest on such excess at the related
Pass-Through Rate.

INTEREST DETERMINATION DATE -- With respect to the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and with respect to each
Accrual Period thereafter, the second LIBOR Business Day preceding the related distribution date on which such Accrual Period commences.

INTEREST REMITTANCE AMOUNT -- For any distribution date, that portion of the
Available Distribution Amount for such distribution date that represents interest received or advanced on the mortgage loans.

IRS -- The Internal Revenue Service.

LENDER-PAID PMI INSURED LOANS -- The mortgage loans covered by the Lender-Paid
PMI Policy.

LENDER-PAID PMI POLICY -- A Primary Insurance Policy issued by PMI Mortgage in accordance with a letter between the Seller and PMI Mortgage.

LENDER-PAID PMI RATE -- With respect to each Lender-Paid PMI Insured Loan, the per annum rate payable to PMI Mortgage under the Lender-Paid PMI Policy.

LIBOR BUSINESS DAY -- A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

MASTER SERVICER -- Wells Fargo Bank, N.A., in its capacity as master servicer under the Agreement.

MASTER SERVICING FEE -- With respect to each mortgage loan, an amount, payable out of any payment of interest on the mortgage loan, equal to interest at the
Master Servicing Fee Rate on the Stated Principal Balance of such mortgage loan as of the Due Date in the calendar month preceding the month in which the payment of the Master Servicing Fee is due. The Master Servicing Fee consists of master servicing compensation payable to the Master Servicer in respect of its master servicing responsibilities.

MASTER SERVICING FEE RATE -- On each mortgage loan, a rate equal to 0.0125% per annum.

MOODY'S -- Moody's Investors Service, Inc.

                                     S-136

MORTGAGE LOAN PURCHASE AGREEMENT -- The Mortgage Loan Purchase Agreement dated as of the Cut- off Date between the Seller and the Company, whereby the mortgage loans are being sold to the Company.

NET MONTHLY EXCESS CASHFLOW -- For any distribution date, the sum of (a) any
Overcollateralization Release Amount and (b) the excess of (x) the Available
Distribution Amount for such distribution date over (y) the sum for such distribution date of (A) the aggregate Accrued Certificate Interest for the
Offered Certificates, (B) the aggregate Interest Carry Forward Amount for the
Class A Certificates and (C) the Principal Remittance Amount.

NET MORTGAGE RATE -- On any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the Master Servicing Fee Rate, (2) the Servicing
Fee Rate and (3) the related Lender-Paid PMI Rate, if such mortgage loan is a
Lender-Paid PMI Insured Loan, calculated on the basis of a 360-day year and the number of days in the related Accrual Period.

NET WAC RATE -- With respect to the Offered Certificates, a per annum rate equal to (a) the weighted average of the Net Mortgage Rates of the mortgage loans as of the first day of the month preceding the month in which such distribution date occurs, less (b) the Insurer Premium Rate multiplied by a fraction, the numerator of which is the Certificate Principal Balance of the Class A-3B
Certificates and the denominator of which is the aggregate Stated Principal
Balance of the mortgage loans.

OFFERED CERTIFICATES -- The Class A Certificates and Class M Certificates.

OID REGULATIONS -- Treasury regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

OPTION ONE -- Option One Mortgage Corporation.

ORIGINATORS -- Opteum Financial Services, LLC, Finance America, LLC and
SouthStar Funding, LLC.

OVERCOLLATERALIZATION DEFICIENCY AMOUNT -- With respect to any distribution date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount (calculated for the purpose of this definition only, solely after giving effect to distributions in respect of the
Principal Remittance Amount on such distribution date) on such distribution date.

OVERCOLLATERALIZATION RELEASE AMOUNT -- With respect to any distribution date, an amount equal to the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Overcollateralization
Amount (after giving effect to distributions in respect of the Principal
Remittance Amount to be made on such distribution date) for such distribution date over (ii) the Overcollateralization Target Amount for such distribution date.

OVERCOLLATERALIZATION TARGET AMOUNT -- With respect to any distribution date,
(a) prior to the Stepdown Date, approximately 0.80% of the aggregate Stated
Principal Balance of the mortgage loans as of the Cut-off Date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i)
1.60% of the then current aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period and (ii) the
Overcollateralization Floor Amount or (c) on or after the Stepdown Date and if a
Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

                                     S-137

OVERCOLLATERALIZATION FLOOR AMOUNT -- An amount equal to approximately 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off
Date.

OVERCOLLATERALIZED AMOUNT -- For any distribution date, the amount, if any, by which (i) the aggregate principal balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and any Realized Losses on the mortgage loans during the related Prepayment Period) exceeds (ii) the aggregate
Certificate Principal Balance of the Offered Certificates as of such distribution date (after giving effect to distributions on such distribution date).

P&I ADVANCE -- The aggregate of all payments of principal and interest, net of the (1) Master Servicing Fee and the Servicing Fee, if the Master Servicer makes the advance and (2) the Servicing Fee, if the Subservicer or the Servicer makes the advance, that were due during the related Due Period on the mortgage loans master serviced by it and that were delinquent on the related Determination
Date.

PASS-THROUGH RATE -- With respect to each distribution date and each class of
Offered Certificates, a floating rate equal to the lesser of (i) One-Month LIBOR plus the related Certificate Margin and (ii) the Net WAC Rate with respect to such distribution date.

PLAN -- Any employee benefit plan subject to ERISA and any plan or other arrangement described in Section 4975(e)(1) of the Code.

PLAN ASSETS -- The assets of a Plan as determined under Department of Labor regulation section 2510.3- 101 or other applicable law.

PMI MORTGAGE -- PMI Mortgage Insurance Co.

POLICY -- The certificate guaranty insurance policy No. AB0826BE issued by the certificate insurer in respect of the Class A-3B Certificates, including any endorsements thereto.

PREPAYMENT PERIOD -- With respect to any distribution date is the calendar month immediately preceding the month in which such distribution date occurs.

PREPAYMENT ASSUMPTION -- A Prepayment Assumption of 100% assumes, (i) with respect to the adjustable rate mortgage loans, 4% CPR for the first month, an additional 1/11th of 26% CPR for the next eleven months, and 30% CPR thereafter and (ii) with respect to the fixed rate mortgage loans, 4% CPR for the first month, an additional 1/11th of 14% CPR for the next eleven months, and 18% CPR thereafter.

PRINCIPAL DISTRIBUTION AMOUNT -- For any distribution date, the Basic Principal
Distribution Amount plus the Extra Principal Distribution Amount.

PRINCIPAL REMITTANCE AMOUNT -- For any distribution date, the sum of

     (1) the principal portion of all scheduled monthly payments on the mortgage loans due on the related Due Date, to the extent received or advanced;

                                     S-138

     (2) the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the preceding calendar month; and

     (3) the principal portion of all other unscheduled collections received during the preceding calendar month, including full and partial prepayments,
Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal.

RATING AGENCIES -- S&P and Moody's.

RECORD DATE -- With respect to any Book-Entry Certificates and any distribution date, the close of business on the Business Day immediately preceding such distribution date. With respect to any Certificates that are not Book-Entry
Certificates, the close of business on the last Business Day of the calendar month preceding such distribution date.

REFERENCE BANKS -- Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination
Date in question, (iii) which have been designated as such by the Securities
Administrator and (iv) not controlling, controlled by, or under common control with, the Company or the Seller.

REMIC -- A real estate mortgage investment conduit within the meaning of Section
860D of the Code.

REMIC REGULATIONS -- Treasury regulations under Sections 860A to 860G of the
Code generally addressing the treatment of REMICs.

RELIEF ACT SHORTFALL -- For any distribution date and any mortgage loan (other than a mortgage loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

RESERVE INTEREST RATE -- With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of
0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant
Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

RULES -- The rules, regulations and procedures creating and affecting DTC and its operations.

S&P -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

SECURITIES ADMINISTRATOR -- Wells Fargo Bank, National Association, in its
capacity as securities administrator under the Agreement.

SELLER -- Opteum Financial Services, LLC, in its capacity as seller under the
Mortgage Loan Purchase Agreement.

                                     S-139

SENIOR ENHANCEMENT PERCENTAGE - For any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal
Balance of the Class M Certificates prior to the distribution of the Principal
Distribution Amount on such distribution date, and (ii) the related
Overcollateralized Amount, by (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date.

SERVICER -- Opteum Financial Services, LLC, in its capacity as servicer under the Servicing Agreements.

SERVICING AGREEMENTS -- The two agreements dated as of March 5, 2004, one between the Servicer and the Company, and the other between the Servicer and the
Master Servicer, which provide for the servicing of the mortgage loans.

SERVICING FEE -- With respect to each mortgage loan, accrued interest at the
Servicing Fee Rate with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month.
The Servicing Fee consists of servicing and other related compensation payable to the Servicer or to the Master Servicer if the Master Servicer is directly servicing the loan.

SERVICING FEE RATE -- With respect to each mortgage loan, the servicing fee rate set forth in the mortgage loan schedule. With respect to each fixed rate mortgage loan, the Servicing Fee Rate ranges from 0.25% to 0.50% per annum. With respect to each adjustable rate mortgage loan, the Servicing Fee Rate ranges from 0.375% to 0.50% per annum; provided that, if any adjustable rate mortgage loan has an initial fixed rate interest period, that rate will range from 0.25%
to 0.50% per annum during such initial period. The weighted average Servicing
Fee Rate for the fixed rate mortgage loans is 0.3034% per annum. The weighted average Servicing Fee Rate for the adjustable rate mortgage loans is 0.3837% per annum; provided that, if any adjustable rate mortgage loan has an initial fixed rate interest period, the weighted average Servicing Fee Rate during such initial period will be 0.2675% per annum.

SIX-MONTH LIBOR -- The average of the interbank offered rates for six-month
United States dollar- denominated deposits in the London market as published by
Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date.

STATED PRINCIPAL BALANCE -- With respect to any mortgage loan as of any date of determination, the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off
Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to such mortgage loan on or before such date, and as further reduced to the extent that any
Realized Loss thereon has been allocated to one or more classes of certificates on or before the date of determination.

STEP-UP DATE -- The first distribution date following the first distribution date on which the aggregate unpaid principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

STEPDOWN DATE -- The earlier to occur of (i) the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the distribution date occurring in December 2007 and (y) the first distribution date for which the
Senior Enhancement Percentage is greater than or equal to approximately 21.20%.

                                     S-140

STRUCTURING ASSUMPTIONS -- The structuring assumptions set forth in "Yield on the Certificates-Weighted Average Lives" in this prospectus supplement.

SUBSEQUENT RECOVERIES -- Any liquidation proceeds received after the final liquidation of a mortgage loan.

SUBSERVICERS -- Any subservicer appointed by the Servicer pursuant to a
Servicing Agreement. Initially, Cenlar and Option One.

TELERATE SCREEN PAGE 3750 -- The display designated as page 3750 on the Telerate
Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

TRIGGER EVENT -- A Trigger Event is in effect with respect to any distribution date if

          (1) the three-month rolling average of mortgage loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) as of the close of business on the last day of the preceding calendar month equals or exceeds 35% of the
     Senior Enhancement Percentage; or

          (2) in the case of any distribution date after the 36th distribution date, the cumulative amount of Realized Losses incurred on the mortgage loans from the Cut-off Date through the end of the calendar month immediately preceding such distribution date exceeds the applicable percentage set forth below with respect to such distribution date of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off
     Date:

                  December 2007 to November 2008..............1.25%
                  December 2008 to November 2009..............1.75%
                  December 2009 to November 2010..............2.25%
                  December 2010 and thereafter................2.55%

TRUSTEE -- HSBC Bank USA, National Association.

UNDERWRITER -- Bear, Stearns & Co. Inc.

                                     S-141

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Homestar
Asset-Backed Pass-Through Certificates, Series 2004-6 Class A-1, Class A-2,
Class A-3A, Class A-3B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
Class M-6, Class M-7 and Class M-8 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold interests in such Global Securities through any of DTC, Clearstream or Euroclear. The
Global Securities will be tradable as home market instruments in both the
European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this
Annex I have the meanings assigned to them in the prospectus supplement and the prospectus.

         Secondary market trading between investors holding interests in Global
Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding interests in Global Securities through
DTC will be conducted according to the rules and procedures applicable to U.S.
corporate debt obligations.

         Secondary cross-market trading between investors holding interests in
Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of
Clearstream and Euroclear (in such capacity) and as DTC participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in Global Securities through DTC participants will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in Global Securities through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                                       I-1

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between
DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC seller And Clearstream or Euroclear purchaser.
When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of the Global Securities. After such settlement has been completed, the
Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The Global Securities credit will appear on the next business day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed through DTC on the intended value date
(i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring with Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants can employ their usual procedures for sending
Global Securities to the respective depository for the benefit

                                      I-2

of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

         Transfers between Clearstream or Euroclear seller and DTC purchaser.
Due to time zone differences in their favor, Clearstream participants and
Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to deliver the Global Securities to the DTC participant's account against payment.
Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or
Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back- valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft charges incurred over that one- day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the
Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and purchase
Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action were taken. At least three techniques should be available to eliminate this potential problem:

                  (a) borrowing Global Securities through Clearstream or
         Euroclear for one day (until the purchase side of the day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing Global Securities in the United States from a
         DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax, complies with applicable

                                       I-3

certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial Holders of
Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN
(Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons with effectively connected income (Form
W-8ECI). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a
Trade or Business in the United States) or a substitute form.

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non- U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate
(depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or
Reduced Rate Certificate). Form W-8BEN may be filed by a beneficial owner or its agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a
Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. Person" means (i) a citizen or resident of the United
States, (ii) a corporation, a partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons. The term "Non-U.S. Person" means any person who is not a U.S. Person.
This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.
Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                       I-4

                       HOMESTAR MORTGAGE ACCEPTANCE CORP.
                                     Company

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES

--------------------------------------------------------------------------------
  YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

THE OFFERED SECURITIES

The company proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

THE TRUST FUND

Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

     o    mortgage loans secured by first and junior liens on the related mortgage property;

     o    home equity revolving lines of credit;

     o    mortgage loans where the borrower has little or no equity in the related mortgaged property;

     o    mortgage loans secured by one-to-four-family residential properties;

     o    mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool; and

     o    manufactured housing conditional sales contracts and installment loan agreements or interests therein;

in each case acquired or purchased by the company from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT

If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, and currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR
DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is June 30, 2004.

                                TABLE OF CONTENTS

Caption                                                                     Page
-------                                                                     ----

 Collection and Other Servicing Procedures; Mortgage Loan

 Servicing and Other Compensation and Payment of Expenses; Retained

OTHER FINANCIAL OBLIGATIONS RELATED TO THE
SECURITIES....................................................................47
 Swaps and Yield Supplement Agreements........................................47
 Purchase Obligations ........................................................47

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD

                                       2

                                  INTRODUCTION

ALL CAPITALIZED TERMS IN THIS PROSPECTUS ARE DEFINED IN THE GLOSSARY AT THE END.

GENERAL

         The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the company. Each trust fund will consist primarily of a mortgage pool of mortgage loans or interests therein, which may include mortgage securities, acquired or purchased by the company from one or more affiliated or unaffiliated sellers. See "The Company"
and "The Mortgage Pools." The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

         Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the
Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The company's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the company, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See "Description of the Securities."

         If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund or currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See
"Description of Credit Enhancement."

                                        3

         The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations."

         With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the related series of securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Federal
Income Tax Consequences" in this prospectus.

         The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under
"Methods of Distribution" and in the related prospectus supplement.

         There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                               THE MORTGAGE POOLS

GENERAL

         Each mortgage pool will consist primarily of mortgage loans, minus any interest retained by the company or any affiliate of the company. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

         If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

                                        4

         The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the
District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the company or any of its affiliates. However, if so specified in the related prospectus supplement, the mortgage loans may be insured by the FHA or guaranteed by the
VA. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA
Mortgage Guaranty."

         A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

         A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

         A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac for their "A-quality"
mortgage loan purchase programs. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because of the credit characteristics of the related mortgagor, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac for these programs. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each mortgage loan will be selected by the company or its affiliates for inclusion in a mortgage pool from among those purchased by the company, either directly or through its affiliates, from Unaffiliated Sellers or
Affiliated Sellers. If a mortgage pool is composed of mortgage loans acquired or purchased by the company directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired or purchased. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the company may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The mortgage loans may be delivered to the trust fund pursuant to a
Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the
Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of
Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired or purchased by the company pursuant to a Designated

                                        5

Seller Transaction will generally include information, provided by the related
Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related prospectus supplement, the trust fund for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. The mortgage securities will be generally similar to securities offered under this prospectus. However, any mortgage securities included in a trust fund will (1)
either have been (a) previously registered under the Securities Act, or (b)
eligible for sale under Rule 144(k) under the Exchange Act; and (2) be acquired in bona fide secondary market transactions. If the mortgage securities are the securities of the company or an affiliate thereof, they will be registered under the Securities Act, even if they satisfy the requirements of the preceding sentence. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

THE MORTGAGE LOANS

         Each of the mortgage loans will be a type of mortgage loan described or referred to below, with any variations described in the related prospectus supplement:

          o    Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

          o    Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

          o    Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one- year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related
               prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus
               supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

          o    Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified

                                        6

               periodic payment dates thereafter, to equal the sum of the Note
               Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus
               supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis;
               provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

          o    Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

          o    Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its
               approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

          o    Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term.

          o    Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

          o    Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan;

          o    Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement; or

          o    Another type of mortgage loan described in the related prospectus supplement.

         The mortgage pool may contain mortgage loans secured by junior liens.
The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as

                                        7

well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2)
the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement.
Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

         A multifamily, commercial or mixed-use loan may contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be
"rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the
Seller. If specified in the related prospectus supplement, upon any conversion or modification, the

                                        8

depositor, the related master servicer, the related servicer, the applicable
Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

          o    funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

          o    if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds or

          o    additional funds to be contributed over time by the mortgagor's employer or another source.

See "Description of the Securities--Payments on Mortgage Loans; Deposits to
Certificate Account."

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus supplement for each series of securities will contain information, to the extent known or reasonably ascertainable, as to the loss and delinquency experience of the Seller and/or the master servicer (if the master servicer is directly servicing the mortgage loans) and/or one or more of the servicers, with respect to mortgage loans similar to those included in the trust fund. Information generally will be provided when the Seller and/or master servicer (if the master servicer is directly servicing the mortgage loans)
and/or a servicer (in the case of servicers directly servicing mortgage loans in a trust fund in excess of 10% of the total) have a seasoned portfolio of mortgage loans similar to those included in the trust.

         The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the company, on an approximate basis, as to the following:

          o    the aggregate principal balance of the mortgage loans,

          o    the type of property securing the mortgage loans,

          o    the original or modified terms to maturity of the mortgage loans,

          o    the range of principal balances of the mortgage loans at
               origination or modification,

          o    the earliest origination or modification date and latest maturity date of the mortgage loans,

          o    the Loan-to-Value Ratios of the mortgage loans,

                                       9

          o    the mortgage rate or range of mortgage rates borne by the
               mortgage loans,

          o    if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

          o    the geographical distribution of the mortgage loans,

          o    the percentage of buydown mortgage loans, if applicable, and

          o    the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be available upon request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission within fifteen days after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted in the Current Report on Form
8-K. In no event, however, will more than 5% (by principal balance at the cut-off date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

         The company will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the
Securities" and "The Agreements." The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under "Servicing of Mortgage
Loans--Servicers," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities--Advances") or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

UNDERWRITING STANDARDS

         Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the company from its parent, Home Star Mortgage Services,
LLC, or may be purchased directly or indirectly from other Sellers. The mortgage loans, as well as mortgage loans underlying mortgage securities, will have been originated in accordance with underwriting standards acceptable to the company or its affiliates and generally described below and in the related prospectus supplement. Any mortgage loan not directly underwritten by the company or its affiliates may be reunderwritten by the company or its affiliates. The reunderwriting standards of the company or its affiliates for these mortgage loans generally will be in accordance with the same standards as those for mortgage loans directly underwritten, with any variations described in the related prospectus supplement.

                                       10

         The underwriting standards to be used in originating the mortgage loans are generally intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan. Important considerations in underwriting a mortgage loan may be (1) whether the mortgagor has sufficient monthly income available to meet the mortgagor's monthly obligations on the proposed mortgage loan and other expenses related to the home (including property taxes and hazard insurance)
and/or (2) the mortgagor's credit history. The mortgagor's credit history will be more important in limited or no document programs. The Loan-to-Value Ratio of the mortgage loan is another critical factor. The type and use of the mortgaged property are also considerations in the underwriting of the mortgage loans.

         High LTV Loans are underwritten with an emphasis on the
creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period which is to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan)
secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the
Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

                                       11

         Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have
Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property.
As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup.
In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage
Loans--Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Insurance
Policies--FHA Insurance" and "--VA Insurance" in this prospectus.

                                       12

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

          o    any required hazard and primary mortgage insurance policies were effective at the origination of the mortgage loan, and each the policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the company;

          o    with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the
               Seller by the company, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to
               permissible exceptions set forth therein) the lien status of the mortgage or (C) a title search was done by the Seller or some other type of "short-form" title insurance was obtained;

          o    the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

          o    there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance
               exceptions);

          o    to the best of the Seller's knowledge, the related mortgaged property is free from damage and in good repair;

          o    there are no delinquent tax or assessment liens against the related mortgaged property;

          o    the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

          o    the mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given.
Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-

                                       13

stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         The company will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the company).

         As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a
REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified
Substitute Mortgage Loan generally will, on the date of substitution:

          o    have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

          o    have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage
               Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

          o    have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of
               substitution,

          o    have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan and

                                       14

          o    comply with all of the representations and warranties made by the
               Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

         The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the
Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's repurchase obligation will not become an obligation of the company or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the company nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the company or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the company nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carryout their repurchase obligations. A default by a Seller is not a default by the company or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the company or the master servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the
company or the master servicer may have a repurchase or substitution obligation.
Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by
Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement.

                                       15

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by
90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

                           SERVICING OF MORTGAGE LOANS

GENERAL

         The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A Form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

         With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the company or any of its affiliates. The related prospectus supplement will describe any material differences between the servicing described below and the servicing of the mortgage loans underlying mortgage securities in any mortgage pool.

THE MASTER SERVICER

         The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the company. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The master servicer for any mortgage pool, directly or through subservicers, will be obligated under the pooling and servicing agreement or servicing agreement to service and administer the mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing,

                                       16

the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, the master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

         Under a pooling and servicing agreement or a servicing agreement, a master servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property.
Generally, the related master servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of
Mortgage Loans."

                                       17

         Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-
encumbrance clause, the master servicer may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage loan subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.
See "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA
loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing these requests will be retained by the master servicer as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption.
The master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The master servicer for any mortgage pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items;
adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar

                                       18

proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See "Description of
Credit Enhancement."

SUBSERVICERS

         A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party subservicers, but the master servicer will remain liable for its obligations under the related pooling and servicing agreement or servicing agreement. The master servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the master servicer's compensation pursuant to the related pooling and servicing agreement or servicing agreement is sufficient to pay the subservicer's fees. Each subservicer will be entitled to reimbursement for some of the expenditures which it makes, generally to the same extent as would the master servicer for making the same expenditures. See "--Servicing and Other
Compensation and Payment of Expenses; Retained Interest" below and "Description of the Securities--The Certificate Account."

SPECIAL SERVICERS

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.
Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, the master servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation
Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Certificate Account in accordance with the pooling and servicing agreement or servicing agreement).

         However, unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an

                                       19

"owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

                  (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental
         Legislation."

         The master servicer will not be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage loan in default, the master servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer (or any subservicer) from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided above, the master servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer may only do this if the master servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

                                       20

         With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the company, an affiliate of the company, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement.
Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and
Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an
ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property"within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the
Code, and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code with respect to the property.

         If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to reimburse itself from the
Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related

                                       21

prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Primary
Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable
Certificate Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account. Any additional servicing compensation will be described in the related prospectus supplement. Any subservicer will receive a portion of the master servicer's compensation as its subservicing compensation.

         In addition to amounts payable to any subservicer, the master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of subservicers and Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and Sellers under limited circumstances. In addition, the master servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance
Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         The prospectus supplement for a series of securities will specify whether there will be any interest in the mortgage loans retained by the company. Any retained interest will be a specified portion of the interest payable on each mortgage loan in a mortgage pool and will not be part of the related trust fund. Any retained interest will be established on a loan-by-loan basis and the amount thereof with respect to each mortgage loan in a mortgage pool will be specified on an exhibit to the related pooling and servicing agreement or servicing agreement. Any partial recovery of interest in respect of a mortgage loan will be allocated between the owners of any retained interest and the holders of classes of securities entitled to payments of interest as provided in the related prospectus supplement and the applicable pooling and servicing agreement or servicing agreement.

                                       22

         If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest
Shortfalls resulting from mortgagor prepayments during that period. See "Yield
Considerations."

EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the company and the trustee (and to the master servicer if such statement is being furnished with respect to a subservicer) to the effect that, on the basis of an examination by the firm conducted substantially in compliance with the Uniform
Single Attestation Program for Mortgage Bankers or the Audit Program for
mortgages serviced for Freddie Mac, the servicing of mortgage loans under agreements (including the related pooling and servicing agreement or servicing agreement) substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage
Bankers or the Audit Program for mortgages serviced for Freddie Mac requires it to report. In rendering its statement the firm may rely, as to the matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit
Program for mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to those subservicers which also have been the subject of this type of examination. If the master servicer has not, during the course of a fiscal year, directly serviced any of the mortgage loans, such accountants statement will only be provided with respect to the servicers of the mortgage loans and no such accountants statement will be provided with respect to the master servicer.

         Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the master servicer to the effect that, to the best knowledge of each officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status thereof.
This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement. In addition, pursuant to its respective servicing agreement, one or more officers of each servicer will also be required to provide the foregoing annual statement to the master servicer prior to the time that the master servicer is required to deliver its annual statement to the trustee.

         Copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by securityholders without charge upon written request to the master servicer or trustee.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The securities will be issued in series. Each series of certificates
(or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part.
Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuer and the trustee, similar to the form filed as an exhibit to the registration statement of which this

                                       23

prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the company and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the company in the event of the bankruptcy
Seller or the company. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the securities common to each Agreements.

         Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement.
Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

          o    the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the company or any of its affiliates with respect to each mortgage loan;

          o    all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Certificate Account as described below;

          o    any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

          o    hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

          o    the rights of the company under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

          o    any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange
               agreements as described under "Description of Credit
               Enhancement."

         If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

         Each series of securities may consist of any one or a combination of the following:

          o    a single class of securities;

                                       24

          o    two or more classes of securities, one or more classes of which will be senior in right of payment to one or more of the other classes, and as to which some classes of senior (or subordinate)
               securities may be senior to other classes of senior (or
               subordinate) securities, as described in the respective
               prospectus supplement;

          o    two or more classes of securities, one or more classes of which will be Strip Securities;

          o    two or more classes of securities which differ as to the timing, sequential order, rate, pass-through rate or amount of
               distributions of principal or interest or both, or as to which distributions of principal or interest or both on a class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes"
               and "targeted amortization classes"), or on the basis of
               collections from designated portions of the mortgage pool, and which classes may include one or more classes of Accrual
               Securities; or

          o    other types of classes of securities, as described in the related prospectus supplement.

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating
Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under "Description of Credit Enhancement," or by any combination of the foregoing.

         If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related
REMIC, as defined in the Code. As to each series of certificates as to which a
REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

         Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "securityholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

         If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the

                                       25

clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

         If securities are issued as DTC Registered Securities, no Beneficial
Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the company elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events,
Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC
Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial
Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

         Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may
experience delays in the receipt of payments in respect of their securities.
Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the company, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL SECURITIES

         Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global
Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The
Global Securities will be traceable as home market instruments in both the
European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and
Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

                                       26

         Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of
Clearstream and Euroclear System (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of interests in Global
Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and
Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their interests in Global Securities through
DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same- day funds on the settlement date.

         Investors electing to hold their interests in Global Securities through
Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global
Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a
Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear System participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global
Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System.
Under this approach, they may

                                       27

take on credit exposure to Clearstream or Euroclear System until the Global
Securities are credited to their account one day later. As an alternative, if
Clearstream or Euroclear System has extended a line of credit to them,
Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear System participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global
Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a
Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global
Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days.
For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or
Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or
Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date
(i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to
Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          o    borrowing through Clearstream or Euroclear System for one day
               (until the purchase side of the trade is reflected in their
               Clearstream or Euroclear System accounts) in accordance with the clearing system's customary procedures;

          o    borrowing the Global Securities in the U.S. from a DTC
               participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

          o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System
               participant.

                                       28

         A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers'
securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial
holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United
States Tax Withholding). If the information shown on Form W-8BEN changes, a new
Form W- 8BEN must be filed within 30 days of that change.

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a
Trade or Business in the United States).

         Non-U.S. Persons residing in a country that has a tax treaty with the
United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate
Certificate). Form W-8BEN may be filed by Noteholders or their agent.

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
Certification).

         The holder of an interest in a Global Security or, in the case of a
Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United
States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person.
This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.
Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of securities, the company will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the company or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the company in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement.

                                       29

The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         In addition, the company will, as to each mortgage loan, other than mortgage loans underlying any mortgage securities and other than Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

          o    the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

          o    the mortgage with evidence of recording indicated on the mortgage
               (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

          o    an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security
               agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy
               agreements),

          o    any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

          o    if applicable, any riders or modifications to the mortgage note and mortgage, and

          o    any other documents set forth in the related pooling and
               servicing agreement, mortgage loan purchase agreement or
               servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the company delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the company cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the company will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The company will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the company cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the

                                       30

depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating
Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the company or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the company and between the company and the trustee.

         As to each Contract, the company will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

          o    the original Contract endorsed, without recourse, to the order of the trustee,

          o    copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the
               Contract, and

          o    a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the company will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

         The company will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the company, and the related Seller. If the related
Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage
Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage
Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for)
the affected mortgage loan or mortgage security as described above. The company will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This

                                       31

repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the company or the master servicer.

         Except as to mortgage loans underlying any mortgage securities, the
Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan
(for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage
Loan in accordance with the provisions for substitution by Sellers as described above under "The Mortgage Pools--Representations by Sellers." This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by the company. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

         Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through subservicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under
"Servicing of Mortgage Loans." Each of the company and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

CERTIFICATE ACCOUNT

         General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a
Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Certificate Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any Permitted Investments shall not cause the company to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Certificate Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits. With respect to each series of securities, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the Certificate Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

                                       32

          o    all payments on account of principal, including principal
               prepayments, on the mortgage loans;

          o    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or subservicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the company;

          o    all payments on the mortgage securities;

          o    all Insurance Proceeds and Liquidation Proceeds;

          o    any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of
               securities as described under "Description of Credit
               Enhancement";

          o    any advances made as described under "--Advances" below;

          o    any Buydown Funds (and, if applicable, investment earnings on the
               Buydown Funds) required to be paid to securityholders, as
               described below;

          o    any amounts paid by the master servicer to cover Prepayment
               Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained
               Interest";

          o    to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

          o    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

          o    any other amounts required to be deposited in the Certificate
               Account as provided in the related pooling and servicing
               agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus
               supplement.

         With respect to each buydown mortgage loan, the master servicer will be required to deposit the related Buydown Funds provided to it in a Buydown
Account which will comply with the requirements set forth in this prospectus with respect to the Certificate Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer nor the company will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit in the Certificate Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown
Funds)for each buydown mortgage loan that, when

                                       33

added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related trust fund.

         If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the
Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer generally will be required to withdraw from the Buydown Account and deposit in the Certificate Account the
Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that
Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown
Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the primary insurer, any pool insurer or any other insurer), the master servicer will be required to withdraw from the Buydown
Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Certificate Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer may make withdrawals from the Certificate
Account for the related trust fund for any of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

          (1)  to make distributions to the related securityholders on each distribution date;

          (2)  to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "--Advances" below, these reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

          (3)  to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent
               Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income
               collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

                                       34

          (4)  to reimburse the master servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

          (5)  if and to the extent described in the related prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit
               enhancement) interest accrued on the advances described in clause
               (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

          (6)  to reimburse the master servicer, the company, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain
               Matters Regarding the Master Servicer and the Company";

          (7)  if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

          (8)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Trustee";

          (9)  to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (10) to pay (generally from related income) the master servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

          (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Federal
               Income Tax Consequences--REMICS--Prohibited Transactions and
               Other Possible REMIC Taxes";

          (12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

          (13) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

          (14) to pay to itself, the company, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing

                                       35

               agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

          (15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

          (16) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to
               multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Servicing of Mortgage
               Loans--Realization Upon or Sale of Defaulted Mortgage Loans"; and

          (17) to clear and terminate the Certificate Account upon the termination of the trust fund.

DISTRIBUTIONS

         Distributions on the securities of each series will be made by or on behalf of the related trustee or master servicer on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder's Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

         Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

                                       36

         Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual
Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series.
Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment
Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement.
Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

                                       37

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the
Sellers of additional mortgage loans to the related trust after the Closing
Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 40% of the aggregate outstanding principal balance of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers
(whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS

         Prepayment premiums will generally be retained by the master servicer or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

ADVANCES

         If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the available distribution amount for the related series of securities for the distribution date, an amount up to the aggregate of any payments of interest (and, if specified in the related prospectus supplement, principal) that were due on or in respect of the mortgage loans during the related Due Period and were delinquent on the related
Determination Date. No notice will be given to the

                                       38

certificateholders of these advances. Scheduled payments on the mortgage loans in any trust fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related master servicer or other specified person, be distributed on the distribution date next succeeding the Determination Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's own funds will be reimbursable out of related recoveries on the mortgage loans
(including amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer; and, if previously made by a master servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Certificate Account, the master servicer that advanced the funds will be required to replace the funds in the Certificate Account on any future distribution date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer to make advances maybe secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreement or servicing agreement, and may differ from the provisions described above.

REPORTS TO SECURITYHOLDERS

         With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

          o    the amount, if any, of the distribution allocable to principal;

          o    the amount, if any, of the distribution allocable to interest;

          o    the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

          o    the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any subservicer);

          o    the aggregate amount of advances included in the distributions on the distribution date, and

                                       39

               the aggregate amount of unreimbursed advances at the close of business on the distribution date;

          o    the aggregate principal balance of the mortgage loans in the related mortgage pool on, or as of a specified date shortly prior to, the distribution date;

          o    the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one
               scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          o    the balance of the reserve fund, if any, at the close of business on the distribution date;

          o    the amount of coverage remaining under any financial guaranty insurance policy, mortgage pool insurance policy or letter of credit covering default risk and a description of any credit enhancement substituted therefor;

          o    the Special Hazard Amount, Fraud Loss Amount and Bankruptcy
               Amount, if applicable, as of the close of business on the
               applicable distribution date and a description of any change in the calculation of these amounts; and

          o    with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

         In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of
cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third- party or any combination thereof identified in the applicable prospectus supplement. Each component will

                                       40

have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard
Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

         The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See "Description of Credit
Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

         The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby. See "Description of
Credit Enhancement--Reduction or Substitution of Credit Enhancement." If
specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

         In general, references to "mortgage loans" under this "Description of
Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

SUBORDINATE SECURITIES

         If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities.
In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to)
some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

CROSS-COLLATERALIZATION

         If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on

                                       41

subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

         A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

         Any mortgage pool insurance policy obtained by the company for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage
Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under "Maintenance of Credit Enhancement," the master servicer will use reasonable efforts to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary
Insurance Policy, irrespective of the reason therefor.

                                       42

LETTER OF CREDIT

         If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any special hazard insurance policy covering Special Hazard Losses obtained by the company for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Description of Primary Mortgage
Insurance, Hazard Insurance; Claims Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials
(except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

         Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the subservicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or subservicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid
(all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property.
The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the

                                       43

total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the
Seller or the company.

RESERVE FUNDS

         If so provided in the related prospectus supplement, the company will deposit or cause to be deposited in a reserve fund account any combination of cash, one or more irrevocable letters of credit or one or more Permitted
Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the company or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the company or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

         In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the company, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

         Amounts deposited in any reserve fund for a series will be invested in
Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

                                       44

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer.
Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

         If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series, the trustee will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the company, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If
coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under"Description of Credit Enhancement--Special Hazard
Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or
Agencies.

         The master servicer, on behalf of itself, the trustee and
securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage

                                       45

loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related certificate Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related
Certificate account. In those cases in which a mortgage loan is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a subservicing account that generally meets the requirements for the Certificate Account prior to being delivered to the master servicer for ultimate deposit to the related Certificate Account.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected.
Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the company, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

                                       46

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

         The trustee on behalf of a trust fund may enter into interest rate or other swaps and related caps, floors and collars to minimize the risk to securityholders from adverse changes in interest rates or to provide credit support, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered
Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates.
Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S.
Treasury Bill rates.

         Swaps may include "total return swaps," where all or a portion of the total amount of interest and principal on a security is paid by a third-party in exchange for an up front payment or a stated periodic payment, and "credit derivatives" where credit enhancement is provided in the form of a swap agreement, and which may include a "credit support annex" where securities, rights, or other amounts are pledged as collateral for the performance of the counterparty. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of total return swaps, credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

         Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

         There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or other derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the

                                       47

accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

          DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

         The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the company to be covered by a Primary
Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the
Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). The company will represent and warrant that, to the best of the company's knowledge, mortgage loans of this type are so covered. This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance
Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date.
Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

          o    the insured percentage of the Primary Insurance Covered Loss;

          o    the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

          o    at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the

                                       48

               mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

         As conditions precedent to the filing or payment of a claim under a
Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

          o    advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and
               foreclosure and related costs;

          o    in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy
               (ordinary wear and tear excepted); and

          o    tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the company had knowledge of the Primary Insurance
Policy. In the event the company gains knowledge that as of the Closing Date, a mortgage loan which required a Primary Insurance Policy did not have one, then the master servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that the policy is obtainable at a reasonable price. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement
Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims- paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool
insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan except that, if generally available, the coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis.
The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or subservicers.

                                       49

         As set forth above, all amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer's normal servicing procedures) will be deposited in the related Certificate Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the applicable certificate Account all sums which would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard
Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the subservicers by mortgagors.

                                       50

FHA MORTGAGE INSURANCE

         The Housing Act authorizes various FHA mortgage insurance programs.
Some of the mortgage loans may be insured under either Section 203(b), Section
221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section
203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section
221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any
FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

         The mortgage loans may also be insured under Title I Program of the
FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to
30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount

                                       51

payable on the guaranty exceed the amount of the original guaranty.
Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a
VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the company for VA loans in excess of amounts specified by the VA.
The amount of the additional coverage will beset forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

                                   THE COMPANY

         The company is Homestar Mortgage Acceptance Corp. The company was incorporated in the State of Delaware on July 2, 2003 as a wholly-owned subsidiary of Home Star Mortgage Services, LLC, a Delaware limited liability company. The company was organized for the purpose of serving as a private secondary mortgage market conduit. The company does not have, nor is it expected in the future to have, any significant assets.

         The company maintains its principal office at W. 115 Century Road,
Paramus, New Jersey 07652. Its telephone number is (201) 225-2000.

                                 THE AGREEMENTS

GENERAL

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the company, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuer and the trustee. The Issuer will be created pursuant to an owner trust agreement between the company and the owner trustee.

         Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each
Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe any provision of the related Agreements that materially differs from the description thereof set forth below. The company will provide a copy of the
Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Company".

                                       52

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

         The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the company and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the company, and any director, officer, employee or agent of the master servicer or the company are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement)
and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the company will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability.
The master servicer or the company may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the company, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie
Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the company and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

                                       53

EVENTS OF DEFAULT AND RIGHTS UPON EVENT DEFAULT

         Pooling and Servicing Agreement

         Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

          o    any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is so
               required, to distribute to the holders of any class of
               certificates of the series any required payment which continues unremedied for 5 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the company, or to the master servicer, the company and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

          o    any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to the series of certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and
               servicing agreement) after the giving of written notice of the failure to the master servicer by the trustee or the company, or to the master servicer, the company and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights)
               in the related trust fund;

          o    events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement; and

          o    any failure of the master servicer to make advances as described in this prospectus under "Description of the
               Securities--Advances."

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

         So long as an event of default remains unremedied, either the company or the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund the trustee shall, by written notification to the master servicer and to the company or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as certificateholder) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the company and with the company's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least
$15,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid,

                                       54

which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

         No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights)in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee, (3) the trustee receives reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (4) the trustee for a reasonable time after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates affected by a default or event of default may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under "--Events of Default" above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non- consenting certificateholder.

         Servicing Agreement

         For a series of notes, a servicing default under the related servicing agreement generally will include:

          o    any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is so
               required, to distribute to the holders of any class of notes or
               Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

          o    any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of securities which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

          o    events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

          o    any other servicing default as set forth in the servicing
               agreement.

         So long as a servicing default remains unremedied, either the company or the trustee may, by written notification to the master servicer and to the
Issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity
Certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement
(other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the

                                       55

master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement).
Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

         Indenture

         For a series of notes, an event of default under the indenture generally will include:

          o    a default for five days or more (or other period of time
               described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

          o    failure to perform any other covenant of the company or the trust fund in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

          o    any representation or warranty made by the company or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related prospectus
               supplement;

          o    events of bankruptcy, insolvency, receivership or liquidation of the company or the trust fund, as specified in the indenture; or

          o    any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2)
the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders 66 of 2/3% of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and

                                       56

expenses. As a result, upon the occurrence of the event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

         No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2)
the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the Note Balances of that class.

AMENDMENT

         Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

          o    to cure any ambiguity,

          o    to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

          o    to change the timing and/or nature of deposits in the Certificate
               Account, provided that (1) the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (2) the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable
               Rating Agency,

          o    if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions
               (A) to the extent as shall be necessary to maintain the
               qualification of the trust fund as a REMIC or to avoid or
               minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or
               desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to
               restrict the transfer of the REMIC Residual Certificates,
               provided that the company has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC
               Residual Certificates to a non-permitted transferee,

          o    to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof,

                                       57

               provided that the action will not adversely affect in any
               material respect the interests of any certificateholder, or

          o    to amend specified provisions that are not material to holders of any class of certificates offered under this prospectus.

         The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage
Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the company, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose; provided, however, that the amendment may not:

          (1)  reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

          (2)  adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 66% of the aggregate voting rights of the class or

          (3)  reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

TERMINATION; RETIREMENT OF SECURITIES

         The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee and the company, respectively) will terminate upon the payment

                                       58

to securityholders of that series of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the
Agreements following the earlier of (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan,
REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer or the company or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the
REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or
(b)if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates, from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer or the company will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than
25%) of the aggregate principal balance of the certificates as of the Closing
Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer or the company, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer or the company. In no event, however, will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, the company or, if applicable, the holder of the REMIC
Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, the company or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase proceeds are to be distributed to securityholders being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

         Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

                                       59

THE TRUSTEE

         The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the company and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of
America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

DUTIES OF THE TRUSTEE

         The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Certificate
Account for the series or any other account by or on behalf of the master servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Certificate Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the company will be obligated to appoint a successor trustee. The company may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the company will be obligated to appoint a successor trustee.
The trustee may also be removed at anytime by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                       60

                              YIELD CONSIDERATIONS

         The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

         A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of the security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest) and, in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage
Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations made in respect of the mortgage loans by the company, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and
"Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the
Strip Securities, as applicable.

         With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

         In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase.
Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. This class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. Extremely rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of

                                       61

principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the company)
may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See "Servicing of Mortgage Loans--Servicing and Other
Compensation and Payment of Expenses; Retained Interest".

         The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment.
For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The trust fund with respect to any series may include convertible ARM
Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which

                                       62

are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination(initial mortgage rates are generally lower than the sum of the
Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred
Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. All of the mortgage loans may be prepaid without penalty in full or in part at anytime. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

         With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and

                                       63

prevailing general economic conditions. None of the company, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage
Loans--Collection and Other Servicing Procedures" and "Legal Aspects of the
Mortgage Loans--Enforceability of Certain Provisions" for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM
Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates)plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans.
In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

         If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See
"Yield Considerations."

         There can be no assurance as to the rate of prepayment of the mortgage loans. The company is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the company that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

                                       64

         As described in this prospectus and in the prospectus supplement, teamster servicer, the company or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See "The Agreements--Termination; Retirement of Securities."

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

MORTGAGES

         Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as"mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related
Manufactured Homes to secure repayment of the loan. However, as Manufactured
Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor or agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

                                       65

COOPERATIVE MORTGAGE LOANS

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The
Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the
Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the
Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the
Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as
tenant-stockholders) who, through ownership of stock or shares in the
Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender

                                       66

may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives"
below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation"within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

LEASES AND RENTS

         Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the
Contract to, effect the notation or delivery of the required

                                       67

documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a
"fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured
Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a
UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the
Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

         The company will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the company, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the company or the Seller will continue to be named as the secured party on the certificates of title relating to the
Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the company's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the company or Seller.

         In the absence of fraud, forgery or permanent affixation of the
Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the
Manufactured Home. If there are any Manufactured Homes as to which the company has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the company did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a
Manufactured Home; accordingly, the company must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of
Manufactured Homes registered in states that provide for notation

                                       68

of lien, the company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the company would have the opportunity to re-perfect its security interest in the
Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to take these steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a
Manufactured Home take priority even over a perfected security interest. The company will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a
Contract. However, these liens could arise at any time during the term of a
Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

FORECLOSURE ON MORTGAGES AND SOME CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action.
Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same

                                       69

states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit
Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees.
Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily- prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the

                                       70

proprietary lease or occupancy agreement, even while pledged, for failure by the tenant-stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the
Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement.
Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the
Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.
The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York
UCC requires that a sale be conducted in a "commercially reasonable" manner.
Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement.

                                       71

If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and other Limitations on Lenders"
below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         General. Repossession of manufactured housing is governed by state law.
A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current)
before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

          o    Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence
               immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process
               (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the
               occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

          o    Once repossession has been achieved, preparation for the
               subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

          o    Sale proceeds are to be applied first to repossession expenses
               (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a
               deficiency judgement in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the
               UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

                                       72

         Louisiana Law. Any contract secured by a manufactured home located in
Louisiana will be governed by Louisiana law rather than Article 9 of the UCC.
Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the

                                       73

resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including
California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security;
however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative
Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral
(which, in the case of a cooperative mortgage loan, would be the shares of the
Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy
Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the
Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter
11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

                                       74

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified.
These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter
13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy
Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.
These laws include the federal Truth-in-Lending Act, Real Estate Settlement
Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair
Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Conservation Act amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The

                                       75

Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.
The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the company has not made and will not make the evaluations prior to the origination of the Secured
Contracts. Neither the company nor any replacement Servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the company will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

         In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include
TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as
implemented by Regulation X, Equal Credit Opportunity Act, as implemented by
Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.
In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged

                                       76

property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership
Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

ADDITIONAL CONSUMER PROTECTIONS LAWS WITH RESPECT TO CONTRACTS

         Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United
States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

                                       77

         The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the
Contract may also be unable to collect amounts still due under the Contract.
Most of the Contracts in a trust fund will be subject to the requirements of the
FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured
Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF SOME PROVISIONS

         Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain
Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St
Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the master servicer desires to accelerate the maturity of the related Contract, the master servicer's ability to do so will depend on the enforceability

                                       78

under state law of the due-on-sale clause. The Gain-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases teamster servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

         Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity
Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The Office of
Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and
Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003.
However, the OTS's ruling does not retroactively affect loans originated before
July 1, 2003.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

         The trust fund assets may also consist of installment sales contracts.
Under an installment contract the seller (referred to in this section as the
"lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally

                                       79

responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right.
In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.
Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March
31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law.
Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

                                       80

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage Pools--Representations by
Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title
VIII provides that, notwithstanding any state law to the contrary, (1)
state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,(2)
state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union
Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the
Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The company is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection
Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

                                       81

SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy,
Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the
U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the
Relief Act with an interest rate in excess of 6% per annum, application of the
Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the
Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

         Certain states have enacted or may enact their own versions of the
Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or
RICO activities.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the

                                       82

property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A notable case decided by the United States Court of Appeals, First
Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire,
Massachusetts, Rhode Island and Puerto Rico.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the company, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it

                                       83

relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which This discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

          o    REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

          o    notes representing indebtedness of a trust fund as to which no
               REMIC election will be made, and

          o    Grantor Trust Certificates representing interests in a Grantor
               Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a
"securityholder," "certificateholder" or a "holder" are to the beneficial owner of a security or certificate, as the case may be.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

         Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of
REMIC Certificates, Thacher Proffitt & Wood LLP, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC
Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

                                       84

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the
REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each
REMIC will include provisions designed to maintain the related trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, the
REMIC Certificates will be "real estate assets" within the meaning of Section
856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the
Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the
REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC
Residual Certificates will be interest described in Section 856(c)(3)(B) of the
Code to the extent that the certificates are treated as "real estate assets"within the meaning of Section 856(c)(4)(A) of the Code. In addition, the
REMIC Regular Certificates will be "qualified mortgages" within the meaning of
Section860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC
Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of
REMIC Certificates, in the opinion of counsel to the company, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC
Certificates issued by these REMICs will be considered to evidence ownership of
REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under

                                       85

Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in
that trust fund will be treated as one REMIC.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount. A REMIC Regular Certificate may be issued with
"original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC
Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.
The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular
Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular
Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC
Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing
Date. Under the OID Regulations, the stated redemption price of a REMIC Regular
Certificate is equal to the total of all payments to be made on the certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an
"objective rate," a combination of a single fixed rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates

                                       86

in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the
"accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC
Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC
Regular Certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the
Closing Date, a portion of the purchase price paid for a REMIC Regular
Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the
REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated
redemption price of the REMIC Regular Certificate. However, the OID Regulations
state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment
Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID
Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method.
See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a
description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

                                       87

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period.
The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular
Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption.
The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         Market Discount. A certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the
Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID
Regulations permit a certificateholder to elect to accrue all interest, discount
(including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of

                                       88

the election or thereafter, and possibly previously acquired instruments.
Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC
Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular
Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular
Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that

                                       89

taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section
171of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The
OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market
Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment
Assumption in accruing market discount with respect to REMIC Regular
Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the
Code. The use of an assumption that there will be no prepayments may be required.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular
Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.
However, it appears that a non-corporate holder that does not acquire a REMIC
Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC
Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period.
Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited
Transactions Tax and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates
will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

                                       90

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual
Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual
Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC
Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions"
and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual
Certificateholders may exceed the cash distributions received by the REMIC
Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual
Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the

                                       91

REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC
Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC
Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular
Certificates (that is, under the constant yield method taking into account the
Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates"
above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a
Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of
REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC
Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus)
were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC
Regular certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates
(including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) described therein will not apply.

         If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be

                                       92

amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue
Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See "--Prohibited Transactions Tax and Other Possible
REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of
Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a
REMIC Residual Certificate will be equal to the amount paid for the REMIC
Residual Certificate, increased by amounts included in the income of the REMIC
Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the
REMIC Residual Certificateholder's adjusted basis in its REMIC Residual
Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC
Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which
REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC
Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual
Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual
Certificates will initially equal the amount paid for the REMIC Residual
Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders.
To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC

                                       93

Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual
Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC
Residual Certificates--General" above.

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events. In general, the"excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of
REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual
Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual
Certificate at the beginning of the calendar quarter and 120% of the "long-term
Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased
(but not below zero) by any distributions made with respect to the REMIC
Residual Certificate before the beginning of that quarter. The issue price of a
REMIC Residual Certificate is the initial offering price to the public
(excluding bond houses and brokers) at which a substantial amount of the REMIC
Residual Certificates were sold. The "long- term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30%
United States withholding tax imposed on distributions to REMIC Residual
Certificateholders that are foreign investors. See, however, "--Foreign investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the
Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC
Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations,
transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax."

                                       94

If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "non-economic" REMIC
Residual Certificate. The REMIC Regulations provide that a REMIC Residual
Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual
Certificate, which rate is computed and published monthly by the IRS) on the
REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC
Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.
Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC
Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC
Residual Certificate will not be considered "non-economic" will be based upon assumptions, and the depositor will make no representation that a REMIC Residual
Certificate will not be considered "non-economic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC
Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable
Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury

                                       95

regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular
Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC
Certificate that is an individual, estate or trust, or a "pass-through entity"
beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their tax advisors prior to making an investment in the certificates.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC
Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC
Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular
Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net
Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC
Certificate is held as a capital asset (generally, property held for investment)
within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable
Federal rate" (generally, a rate based on an average of current yields on
Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2)
the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular
Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any

                                       96

market discount included in income under the rules described above under
"--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and"--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual
Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the
Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.
Investors should consult with their tax advisors as to the need to file such form.

         Prohibited Transactions and Other Possible REMIC Taxes. In the event a
REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.
It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net

                                       97

income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the
Closing Date, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to
Certain Organizations. If a REMIC Residual Certificate is transferred to a
"disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment
Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual
Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of
REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after
December 31,1997, notwithstanding the preceding two sentences, in the case of a
REMIC Residual Certificate held by an "electing large partnership," all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second

                                       98

preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

          o    the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

          o    any organization (other than a cooperative described in Section
               521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

          o    any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         Inducement Fees. On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations.
Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC
Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual
Certificateholder's adjusted basis in the certificate, the REMIC Residual
Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related
REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (2)
will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of
REMIC Residual Certificates.

         The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and

                                       99

judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item.
Adjustments made to the REMIC tax return may require a REMIC Residual
Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular
Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the
REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

         Backup Withholding With Respect to REMIC Certificates. Payments of
interest and principal, as well as payments of proceeds from the sale of REMIC
Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A REMIC Regular
Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the
United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax

                                      100

exemption should not apply with respect to a REMIC Regular Certificate held by a
REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of
REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Thacher Proffitt &
Wood LLP, counsel to the company, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a
"noteholder" or a "holder" are to the beneficial owner of a note.

         Status as Real Property Loans

         (1) Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of
Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes generally will be subject to the same rules of taxation as REMIC
Regular Certificates issued by a REMIC, as described above, except that (1)
income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular
Certificate as ordinary income is inapplicable to the notes. See
"--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of
REMIC Certificates."

GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement

                                      101

with respect to the proposed issuance of each series of Grantor Trust
Certificates, Thacher Proffitt & Wood LLP, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor
Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor
Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the company will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the company will deliver an opinion that interest on Grantor Trust Fractional Interest
Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip
Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets"
within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the
Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the company will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which... [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates.
Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest
Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest
Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the
Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are
subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may

                                      102

not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust
Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the
"stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional
Interest Certificates may be subject to those rules if (1) a class of Grantor
Trust Strip Certificates is issued as part of the same series of certificates or(2) the company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust
Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each
Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its
Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest
Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest,"
if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the
Grantor Trust Fractional Interest Certificate at the beginning of the month (see
"Sales of Grantor Trust Certificates") and the yield of the Grantor Trust
Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates)
that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the company, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt

                                      103

instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional
Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997 or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional
Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.
In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment.
Instead, a prepayment should be treated as a partial payment of the stated
redemption price of the Grantor Trust Fractional Interest Certificate and
accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation
of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the
IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount)
or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact.
If the original issue discount or market discount on a Grantor Trust

                                      104

Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in
"Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond
Rules Do Not Apply" and"--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the
extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than
"qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a
"qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any
"points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield.
Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the
IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. However, in the case of certificates not backed by these pools or with respect to taxable years beginning prior to August
5, 1997, it currently is not intended to base the reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional
Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest

                                      105

Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price
(or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See
"Grantor Trust Reporting" below.

         Market Discount. If the stripped bond rules do not apply to the Grantor
Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price
(as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder)
rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated
interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

         Because the mortgage loans will provide for periodic payments of stated
redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount.

                                      106

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest
Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust
Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular
Certificates. See "REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip
Certificates. Except as described above in "Characterization of Investments in
Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the
Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip
Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the
Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and
assumes that the holder of a Grantor Trust Strip Certificate will not own any
Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip
Certificates based on a constant yield method. In effect, each holder of Grantor
Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust
Strip Certificate at the beginning of that month and the yield of the Grantor
Trust Strip Certificate to the holder. The yield would be calculated based on the price

                                      107

paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust
Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the
Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5,
1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip
Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the
Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.
Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip
Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the
Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip
Certificate is treated as an interest in discrete mortgage loans, or if the
Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip
Certificate that is allocable to the mortgage loan.

         Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the
"Contingent Payment Regulations"), but it appears that Grantor Trust Strip
Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to
Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the

                                      108

OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment
Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor
Trust Strip Certificates are bound by the issuer's projected payment schedule.
The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a
Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a
Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent
Payment Regulations or their principles were applied to Grantor Trust Strip
Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor
Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the
Grantor Trust Strip Certificates.

         Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor
Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust
Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)
except as provided under Section 582(c) of the Code. The adjusted basis of a
Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust
Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction"within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.
Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the

                                      109

rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass- through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding. In general, the rules described in
"--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC
Regular certificates in "REMICS--Foreign Investors in REMIC Certificates"
applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after
July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor
Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in
"Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section
4975 of the

                                      110

Code imposes essentially the same prohibited transaction restrictions on Tax
Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section
410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections
401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan's assets, or "Plan Assets,"
and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, having certain specified relationships to a Plan called Parties in Interest unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a
Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the
Plan makes an equity investment if: (1) the entity is an operating company; (2)
the equity investment made by the Plan is either a "publicly-offered security"
that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of
1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL
Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the
DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan.

                                      111

Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the
DOL Regulations.

         The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section
406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied.
For purposes of this section "ERISA Considerations", the term "Underwriter"
includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a
Current Loan-to-Value Ratio or Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

         Third, the securities at the time of acquisition by a Plan or with Plan
Assets must be rated in one of the four highest generic rating categories by an
Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value
Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a
Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth, the trustee cannot be an affiliate of any member of the
"Restricted Group" other than the Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

         Fifth, the sum of all payments made to and retained by the Underwriter or Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the securities Act.

                                      112

         The Exemption permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Exemption.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the
Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the
acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded
Plan is a Plan sponsored by any member of the Restricted Group.

         If the specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the company or an
Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

         Further, if the specific conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The company expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by
Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by
Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code)
for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of
Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan

                                      113

by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the amendment will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by a trust fund, to be transferred to the trust fund within the
Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

          o    as mentioned, the ratio of the amount allocated to the
               pre-funding account to the total principal amount of the
               securities being offered must be less than or equal to 25%;

          o    all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and
               conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

          o    the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the
               Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

          o    solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the
               Closing Date;

          o    either:

                         (1) the characteristics of the additional mortgage
                    loans transferred to the related trust fund after the
                    Closing Date must be monitored by an insurer or other credit support provider which is independent of the company; or

                         (2) an independent accountant retained by the company
                    must provide the company with a letter (with copies provided to the Exemption Rating Agency rating the securities, the
                    Underwriter and the trustee) stating whether or not the
                    characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or
                    prospectus supplement and/or agreement. In preparing the
                    letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which
                    were transferred to the trust fund as of the Closing Date;

          o    the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

                                      114

          o    amounts transferred to any pre-funding accounts and/or
               capitalized interest account used in connection with the
               pre-funding may be invested only in investments which are
               permitted by the Exemption Rating Agencies rating the securities and must:

                         (1) be direct obligations of, or obligations fully
                    guaranteed as to timely payment of principal and interest
                    by, the United States or any agency or instrumentality
                    thereof (provided that the obligations are backed by the
                    full faith and credit of the United States); or

                         (2) have been rated (or the obligor has been rated) in
                    one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted
                    Investments");

          o    the prospectus or prospectus supplement must describe the
               duration of the Pre-Funding Period;

          o    the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial
               institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with
               ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

         The Underwriter's PTE permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

         An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap;" (b) is with an
"eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d)
meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

         An "eligible swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of
Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii)
the portion of the principal balance of such class represented by obligations
("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference)
("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies

                                      115

rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

         A "qualified plan investor" is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

         In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and
Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the
Underwriter's PTE will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

         "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust)
an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and
Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

OTHER EXEMPTIONS

         Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

                                      116

         Prohibited Transaction Class Exemption 83-1. The U.S. Department of
Labor has issued an administrative exemption, Prohibited Transaction Class
Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A
"mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

          o    the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

          o    the trustee may not be an affiliate of the depositor;

          o    and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor's benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

          o    the initial sale, exchange or transfer of certificates is
               expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in
               certificates;

          o    the Plan pays no more for the certificates than would be paid in an arm's length transaction;

          o    no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the
               Plan;

                                      117

          o    the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

          o    at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute
"mortgage pool pass-through certificates," and that the conditions set forth in
PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the DOL Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such
Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded
Plans would also be applicable to the notes as described herein.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to,
Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38
(regarding investments by bank collective investments funds), PTCE 84-14
(regarding transactions effected by "qualified professional asset managers"),
PTCE 95-60 (regarding investments by insurance company general accounts) and
PTCE 96-23 (regarding transactions effected by "in-house asset managers")
(collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

                                      118

         In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets; or (2)
(A) either the acquisition and holding of the note by such purchaser will not result in a non-exempt prohibited transaction under ERISA and the Code and (B)
the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes.
Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuer, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the issuer, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING
CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED
SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE
EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF
A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD
BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO
PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH
RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE
OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section
501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a
REMIC Residual Certificate and held by such an investor will be considered
"unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions."

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund.
Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the company, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

                                      119

         BEFORE PURCHASING AN OFFERED SECURITY IN RELIANCE ON THE EXEMPTION, A
PTCE OR AN INVESTOR- BASED EXEMPTION, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET
INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS
SET FORTH IN THE EXEMPTION, PTCE 83-1 ONE OF THE CLASS EXEMPTIONS OR SECTION
401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED
UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "SECURITY" FOR PURPOSES OF THE
EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF
THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 401(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL
FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE
SECURITIES ON BEHALF OF A PLAN.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                            LEGAL INVESTMENT MATTERS

         Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal
Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the
OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would

                                      120

reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage
Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute
"mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors'
assets. The company will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of certificates will be applied by the company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The company expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the company, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the company from the sale.

         The company intends that offered securities will be offered through the following methods from time

                                      121

to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered securities of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

          o    By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          o    By placements by the company with institutional investors through dealers; and

          o    By direct placements by the company with institutional investors.

         If underwriters are used in a sale of any offered securities (other than in connection with an underwriting on a best efforts basis), the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the company whose identities and relationships to the company will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

         In connection with the sale of the offered securities, underwriters may receive compensation from the company or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered securities may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the company and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the company will indemnify the several underwriters and the underwriters will indemnify the company against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of offered securities of the series.

         The company anticipates that the certificates offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the
Securities Act in connection with reoffers and sales by them of the certificates. Holders of offered securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters, including federal income tax matters, in connection with the securities of each series will be passed upon for the company by Thacher
Proffitt & Wood LLP, New York, New York.

                                      122

                              FINANCIAL INFORMATION

         With respect to each series a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

         The company is subject to the informational requirements of the
Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the company can be inspected and copied at the public reference facilities maintained by the
Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional
Offices located as follows: Chicago Regional Office, 500 West Madison, 14th
Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New
York, New York 10279. Copies of the material can also be obtained from the
Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington,
D.C. 20549, at prescribed rates and electronically through the Commission's
Electronic Data Gathering, Analysis and Retrieval system at the Commission's
Website (http://www.sec.gov). The company does not intend to send any financial reports to securityholders.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the company has filed with the Commission under the Securities Act and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations. See "Description of the Securities--Reports to
Securityholders."

                                      123

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the company with respect to a trust fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. The company will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Homestar Mortgage Acceptance Corp., W. 115 Century Road, Paramus, New
Jersey 07652 or by telephone at (201) 225-2000. The company has determined that its financial statements will not be material to the offering of any offered securities.

                                      124

                                    GLOSSARY

         ACCRUAL SECURITY -- A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

         AFFILIATED SELLER -- Home Star Mortgage Services, LLC, the parent of the company, and their respective affiliates.

         AGREEMENT -- An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

         ARM LOAN -- A mortgage loan with an adjustable interest rate.

         BANKRUPTCY AMOUNT - The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

         BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

         BANKRUPTCY LOSS -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BENEFICIAL OWNER -- A person acquiring an interest in any DTC
Registered Security.

         BENEFIT PLAN INVESTORS -- Plans, as well as any "employee benefit plan"
(as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans(as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include
Plan Assets by reason of a Plan's investment in the entity.

         BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         BUYDOWN FUNDS -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         CERCLA -- The federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

         CERTIFICATE ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund.

         CLEARSTREAM -- Clearstream Banking, societe anonyme, formerly known as
Cedelbank SA.

         CLOSING DATE -- With respect to any series of securities, the date on which the securities are issued.

         CODE -- The Internal Revenue Code of 1986.

                                      125

         COMMISSION -- The Securities and Exchange Commission.

         COMMITTEE REPORT -- The Conference Committee Report accompanying the
Tax Reform Act of 1986.

         CONSERVATION ACT -- The Asset Conservation, Lender Liability and
Deposit Insurance Act of 1996.

         CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         CONTRIBUTIONS TAX -- With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

         COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         CRIME CONTROL ACT -- The Comprehensive Crime Control Act of 1984.

         DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard
Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related trust fund.

         DESIGNATED SELLER TRANSACTION -- A series of securities where the related mortgage loans are provided either directly or indirectly to the company by one or more Sellers identified in the related prospectus supplement.

         DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

         DIDMC -- The Depository Institutions Deregulation and Monetary Control
Act of 1980.

         DOL -- The U.S. Department of Labor.

         DOL REGULATIONS -- Regulations by the DOL promulgated at 29
C.F.R.ss.2510.3-101.

         DTC -- The Depository Trust Company.

         DTC REGISTERED SECURITY -- Any security initially issued through the book-entry facilities of the DTC.

         DUE PERIOD -- The period between distribution dates.

         ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the
FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained

                                      126

by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral
(which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the
Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Certificate Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the
Rating Agencies). Eligible Accounts may or may not bear interest.

         EQUITY CERTIFICATES -- With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuer.

         ERISA -- The Employee Retirement Income Security Act of 1974, as
amended.

         ERISA PLANS -- Employee pension and welfare benefit plans subject to
ERISA.

         EXEMPTION -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July
21,1997), and PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000).

         EXEMPTION RATING AGENCY -- Standard & Poor's, a division of The
McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

         EXCHANGE ACT -- The Securities Exchange Act of 1934, as amended.

         EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

         FRAUD LOSS AMOUNT -- The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

         FTC RULE -- The so-called "Holder-in-Due-Course" Rule of the Federal
Trade Commission.

         GARN-ST GERMAIN ACT -- The Garn-St Germain Depository Institutions Act
of 1982.

         GLOBAL SECURITIES -- The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

         GRANTOR TRUST CERTIFICATE -- A certificate representing an interest in a Grantor Trust Fund.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE -- A Grantor Trust
Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

                                      127

         GRANTOR TRUST STRIP CERTIFICATE -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the company) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the
Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         GRANTOR TRUST FUND -- A trust fund as to which no REMIC election will be made and which qualifies as a "grantor trust" within the meaning of Subpart
E, part I of subchapter J of the Code.

         HIGH COST LOANS -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         HIGH LTV LOANS -- Mortgage loans with Loan-to-Value Ratios in excess of
80% and as high as 150% and which are not be insured by a Primary Insurance
Policy.

         HOMEOWNERSHIP ACT -- The Home Ownership and Equity Protection Act of
1994.

         HOUSING ACT -- The National Housing Act of 1934, as amended.

         INDEX -- With respect to an ARM Loan, the related index, which will be specified in the related prospectus supplement and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San
Francisco, (5) the interbank offered rates for U.S. dollar deposits in the
London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

         INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         INTERMEDIARY -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

         IRS-- The Internal Revenue Service.

         ISSUE PREMIUM -- The excess of the issue price of a REMIC Regular
Certificate over its stated redemption price.

         ISSUER -- With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

         LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or

                                      128

otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the company, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage Pools--Representations by
Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted
Mortgage Loans," "--Assignment of Trust Fund Assets"above and "The Agreements--
Termination."

         LOAN-TO-VALUE RATIO -- With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

         MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United
States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the company.

         NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271- 1273 and 1275 of the Code and in the related
Treasury regulations.

         OTS -- The Office of Thrift Supervision.

         PARITY ACT -- The Alternative Mortgage Transaction Parity Act of 1982.

         PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code.

         PERCENTAGE INTEREST -- With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

         PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

                                      129

         PLAN ASSETS -- "Plan assets" of a Plan, within the meaning of the DOL
Regulations.

         PLANS -- ERISA Plans and Tax Favored Plans.

         PREPAYMENT ASSUMPTION -- With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

         PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the company).

         PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

         PRIMARY INSURER -- An issuer of a Primary Insurance Policy.

         PTCE -- Prohibited Transaction Class Exemption.

         QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a
Deleted Mortgage Loan, meeting the requirements described under "The Mortgage
Pools-- Representations by Sellers" in this prospectus.

         RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

         REALIZED LOSS -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

         RECORD DATE -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

         RELIEF ACT -- Servicemembers Civil Relief Act, formerly known as the
Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         REMIC -- A real estate mortgage investment conduit as defined in
Sections 860A through 860G of the Code.

         REMIC ADMINISTRATOR -- The trustee, the master servicer or another specified party who administers the related REMIC.

                                      130

         REMIC CERTIFICATES -- Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

         REMIC PROVISIONS -- Sections 860A through 860G of the Code.

         REMIC REGULAR CERTIFICATE -- A REMIC Certificate designated as a
"regular interest" in the related REMIC.

         REMIC REGULAR CERTIFICATEHOLDER -- A holder of a REMIC Regular
Certificate.

         REMIC RESIDUAL CERTIFICATE -- A REMIC Certificate designated as a
"residual interest" in the related REMIC.

         REMIC RESIDUAL CERTIFICATEHOLDER -- A holder of a REMIC Residual
Certificate.

         REMIC REGULATIONS -- The REMIC Provisions and the related Treasury regulations.

         REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

         RICO-- The Racketeer Influenced and Corrupt Organizations statute.

         SECURITIES ACT -- The Securities Act of 1933, as amended.

         SELLER -- The seller of the mortgage loans or mortgage securities included in a trust fund to the company with respect a series of securities, who shall bean Affiliated Seller or an Unaffiliated Seller.

         SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

         SPECIAL HAZARD AMOUNT -- The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

         SPECIAL HAZARD LOSS -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         STRIP SECURITY -- A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

         TAX FAVORED PLANS -- Tax-qualified retirement plans described in
Section 401(a) of the Code and on individual retirement accounts described in
Section 408 of the Code.

         TILA -- The Federal Truth-in-Lending Act.

                                      131

         TITLE V -- Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980, enacted in March 1980.

         TITLE VIII -- Title VIII of the Garn-St Germain Act.

         UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust
Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the company.

         UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia
(except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         VALUE -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the
"Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including
"accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used
Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

                                      132

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                        [OPTEUM FINANCIAL SERVICES LOGO]

                      HOMESTAR MORTGAGE ACCEPTANCE CORP.
                                    COMPANY

                                 $754,866,000

                    ASSET-BACKED PASS-THROUGH CERTIFICATES
                                 SERIES 2004-6

                             PROSPECTUS SUPPLEMENT

                           BEAR, STEARNS & CO. INC.

                                  UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS
NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date hereof.